SENIOR SECURED REVOLVING CREDIT AGREEMENT


                  DATED AS OF SEPTEMBER 24, 1996


                               AMONG


                 CAPSTAR MANAGEMENT COMPANY, L.P.,
                           AS BORROWER,

                      CAPSTAR HOTEL COMPANY,
                           AS GUARANTOR,

                     THE LENDERS PARTY HERETO

                                AND

                      BANKERS TRUST COMPANY,
                             AS AGENT











NY1-446326/045,710-644

                                                             PAGE

                 CAPSTAR MANAGEMENT COMPANY, L.P.
                       CAPSTAR HOTEL COMPANY
                         CREDIT AGREEMENT



                         TABLE OF CONTENTS
                                                             Page

                             SECTION 1
                          INTERPRETATION......................  2
     1.1  Certain Defined Terms...............................  2
     1.2Accounting Terms; Utilization of GAAP for Purposes of
          Calculations Under Agreement; Pro Forma............. 49
     1.3  References to Articles, Sections, Exhibits, Schedules and
          Attachments......................................... 49
     1.4  Captions............................................ 50
     1.5  Drafter............................................. 50
     1.6  References to Persons Include Permitted Successors and
          Assigns............................................. 50
     1.7  References to Applicable Law and Contracts.......... 50
     1.8  Herein.............................................. 50
     1.9  Including Without Limitation........................ 50
     1.10 Gender.............................................. 50
     1.11 Singular and Plural................................. 51
     1.12 Knowledge........................................... 51

                             SECTION 2
            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS........ 51
     2.1  Purchase and Sale of Virginia Loan; Commitments; Loans;
          Notes; the Register................................. 51
     2.2  Interest on the Loans............................... 56
     2.3  Fees................................................ 59
     2.4Repayments and Prepayments; General Provisions Regarding
          Payments............................................ 60
     2.5Use of Proceeds....................................... 63
     2.6Special Provisions Governing Eurodollar Rate Loans.... 63
     2.7  Increased Costs; Taxes; Capital Adequacy............ 65
     2.8  Obligation of the Lenders to Mitigate............... 69
     2.9  Acquisition of Properties........................... 69
     2.10 Releases of Pool A Properties and Other Collateral.. 75

                             SECTION 3
                         LETTERS OF CREDIT.................... 78
     3.1Issuance of Letters of Credit and Lenders' Purchase of
          Participations Therein.............................. 78
     3.2  Letter of Credit Fees............................... 80
     3.3Drawings and Reimbursement of Amounts Paid Under Letters of
          Credit.............................................. 81
     3.4  Obligations Absolute................................ 83
     3.5Indemnification; Nature of Issuing Lenders' Duties.... 84
     3.6Increased Costs and Taxes Relating to Letters of Credit 85

                             SECTION 4
                       CONDITIONS PRECEDENT................... 86
     4.1  Conditions to Effectiveness of Commitments.......... 86
     4.2  Conditions to All Loans............................. 96
     4.3  Conditions to Letters of Credit..................... 98

                             SECTION 5
                  REPRESENTATIONS AND WARRANTIES.............. 98
     5.1Organization, Powers, Qualification, Good Standing, Business
          and Subsidiaries.................................... 98
     5.2  Authorization of Borrowing, etc.....................100
     5.3  Financial Condition; Contingent Obligations.........102
     5.4  Properties; Agreements; Licenses....................103
     5.5  Litigation; Adverse Facts...........................105
     5.6  Taxes...............................................105
     5.7Performance of Agreements; Materially Adverse Agreements.106
     5.8  Governmental Regulation; Securities Activities......106
     5.9  Employee Benefit Plans..............................106
     5.10 Certain Fees........................................107
     5.11 Solvency............................................107
     5.12 Disclosure..........................................108
     5.13 Liens on the Collateral.............................108
     5.14 Zoning; Authorizations..............................110
     5.15 Physical Condition; Encroachment; Capital Expenditures111
     5.17 Leases..............................................111
     5.18 Environmental Reports; Engineering Reports; Appraisals;
          Market Studies......................................112
     5.19 No Condemnation or Casualty.........................112
     5.20 Utilities and Access................................112
     5.21 Intellectual Property...............................112
     5.22 Wetlands............................................113
     5.23 Cash Management System..............................113
     5.24 Labor Matters.......................................113
     5.25 Employment and Labor Agreements.....................114

                             SECTION 6
                       AFFIRMATIVE COVENANTS..................114
     6.1  Financial Statements and Other Reports..............114
     6.2  Common Stock........................................121
     6.3  Corporate Existence; Corporate Separateness etc.....121
     6.4  Taxes and Claims; Tax Consolidation.................122
     6.5  Maintenance of Properties; Repair; Alteration.......123
     6.6  Inspection; Lenders' Meeting; Appraisals............124
     6.7  Compliance with Laws, Authorizations, etc...........124
     6.8  Performance of Loan Documents and Related Documents.125
     6.9  Payment of Liens....................................126
     6.10 Insurance...........................................126
     6.11 Casualty and Condemnation; Restoration..............132
     6.12Renovations..........................................140
     6.13 Brundage Clause.....................................142
     6.14 Interest Rate Protection............................142
     6.15 Cash Management System; Agent Rights; Application of Cash
          Flow; Depository Account Names......................143
     6.16 Capital Reserve Account; Deferred Maintenance.......145
     6.17 O&M Requirements; Certain Post-Closing Environmental
          Covenants...........................................147
     6.18 Management of Properties............................148
     6.19 Intellectual Property...............................148
     6.20 Further Assurances..................................148

                             SECTION 7
                        NEGATIVE COVENANTS....................150
     7.1  Indebtedness........................................150
     7.2  Liens and Related Matters...........................153
     7.3  Investments and Certain Capital Expenditures........154
     7.4  Contingent Obligations..............................157
     7.5  Restricted Junior Payments..........................158
     7.6  Financial Covenants.................................159
     7.7  Fundamental Changes.................................162
     7.8  Zoning and Contract Changes and Compliance..........163
     7.9  No Joint Assessment; Separate Lots..................163
     7.10Transactions with Affiliated Persons.................164
     7.11 Sales and Lease-Backs...............................164
     7.12 Sale or Discount of Receivables.....................165
     7.13 Ownership of Subsidiaries...........................166
     7.14 Conduct of Business; Restrictions on Operations in Canada166
     7.15Properties...........................................167
     7.16 Renovation Expenditures.............................167
     7.17Management Agreements and Servicing Agreements.......167
     7.18 Intellectual Property; Franchise Agreements.........168
     7.19 Material Leases.....................................168
     7.20Changes in Certain Obligations and Documents; Issuance of
          Equity Securities...................................169
     7.21 Fiscal Year.........................................171

                             SECTION 8
                    EVENTS OF DEFAULT; REMEDIES...............171
     8.1  Events of Default...................................171
     8.2  Certain Remedies....................................176

                             SECTION 9
                           MISCELLANEOUS......................179
     9.1Assignments and Participations in Loans and Letters of Credit.
          179
     9.2  Expenses............................................180
     9.3  Indemnity...........................................181
     9.4  No Joint Venture or Partnership.....................184
     9.5  Ratable Sharing.....................................184
     9.6  Amendments and Waivers..............................185
     9.7  Independence of Covenants...........................185
     9.8  Notices.............................................185
     9.9  Survival of Representations, Warranties and Agreements.185
     9.10 Agent's Discretion; Successor Agents................186
     9.11 Obligations Several; Independent Nature of the Lenders'
          Rights..............................................186
     9.12 Remedies of the Borrower............................186
     9.13 Marshalling; Payments Set Aside.....................187
     9.14 Maximum Amount......................................187
     9.15 Severability........................................188
     9.16 Headings............................................188
     9.17 Applicable Law......................................188
     9.18 Successors and Assigns..............................188
     9.19 Consent to Jurisdiction and Service of Process......188
     9.20 Waiver of Jury Trial................................189
     9.21 Counterparts; Effectiveness.........................190
     9.22 Material Inducement.................................190
     9.23 Entire Agreement....................................190
     9.24 Confidentiality.....................................191


                                (i)

                             EXHIBITS


I         FORM OF NOTE
II        FORM OF NOTICE OF BORROWING
III       FORM OF NOTICE OF CONTINUATION
IV        FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
V         FORM OF COMPLIANCE CERTIFICATE
VI        FORM OF BORROWING BASE CERTIFICATE
VII       FORM OF CAPSTAR GUARANTY
VIII      FORM OF AFFILIATE GUARANTY
IX        FORM OF SECURITY AGREEMENT
X         FORM OF TRADEMARK SECURITY AGREEMENT
XI        FORM OF OMNIBUS MANAGEMENT AND LIQUOR LICENSE AGREEMENT
XII       FORM OF CASH MANAGEMENT LETTER
XIII      FORM OF ENVIRONMENTAL INDEMNITY
XIV       FORM OF COLLATERAL ACCOUNT AGREEMENT
XV        FORMS OF OPINIONS OF LOAN PARTIES' COUNSEL
XVI       FORM OF ADDITION CERTIFICATE
XVII      FORM OF NOTICE OF RENOVATION/RESTORATION
XVIII     FORM OF COMPLETION CERTIFICATE

                               (ii)

                             SCHEDULES

1.1A      MBL PROPERTIES
1.1B      MAXIMUM MORTGAGE AMOUNTS
2.1B      LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1J      FRANCHISE AGREEMENTS
4.1K      MATERIAL LEASES AND ESTOPPELS
5.1A      ORGANIZATION AND CAPITALIZATION
5.1B      GOOD STANDING
5.2C      GOVERNMENT CONSENTS
5.3B      CONTINGENT OBLIGATIONS
5.4A1     POOL A PROPERTIES
5.4A2     POOL B PROPERTIES
5.4B      POOL A GROUND LEASES
5.4C      POOL B DOCUMENTS
5.4D      MANAGEMENT AGREEMENTS AND ESTOPPELS
5.4E      SERVICING AGREEMENTS
5.4H      LIQUOR LICENSES
5.5       LITIGATION
5.7       CERTAIN CONTRACTUAL OBLIGATIONS
5.14A     ZONING
5.15B     REQUIRED CAPITAL EXPENDITURES
5.16      INSURANCE
5.21A     INTELLECTUAL PROPERTY
5.22      WETLANDS
5.23      CASH MANAGEMENT SYSTEM
5.25      EMPLOYMENT AND LABOR AGREEMENTS
6.1       FORM OF FINANCIAL STATEMENT
6.12A     APPROVED RENOVATION BUDGETS AND PLANS
6.16B     DEFERRED MAINTENANCE
7.2       PERMITTED ENCUMBRANCES
7.10      AFFILIATE TRANSACTIONS


                               (iii)

             SENIOR SECURED REVOLVING CREDIT AGREEMENT


     This SENIOR SECURED REVOLVING CREDIT AGREEMENT is dated as of September 24, 1996 and entered into among CAPSTAR MANAGEMENT COMPANY, L.P., a Delaware limited partnership (the ``BORROWER''), CAPSTAR HOTEL COMPANY, a Delaware corporation (``CAPSTAR''), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a ``LENDER'' and collectively as the ``LENDERS'') and BANKERS TRUST COMPANY (``BANKERS''), as agent for the Lenders (in such capacity, the ``AGENT'').


                          R E C I T A L S

     A. CapStar is the sole general partner of the Borrower and CapStar LP Corporation, a Delaware corporation and wholly-owned subsidiary of CapStar (``CAPSTAR SUB''), is the sole limited partner of the Borrower.

     B. The Borrower, CapStar and their subsidiaries desire that the Lenders provide certain loan facilities, the proceeds of which, together with the proceeds of the Equity Offering (as hereinafter defined), will be used for the general corporate purposes of the Borrower and its Subsidiaries, which include but are not limited to (i) the repayment of existing indebtedness, (ii) the acquisition, ownership, renovation, restoration, management and operation of upscale full service hotels in the United States of America and, to the extent permitted herein, Canada,
(iii) the acquisition and ownership of real property for the expansion of such hotels, (iv) the provision or acquisition and ownership of equity and debt investments in joint ventures or other entities formed to acquire, own, renovate, restore, manage, operate and dispose of such hotels, (v) the acquisition and ownership of certain mortgage loans secured primarily by such hotels and (vi) the acquisition and ownership of certain other equity and debt securities.

     C. CapStar is currently the holder of the Virginia Note in the original principal amount of $18,500,000, under which the Borrower is the obligor.

     D. CapStar desires to sell to the Lenders, and the Lenders desire to purchase from CapStar, the loan evidenced by the Virginia Note (the ``VIRGINIA LOAN''), together with all documents, instruments, certificates, agreements, indemnities and other materials evidencing, governing, securing or otherwise relating to the Virginia Loan (collectively, the ``VIRGINIA DOCUMENTS'').

     E. Simultaneously with the sale of the Virginia Loan to the Lenders, the Borrower and the Lenders desire to amend and restate the Virginia Note and the other Virginia Documents so that all of the agreements of the Loan Parties and the Lenders with respect to the Virginia Loan shall thenceforth be as set forth in this Agreement and in the other Loan Documents.

     F. CapStar, Capstar Sub and the subsidiaries of the Borrower that are Loan Parties (as hereinafter defined) desire to guaranty the obligations of the Borrower under this Agreement.
     G. The Borrower and the other Loan Parties desire to grant Liens in the Collateral in favor of the Agent to secure their respective obligations under the Loan Documents.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, CapStar, the Borrower, the Lenders and the Agent agree as follows:


                             SECTION 1
                          INTERPRETATION

     This Agreement and the other Loan Documents shall be construed and interpreted in accordance with this Section 1.

1.1  CERTAIN DEFINED TERMS.

     The following terms used in this Agreement and the other Loan Documents shall have the following meanings when used herein with initial capital letters:

     ``ABM'' has the meaning assigned to that term in subsection 6.17A.

     ``ACADIA''   means   Acadia   Partners,   L.P.,  a  Delaware   limited
partnership.

     ``ACQUISITION'' means any acquisition by the Borrower or any of its Wholly Owned Subsidiaries of any fee or, to the extent permitted herein, leasehold interest in any hotel property.

     ``ACQUISITION AGREEMENTS'' means, collectively, the agreements entered into by the Borrower and any of its Subsidiaries in connection with an Acquisition by (i) the Borrower or a Wholly Owned Subsidiary pursuant to subsection 2.9A or (ii) by a Wholly Owned Subsidiary of the Borrower pursuant to subsection 2.9B.

     ``ADDITIONAL POOL A PROPERTY'' has the meaning assigned to that term in subsection 2.9A.

     ``ADDITION CERTIFICATE'' means an Officers' Certificate, substantially in the form attached hereto as EXHIBIT XVI, delivered to the Agent pursuant to subsection 2.9A.

     ``ADDITION DATE'' means the following:

          (i) with respect to any Pool A Property listed on Schedule 5.4A, as of the Closing Date, the Closing Date; and

         (ii) with respect to any Additional Pool A Property or any Pool B Property acquired after the Closing Date in accordance with subsection 2.9, the latest to occur of (a) the date on which the Acquisition of such Property is consummated and (b) the date on which all the conditions to such Acquisition set forth in subsection 2.9A or 2.9B, as the case may be, shall have been satisfied with respect to such Property.

     ``ADJUSTED EURODOLLAR RATE'' means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING (i) the Eurodollar offered rate for deposits with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date as set forth on Telerate Page 4756 (or such other page as may, in the opinion of the Agent, replace such page for the purpose of displaying such rate) BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of ``Eurocurrency liabilities'' as defined in Regulation D (or any successor category of liabilities under Regulation D).

     ``ADJUSTED   STOCKHOLDERS'   EQUITY''   means,   as  of  any  date  of
determination, the sum of (i) $147,000,000; PLUS (ii) an amount equal to 50% of the cumulative Consolidated Net Income of CapStar and its Subsidiaries determined from August 23, 1996 to the last day of the calendar quarter ending not less than 30 days before such date of determination for which the Agent has received the financial statements pursuant to subsection 6.1(iii); PLUS (iii) an amount equal to 50% of the aggregate net cash proceeds received by CapStar on or before each such last day from the issuance and sale of Common Stock of CapStar in excess of the 9,250,000 shares of Common Stock issued and sold by CapStar in the Equity Offering.

     ``ADJUSTMENT CONDITION'' means, as of any date of determination after the first Anniversary, that as of the last day of the calendar quarter ending not less than 30 days before such date of determination for which the Agent has received the financial statements pursuant to subsection 6.1(iii), the ratio of Consolidated Total Indebtedness to Consolidated EBITDA (calculated for the 12 consecutive months ending on such last day)
(i) is equal to or less than 3.5 to 1.0 and (ii) shall not have been greater than 3.5 to 1.0 as of any date of determination during the six months ending on such last day.

     ``AFFECTED  LENDER''  has  the  meaning  assigned  to  that  term   in
subsection 2.6C.

     ``AFFECTED LOANS'' has the meaning assigned to that term in subsection
2.6C.

     ``AFFILIATE'' means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, ``control'' (including, with correlative meanings, the terms ``controlling'', ``controlled by'' and ``under common control with''), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     ``AFFILIATE GUARANTY'' means the Affiliate Guaranty by each Loan Party (other than CapStar) and any other Subsidiary of CapStar that becomes a party thereto, substantially in the form of EXHIBIT VIII annexed hereto, as such Affiliate Guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``AGENT'' has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent hereunder.

     ``AGREEMENT'' means this Senior Secured Revolving Credit Agreement dated as of the date first written above among CapStar, the Borrower, the Lenders and the Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

     ``ANNIVERSARY'' means each of the dates that are anniversaries of the Closing Date.

     ``ALTA'' means the American Land Title Association or any successor thereto.

     ``APPLICABLE BASE RATE MARGIN'' means, as of any date of determination, a per annum rate equal to 1.00%; PROVIDED that, at any time after the first Anniversary, the Applicable Base Rate Margin shall be a per annum rate of .75% if and so long as the Adjustment Condition shall occur and be continuing.

     ``APPLICABLE EURODOLLAR RATE MARGIN'' means, as of any date of determination, a per annum rate equal to 2.00%; PROVIDED that, at any time after the first Anniversary, the Applicable Eurodollar Rate Margin shall be a per annum rate of 1.75% if and so long as the Adjustment Condition shall occur and be continuing.

     ``APPLICABLE LAWS'' means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting the Borrower, any Loan Party or the Collateral or any part thereof (including the acquisition, development, construction, Renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all Authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments, either of record or known to the Borrower or any other Loan Party, at any time in force affecting any Property or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Property or any part thereof or
(ii) in any way limit the use and enjoyment thereof; for purposes of usury, Applicable Laws means the law of the State of New York applicable to maximum rates of interest.

     ``APPRAISAL'' means, with respect to any Property, a written appraisal of such Property prepared by an Appraiser and requested by the Agent pursuant to subsection 6.6B or delivered to the Agent pursuant to subsection 2.9 or 4.1N, in each case in form, content and methodology satisfactory to the Agent and in compliance with all applicable legal and regulatory requirements (including the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. <section><section> 3331, et seq., as amended (or any successor statute thereto), and the regulations promulgated thereunder).
     ``APPRAISER'' means CB Commercial Real Estate Group, Inc. or any other independent appraiser selected by the Agent and reasonably acceptable to the Borrower who meets all regulatory requirements applicable to the Agent and the Lenders, who is a member of the Appraisal Institute with a national practice and who has at least 10 years experience with real estate of the same type as the Property to be appraised.

     ``APPRAISED VALUE'' means, as of any date of determination and with respect to any Property, the lesser of (i) the appraised value of such Property, in each case as most recently determined by an Appraisal approved by the Agent on or before such date of determination and (ii) the maximum aggregate principal amount secured by the Mortgage applicable to such Property, as expressly set forth in such Mortgage, as set forth in SCHEDULE 1.1B annexed hereto, as such Schedule shall be modified or supplemented from time to time in accordance with this Agreement, and with respect to which the Borrower has paid from time to time all applicable mortgage or recording taxes.

     ``APPROVED ENVIRONMENTAL CONSULTANT'' means EMG, Inc. or any other qualified, independent environmental consultant reasonably acceptable to the Agent.

     ``ASSIGNMENT OF RENTS AND LEASES'' means each Assignment of Rents and Leases executed and acknowledged by the Loan Party party thereto in favor of the Agent for the benefit of the Agent and the Lenders substantially in the form delivered on or before the Closing Date pursuant to subsection 4.1E(i), as any such Assignment of Rents and Leases may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``ATLANTA AIRPORT PROPERTY'' means the real property, together with all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, located at 4736 Best Road, Atlanta, Georgia and known, as of the date of this Agreement, as the Westin Hotel Atlanta Airport, as more particularly described on SCHEDULE 5.4A1 annexed hereto.

     ``ATLANTA AIRPORT SUB'' means Lepercq Atlanta Renaissance Partners, L.P., a limited partnership.

     ``ATLANTA COLLATERAL ASSIGNMENT'' means that certain Assignment of Deed to Secure Debt and Other Documents dated as of the date hereof by and between the Borrower and the Agent, pursuant to which the Atlanta Documents will be assigned as security for the Obligations, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     ``ATLANTA DOCUMENTS'' means, collectively, (i) the Atlanta Partnership Agreement, (ii) the Atlanta Mortgage, (iii) the Atlanta Note, (iv) the Amended and Restated Loan Agreement dated as of August 23, 1996 between the Atlanta Airport Sub and Borrower, (v) the Amended and Restated Security Agreement dated as of August 23, 1996 by the Atlanta Airport Sub for the benefit of the Borrower and assigned to the Agent, (vi) the Amended and Restated Assignment of Rents and Leases dated as of August 23, 1996 by Atlanta Airport Sub to the Borrower and assigned to the Agent, (vii) the Environmental Indemnity Agreement dated as of August 23, 1996 by the Atlanta Airport Sub for the benefit of the Borrower and assigned to the Agent and (viii) the Amended and Restated Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of August 23, 1996 by the Atlanta Airport Sub to the Borrower and assigned to the Agent; as any of the same may be amended, restated, supplemented or otherwise Modified from time to time to the extent permitted therein and herein.

     ``ATLANTA GP'' means EquiStar Atlanta GP Company, L.L.C., a Delaware limited liability company.

     ``ATLANTA LP'' means EquiStar Atlanta LP Company, L.L.C., a Delaware limited liability company.

     ``ATLANTA MORTGAGE'' means that certain Amended and Restated Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated as of August 23, 1996 executed by the Atlanta Airport Sub in favor of the Borrower and assigned to the Agent, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted therein and herein.

     ``ATLANTA NOTE'' means that certain Consolidated and Amended and Restated Note dated as of August 23, 1996 executed by Atlanta Airport Sub in the original principal amount of $23,609,456, as such note may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted therein and herein.

     ``ATLANTA PARTNERSHIP AGREEMENT'' means the Amended and Restated Agreement of Limited Partnership dated as of June 11, 1987 of LePercq Atlanta Renaissance Parties, LP, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

     ``ATTRIBUTABLE ECONOMIC INTEREST'' means, with respect to any Person as of any date of determination, the number of shares of Capital Stock of any entity of which such Person is the record owner PLUS the total number of shares that such Person would be entitled to receive upon the distribution to such Person by such entity, pro rata with respect to ownership interests of such entity (and without regard to any liabilities of such entity), of all shares of which such Person is deemed to be the beneficial owner but of which other Persons are the record owners.

     ``ATTRIBUTABLE INDEBTEDNESS'' means, when used with respect to any sale and leaseback transaction with respect to which the lease is not accounted for as a Capital Lease, as of any date of determination, the greater of (i) the unamortized portion (determined on a level pay basis over the term of the lease) of an amount equal to 85% of the gross purchase price for the property subject to such transaction; PROVIDED that in connection with any sale to a real estate investment trust, the amount calculated pursuant to this clause (i) shall be net of any security deposit required to be established with the proceeds of such purchase price; and
(ii) the present value (discounted at 10% per annum, compounded on a monthly basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended), as each such amount shall be reasonably determined by the Borrower and certified to the Agent in an Officers' Certificate of the Borrower, together with the information utilized by the Borrower to make such determination; PROVIDED, HOWEVER, that if the applicable lease specifies the amount of a termination fee, liquidated damages or other maximum amount that is payable by the lessee upon a termination (for whatever reason) of the lease by the lessor or the lessee prior to the scheduled termination of the base term or any extension thereof, the amount calculated pursuant to this definition shall not exceed such maximum amount.

     ``AUTHORIZATION'' means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or Renovation of any Improvements located on any Property or for the use, occupancy or operation of any Property and all amendments, modifications, supplements and addenda thereto.

     ``BANKERS'' has the meaning assigned to that term in the introduction to this Agreement.

     ``BANKRUPTCY CODE'' means Title 11 of the United States Code entitled ``Bankruptcy'', as now and hereafter in effect, or any successor statute.

     ``BASE RATE'' means, at any time, the rate per annum that is the higher of (i) of the Prime Rate and (ii) the sum of (a) the Federal Funds Effective Rate PLUS (b) 1/2 of 1.00%.

     ``BASE RATE LOANS'' means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     ``BORROWER'' has the meaning assigned to that term in the introduction to this Agreement.

     ``BORROWING BASE'' means, as of any date of determination from and after the Closing Date through and including the Maturity Date, the amount determined by the Agent as of the last day of the preceding calendar quarter (PROVIDED that if the Agent requests, in accordance with subsection 6.1(ii), that the Borrowing Base Certificate be delivered monthly, then the Borrowing Base shall be calculated as of the last day of the preceding calendar month) or, if subsequent thereto, the most recent Addition Date or Release Date, that is equal to the sum of the Property Amounts in respect of all Designated Pool A Properties as of such date of determination, PROVIDED that the calculation of the amount referred to in this definition shall exclude (i) the amount, if any, by which the Property Amount with respect to any Designated Pool A Property (other than any Designated Pool A Property referred to in clause (ii) of the definition of Property Amount) as of such date of determination otherwise exceeds 20% of the amount determined pursuant to this definition for such period and (ii) the amount, if any, by which the sum of the Property Amounts in respect of Designated Pool A Properties referred to in clause (ii) of the definition of Property Amount as of such date of determination otherwise exceeds 10% of the amount determined pursuant to this definition for such period. The Borrowing Base is subject to (1) reduction from time to time as provided in subsections 2.4B(iii) and 2.10 and (2) adjustment from time to time as provided in the definitions of Property Amount and Property EBITDA.

     ``BORROWING BASE CERTIFICATE'' means a certificate delivered by the Borrower pursuant to Section 4.1C(iv) or subsection 6.1(ii) substantially in the form delivered on the Closing Date pursuant to subsection 4.1C(v).

     ``BUSINESS DAY'' means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     ``CAPITAL EXPENDITURES'' means, with respect to any Property, for any period and as of any date of determination, the sum of (i) 4.0% of Property Gross Revenues from such Property for such period, PROVIDED that, with respect to any Property at which a Renovation costing more than $1,000,000 (as evidenced by written documentation reasonably satisfactory in form and substance to the Agent) has been completed during the 12 consecutive month period ending on the last day of the month immediately preceding the applicable date of determination, such percentage shall be 3.00% for the period from the Addition Date to the first anniversary of such Addition Date; PLUS (ii) the aggregate amount, if any, in excess of 4.0% of Property Gross Revenues which is required to be paid, deposited or reserved by the Borrower or any of its Subsidiaries in respect of such Property for Capital Items pursuant to the Pool B Obligations or any applicable Ground Lease for such period.

     ``CAPITAL ITEMS'' means, with respect to any Property for any period and as of any date of determination, the cost of capital repairs and replacements of all or any portion of the Improvements or any other portion of such Property, including (i) costs of tenant improvements and brokerage commissions payable in connection with lease transactions at any Property,
(ii) costs of environmental audits and monitoring, environmental remediation work or any other costs and expenses incurred with respect to compliance with Environmental Laws, (iii) costs of any Restoration,
(iv) costs of any Renovation, (v) costs of FF&E, (vi) costs of appraisals, valuations, title insurance and inspections and (vii) any other costs incurred in connection with the Properties that are not included in Operating Expenses, in each case to the extent such costs would be capitalized on a balance sheet in accordance with GAAP.

     ``CAPITAL LEASE'' means, with respect to any Person, lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     ``CAPITAL RESERVE ACCOUNT'' means, collectively, one or more interest-bearing accounts to be established and maintained by the Borrower at the offices of the Agent located at 280 Park Avenue, New York, New York, each in the name of ``Bankers Trust Company, as Agent - CapStar Capital Reserve Account,'' with such additional identifying references in such name as the Borrower and the Agent shall agree. Capital Reserve Accounts are not, and do not include, Other Capital Reserve Accounts.

     ``CAPITAL STOCK'' means, with respect to any Person, any capital stock, partnership, limited liability company or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into any of the foregoing), warrants or options to purchase any of the foregoing.

     ``CAPSTAR'' has the meaning assigned to that term in the recitals to this Agreement.

     ``CAPSTAR GUARANTY'' means the CapStar Guaranty by CapStar, substantially in the form of EXHIBIT VII annexed hereto, as such CapStar Guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``CAPSTAR SUB'' has the meaning assigned to that term in the recitals to this Agreement.

     ``CASH'' means  money,  currency  or  a  credit  balance  in a Deposit
Account.

     ``CASH AVAILABLE FOR DEBT SERVICE'' means, with respect to any Pool B Subsidiary for any period and as of any date of determination, an amount equal to Property EBITDA with respect to the Properties owned by such Pool B Subsidiary, as the same shall be determined based upon the financial statements for such Properties for such period and such other information with respect thereto that may be provided by the Loan Parties and their respective Subsidiaries, subject to such adjustments as may reasonably be required by the Agent so that Property EBITDA with respect to such Properties shall be calculated in the same manner as Property EBITDA with respect to Pool A Properties owned by the Loan Parties and their respective Subsidiaries during the entire period; PROVIDED, HOWEVER, that for purposes of the calculation of Property EBITDA under this definition of Cash Available for Debt Service with respect to any Property for any period, Operating Expenses shall include (i) franchise and marketing fees of not less than 7.5% of revenues from room rentals for such period in the event such Property is subject to a Franchise Agreement, (ii) not less than 7.0% of Property Gross Revenues for marketing expenses in the event such Property is not subject to a Franchise Agreement, (iii) all Management Fees in respect of each such Property payable to the Borrower but in no event less than 3.0% of Property Gross Revenues in respect of such Property and
(iv) and a reserve for Capital Items in an amount not less than 4.0% of Property Gross Revenues in respect of each such Property (except to the extent that higher reserves are required by a franchisor under any applicable Franchise Agreement).

     ``CASH   EQUIVALENTS''   means,  as  of  any  date  of  determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or
(b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) Eurodollar deposits due within one year of any commercial banks whose outstanding senior long-term debt securities are rated either A- or higher by S&P or A-3 or higher by Moody's; (v) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) of this paragraph with any bank meeting the qualifications specified in clause (vi) of this paragraph;
(vi) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least ``adequately capitalized'' (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vii) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     ``CASH MANAGEMENT LETTERS'' means (i) each letter agreement with respect to the Local Accounts among the applicable Loan Parties, the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System and the Agent, in each case substantially in the form of EXHIBIT XII annexed hereto with such changes as are acceptable to the Agent, (ii) the Cash Manager Cash Management Agreement, and (iii) all other agreements with or directions to the financial institutions at which Deposit Accounts are located satisfactory to the Agent, in either case pursuant to which, in accordance with subsection 6.15, such financial institutions are to direct funds from such Deposit Accounts to the Concentration Account.

     ``CASH MANAGEMENT SYSTEM'' means the system of Deposit Accounts of Loan Parties and their Subsidiaries pursuant to which all Receipts of Loan Parties and such Subsidiaries (other than the Atlanta Airport Sub and Pool B Subsidiaries) are collected and distributed, all as described in
SCHEDULE 5.23 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

     ``CASH MANAGER'' means Wells Fargo Bank, N.A., or any successor thereto approved by the Agent.

     ``CASH MANAGER CASH MANAGEMENT AGREEMENT'' means the letter agreement delivered pursuant to subsection 4.1E(xi) with respect to the Concentration Accounts by and among the Cash Manager, the Agent and the Borrower.

     ``CASH PROCEEDS'' means, with respect to any sale or other disposition or refinancing of any Property, Cash payments received from such sale or disposition or refinancing.

     ``CLOSING DATE'' means the first date on which each of the conditions set forth in subsection 4.1 are satisfied.

     ``COLLATERAL'' means, collectively, all property (including, without limitation, Capital Stock and promissory notes and other evidences of Indebtedness), whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by CapStar or any of its Subsidiaries or in which CapStar or any of its Subsidiaries has or shall acquire an interest, to the extent of CapStar's or such Subsidiary's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Agent and/or the Lenders or in which a Lien is granted to the Agent and/or the Lenders to secure all or any part of the Obligations, whether pursuant to the Security Documents or otherwise, including, without limitation, the Pool A Properties, the Leases and Rents and rights under the Original Acquisition Documents, the Acquisition Documents and the Management Agreements, and any and all proceeds of the foregoing, but excluding the Excluded Assets.

     ``COLLATERAL ACCOUNT'' has the meaning assigned to that term in the Collateral Account Agreement.

     ``COLLATERAL ACCOUNT AGREEMENT'' means the Collateral Account Agreement executed and delivered by the Borrower and the Agent on or before the Closing Date, substantially in the form of EXHIBIT XIV annexed hereto, pursuant to which the Borrower may pledge cash to the Agent to secure the obligations of the Borrower to reimburse Issuing Lenders for payments made under one or more Letters of Credit, as provided in subsections 2.4B and 8.1, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

     ``COMMERCIAL LETTER OF CREDIT'' means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any of its Subsidiaries.

     ``COMMITMENT'' means the commitment of a Lender to pay the Purchase Price pursuant to subsection 2.1A, to make or maintain Loans pursuant to subsection 2.1B and to issue Letters of Credit and purchase participations therein as provided in subsection 3, and ``COMMITMENTS'' means such commitments of all Lenders in the aggregate.

     ``COMMON STOCK'' means the common stock of CapStar, par value $.01 per share.

     ``COMPLETION CERTIFICATE'' means a certificate of an architect or Engineer substantially in the form of Exhibit XVIII annexed hereto, delivered to the Agent pursuant to subsection 6.11F, 6.11G or 6.12A.

     ``COMPLIANCE CERTIFICATE'' means a certificate delivered to the Agent by the Borrower pursuant to subsection 6.1(v) substantially in the form attached as EXHIBIT V hereto.

     ``CONCENTRATION ACCOUNT'' means, collectively, the accounts established and maintained in the name of the Agent at the offices of the Cash Manager pursuant to the terms of the Security Agreement, to which funds on deposit in the Deposit Accounts included in the Cash Management System are directed by the Agent in accordance with subsection 6.15.

     ``CONDEMNATION PROCEEDS'' means all compensation, awards, damages, rights of action and proceeds awarded to any Loan Party or any of its Subsidiaries by reason of any Taking.

     ``CONSOLIDATED EBITDA'' means, for any period, the remainder of the following:

          (i) the sum, without duplication, of (a) Total Property EBITDA for such period PLUS (b) all revenue of CapStar and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP, that was not included in the calculation of Total Property EBITDA for such period irrespective of whether such income relates to the Properties, including, without limitation and without duplication,
     (1) Management Fees with respect to Properties that shall have been included in the calculation of Operating Expenses for such period and
     (2) payments received by CapStar and its Subsidiaries in respect of Interest Rate Agreements; PROVIDED that the calculation of the amount referred to in this clause (i) shall exclude (v) income expressly excluded from the definition of Property Gross Revenue, (w) income resulting from the write-up of the value of assets, (x) income from interest earned on notes and receivables from affiliates except to the extent actually received, (y) the income of a Joint Venture and income accounted for by the equity method of accounting, in each case except to the extent distributed to CapStar or any of its Subsidiaries, and increases or decreases in earnings attributable to minority interests and (z) the income of any Person acquired in a pooling of interests transaction before the date of acquisition; MINUS

         (ii) all expenses, without duplication, of CapStar and its Subsidiaries (to the extent not deducted from the calculation of Total Property EBITDA) for such period and determined on a consolidated basis in accordance with GAAP, whether or not such expenses relate to the Properties; PROVIDED that the calculation of the amount referred to in this clause (ii) shall exclude any expense related to the charge off of amounts referred to in clause (i) above previously recognized as revenue.

     ``CONSOLIDATED EBITDA-CAP EX'' means, for any period, Consolidated EBITDA MINUS Capital Expenditures with respect to all Properties.

     ``CONSOLIDATED INTEREST EXPENSE'' means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of CapStar and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of CapStar and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

     ``CONSOLIDATED NET INCOME'' means, with respect to any Person as of any date of determination and for any period, the aggregate Net Income of such Person and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, from the first day of such period to the last day of the calendar quarter ending not less than 30 days before such date of determination for which the Agent has received the financial statements pursuant to subsection 6.1(iii); PROVIDED, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to CapStar or one of its Subsidiaries, (ii) the Net Income of any Person that is a Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to any Person or a Wholly Owned Subsidiary of any Person and (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; PROVIDED FURTHER, that for the purpose of determining compliance with subsection 7.6A, both extraordinary gains and extraordinary losses (each determined in accordance with GAAP) shall be excluded from the calculation of Consolidated Net Income.

     ``CONSOLIDATED TOTAL INDEBTEDNESS'' means, as of any date of determination, the sum of the following, without duplication: (i) all Indebtedness of CapStar and its Subsidiaries, determined on a consolidated basis; PLUS (ii) all Contingent Obligations of CapStar and its Subsidiaries to make any Investments or Guaranties; PLUS (iii) all Guaranties of CapStar or any of its Subsidiaries; PLUS (iv) the Letter of Credit Usage MINUS the sum of (a) the Letter of Credit Usage with respect to Letters of Credit supporting other Indebtedness of CapStar or any of its Subsidiaries PLUS
(b) the amount of Cash deposited and held pursuant to the terms of the Collateral Account Agreement; PLUS (v) Attributable Indebtedness; PROVIDED FURTHER that, for purposes of determining satisfaction of the Adjustment Condition, the Borrower may elect by written notice delivered to the Agent to exclude from the calculation of Consolidated Total Indebtedness the lesser of (a) the aggregate principal amount of Loans that have been paid from the net proceeds of the offering of Common Stock (other than the Equity Offering) during the period commencing on the first day of the 12-month period ending on the last day of the month preceding the applicable date of determination and ending on the applicable date of determination and (b) the aggregate principal amount of permanent Commitment reductions pursuant to subsection 2.4B(ii).

     ``CONTINGENT OBLIGATION'' means, with respect to any Person, as of any date of determination and without duplication, any direct or indirect liability, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to the following: (i) any Guaranty; (ii) any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings (including, with respect to the Borrower, Letters of Credit); or (iii) performance, surety and similar bonds in respect of any Restoration, Renovation or other design, construction, restoration, renovation, expansion or repair of any Improvements, in each case with respect to any Property or other hotel property; PROVIDED that Contingent Obligations shall not include (x) other performance, surety and appeal bonds provided in the ordinary course of business consistent with past practices or contemplated by subsection 6.9,
(y) indemnification or contribution obligations in respect of agreements providing for indemnification, adjustment of purchase price or similar obligations or for Guaranties or letters of credit, surety bonds and performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the acquisition or Transfer of a business, asset or Subsidiary (other than Guaranties of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), and (z) indemnification obligations with respect to environmental matters and ``bad deeds'' and other actions (other than the payment of any Indebtedness, Contingent Obligation, Guaranty or other monetary liability) in connection with Indebtedness, Management Agreements, Servicing Agreements, service contracts, Leases, partnerships, agreements, Franchise Agreements, leases, licensing agreements and Ground Leases, in each case on customary terms consistent with industry practice and to the extent that such Indebtedness or agreements are not prohibited by this Agreement and (iv) obligations of the type set forth in clauses (i) - (iii) above and all Indebtedness owed either by any partnership of which such Person is a general partner or by any limited liability company of which such Person is a member and with respect to which Indebtedness such Person has liability under law or by agreement. The amount of any Contingent Obligation, as of any date of determination, shall be equal to the least of (x) the amount of the obligation so Guaranteed or that otherwise may be required to be paid,
(y) the amount to which such Contingent Obligation is expressly limited and
(z) except with respect to a Guaranty of Indebtedness, the maximum exposure under such Contingent Obligation as reasonably calculated by the Borrower and approved by the Agent in its sole discretion.

     ``CONTRACTUAL OBLIGATION'' means, with respect to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, deed to secure debt, contract, lease, purchase order, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including, with respect to CapStar or any of its Subsidiaries, any provision of the Related Documents to which CapStar or such Subsidiary is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     ``CREDIT BID'' means a bid in a foreclosure sale pursuant to a Mortgage made by the Agent consisting of all or a portion of the outstanding amount of the Obligations.

     ``CURRENCY AGREEMENT'' means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect CapStar or any of its Subsidiaries against fluctuations in currency values.

     ``DEFAULTING LENDER'' means any Lender that fails to fund any Loan or make any extension of credit required to be funded or made by such Lender pursuant to the express terms of this Agreement.

     ``DEFERRED MAINTENANCE'' means the deferred maintenance and repair in respect of the Pool A Properties recommended to be completed on or before the first Anniversary and the estimated cost thereof and the improvements recommended to be made to the Pool A Properties in furtherance of causing the Pool A Properties to comply with the Americans with Disabilities Act, each as set forth in the Engineering Reports delivered by the Borrower pursuant to subsection 4.1T and specified in the columns entitled ``Immediate Repair of Deferred Items'', ``Immediate Repair of ADA Items'' and ``Additional Repair of Deferred Items During First Year'' on SCHEDULE 6.16B annexed hereto.

     ``DEFERRED MAINTENANCE ACCOUNT'' means, collectively, one or more interest-bearing accounts to be established and maintained by Borrower at the offices of the Agent located at 280 Park Avenue, New York, New York, each in the name of ``Bankers Trust Company, as Agent
-- CapStar Deferred Maintenance Account,'' with such additional identifying references in such name as the Borrower and the Agent shall agree.

     ``DEPOSIT ACCOUNT'' means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced, by a negotiable certificate of deposit.

     ``DESIGNATED  POOL A  PROPERTIES''   means,   as   of   any   date  of
determination,   the  Pool A  Properties  other  than  the  Removed  Pool A
Properties.

     ``DEVELOPMENT'' means the erection or other construction or installation of Improvements on real property that is then substantially unimproved or from which all or substantially all of the existing Improvements thereon have been removed or in connection with such erection, construction or installation will be removed; PROVIDED that Development does not include (x) Restorations and Renovations and (y) the erection or other construction or installation of Improvements on real property that is contiguous with a Property and in connection with the expansion of Improvements at such Property.

     ``DOLLARS'' and the sign ``$'' mean the lawful money of the United States of America.

     ``EAC''   means   EquiStar   Acquisition   Corporation,   a   Delaware
corporation.

     ``ELIGIBLE ASSIGNEE'' means (i) (a) a commercial bank organized under the laws of the United States of America or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED, HOWEVER, that (x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an ``accredited investor'' (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its principal businesses including, but not limited to, insurance companies, investment banks, mutual funds and lease financing companies, in each case (under clauses (a) through (d) above) that is reasonably acceptable to the Agent; and (ii) any Lender and any Affiliate of any Lender; PROVIDED FURTHER, HOWEVER, that each Eligible Assignee under clauses (i)(a) through (i)(c) above shall have Tier 1 capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000.

     ``EMPLOYEE BENEFIT PLAN''  means  any  ``employee  benefit  plan''  as defined in Section 3(3) of ERISA which (i) is currently maintained or contributed to by CapStar, any of its Subsidiaries, or any of their respective ERISA Affiliates, or (ii) was at any time within the preceding five years maintained or contributed to by CapStar, any of its Subsidiaries, or any of their respective ERISA Affiliates to the extent any of them could reasonably be expected to incur liability with respect to such employee benefit plan.

     ``ENGINEER'' means each reputable engineer approved by the Agent licensed as such in the state in which the applicable Property in question is located.

     ``ENGINEERING REPORT'' means, with respect to any Property, a written report prepared by an Engineer, describing and analyzing the physical condition of the Improvements of such Property, describing any necessary or recommended repairs, estimating the cost of such repairs and otherwise in form and substance reasonably satisfactory to the Agent.

     ``ENVIRONMENTAL CLAIM'' means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to CapStar, any of its Subsidiaries (including any Person who was a Subsidiary prior to the Closing Date) or any Property.

     ``ENVIRONMENTAL INDEMNITY'' means the Environmental Indemnity executed and delivered by the Borrower and each of its Subsidiaries that owns a Property on or before the Closing Date, and thereafter by each other Subsidiary of the Borrower that becomes a party thereto, in favor of the Agent and the Lenders, in substantially the form of EXHIBIT XIII annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``ENVIRONMENTAL LAWS'' means all statutes, laws, ordinances, orders, rules, regulations, written guidelines, writs, judgments, decrees or injunctions and the like relating to (i) environmental matters, including those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Hazardous Release or threatened Hazardous Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to any Loan Party or any of its Subsidiaries or any of their properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. <section><section> 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
<section><section> 1801, et seq.), the Resource Conservation  and  Recovery
Act (42 U.S.C. <section><section> 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. <section><section> 1251, et seq.), the Clean Air Act (42 U.S.C. <section><section> 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. <section><section> 2601, et seq.), the Solid Waste Disposal Act (42 U.S.C. <section><section> 6901, et seq.), as amended by the Resource Conservation and Recovery Act (42 U.S.C.
<section><section> 6901,  et  seq.), the Federal Insecticide, Fungicide and
Rodenticide Act (7 U.S.C. <section><section> 136, et seq.), the Occupational Safety and Health Act (29 U.S.C. <section><section> 651, et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
<section><section> 11001, et seq.), each  as  amended  or supplemented, and rules and regulations, policies and guidelines promulgated pursuant thereto and any analogous future or present local, state and federal statutes and rules and regulations, policies and guidelines promulgated pursuant thereto, each as in effect as of the date of determination.
     ``EQUITY OFFERING'' means the offering and sale of 9,250,000 shares of Common Stock pursuant to the Equity Offering Documents.

     ``EQUITY OFFERING DOCUMENTS'' means, collectively, the Equity Underwriting Agreements, the Equity Registration Statement and each of the other documents and agreements executed in connection with the Equity Offering, as each such document and agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``EQUITY PROSPECTUS'' means the prospectus relating to the Common Stock in the form included in the Equity Registration Statement or, if the prospectus included in the Equity Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, ``Prospectus'' means the prospectus relating to the Common Stock in the form included in the Equity Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus relating to the Common Stock filed with the Securities and Exchange Commission pursuant to Rule 424(b).

     ``EQUITY REGISTRATION STATEMENT'' means Registration Statement (No. 333-6583) of the Borrower on Form S-1 and the prospectus included therein, as filed with the Securities Exchange Commission on June 21, 1996, as amended by Amendment Nos. 1 and 2 thereto, as filed with the Securities and Exchange Commission on July 31, 1996 and August 15, 1996, respectively, and together with the Equity Prospectus, and as each may be further amended or supplemented from time to time, before or after the effectiveness thereof, with respect to the Equity Offering.

     ``EQUITY UNDERWRITING AGREEMENTS'' means, collectively, the Underwriting Agreements, each dated as of August 20, 1996, among CapStar, certain other persons, as selling shareholders, and the underwriters named therein, as each such agreement may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof, pursuant to which 9,250,000 shares of Common Stock were issued and sold in the Equity Offering.

     ``ERISA'' means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     ``ERISA AFFILIATE'' means, with respect to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Loan Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Loan Party or such Subsidiary, within the meaning of this definition with respect to the period during which such entity was an ERISA Affiliate of such Loan Party or such Subsidiary and with respect to liabilities arising after such period for which such Loan Party or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     ``ERISA EVENT'' means (i) a ``reportable event'' within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with
Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, in the case of any such failure, by a material amount, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA, (iv) the withdrawal by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by any Loan Party or any of its Subsidiaries or any of their respective ERISA
Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (viii) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409 or Section 502(c)(2), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan, (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under
Section 401(a)  of   the   Internal   Revenue   Code)   to   qualify  under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     ``EURODOLLAR RATE LOANS'' means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.
     ``EVENT   OF   DEFAULT''  means  each  of  the  events  set  forth  in
subsection 8.1.

     ``EXCHANGE ACT'' means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     ``EXCLUDED ASSETS'' means the rights of the Loan Parties under Management Agreements, liquor licenses, Authorizations, service contracts, equipment leases, purchase agreements, collective bargaining agreements and other agreements that, by their terms or by law and in accordance with general practice, cannot be pledged to the Agent.

     ``EXCUSABLE DELAY'' means a delay due to acts of God, governmental restrictions, enemy actions, war, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of CapStar or any of its Affiliates, but lack of funds shall not be deemed a cause beyond the reasonable control of CapStar or any of its Affiliates.

     ``EXTRAORDINARY RECEIPTS'' means the proceeds to CapStar or any of its Subsidiaries from such items as (i) sales, exchanges or other dispositions of the assets of CapStar or any of its Subsidiaries other than in the ordinary course of business thereof, (ii) damage recoveries and casualty insurance proceeds (including Condemnation Proceeds or Insurance Proceeds but other than the proceeds of business interruption insurance or rental loss insurance), (iii) income derived from Securities and other property acquired for investment except to the extent such Securities represent Cash Equivalents, (iv) condemnation awards or sales in lieu of and under the threat of condemnation (other than awards or other payments for any Taking for temporary use), (v) debt or equity financing or refinancing, and
(vi) all other amounts of any nature paid to CapStar or any of its Subsidiaries not arising out of the ordinary course of business thereof.

     ``FEDERAL FUNDS EFFECTIVE RATE'' means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     ``FF&E'' means, with respect to any Property or the offices of CapStar and its Subsidiaries, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, hotel cleaning equipment or any other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies, common areas, front desk, back office, bars, restaurants, kitchens, laundries, concierge, bellman, recreation, amusement, landscaping, parking and other areas of hotels) and any replacements of all or any portion of any of the foregoing.

     ``FORMATION'' means, collectively, the transactions contemplated by the Formation Documents, as described in the Equity Prospectus in the section entitled ``The Formation Transactions''.

     ``FORMATION AGREEMENT'' means the Formation Agreement dated as of June 20, 1996 among CapStar and the other parties identified on the signature pages thereof, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``FORMATION DATE'' means August 23, 1996, which is the date on which the transactions constituting the Formation were consummated.

     ``FORMATION DOCUMENTS'' means, collectively, the Formation Agreement and each other agreement or other document giving effect to the Formation, and each opinion, agreement, assignment, deed, instrument, material certificate or other material document delivered in connection therewith or pursuant thereto.

     ``FRANCHISE AGREEMENT'' means each of the franchise agreements listed on SCHEDULE 4.1J annexed hereto, together with the most recent related property improvement plan required by the respective franchisor, as each such agreement may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with subsection 7.20G.

     ``FUNDING DATE'' means the date of the funding of a Loan.

     ``GAAP'' means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.

     ``GOVERNMENTAL ACTS'' has the meaning assigned to that term in subsection 3.5A.

     ``GOVERNMENTAL AUTHORITY'' means any nation or government, any state, county, municipality or other political subdivision or branch thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any agency, board, central bank, commission, court, department or officer thereof.

     ``GROUND LEASES'' means each of the ground leases with respect to the Properties listed on SCHEDULE 5.4B or SCHEDULE 5.4C annexed hereto, as such Schedules may be revised or supplemented from time to time pursuant to subsection 2.9, 2.10 and 7.11.

     ``GUARANTOR'' means each Loan Party party to the Affiliate Guaranty and the CapStar Guaranty.

     ``GUARANTY'' means, with respect to any Person, any obligation, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to any Indebtedness, Ground Lease, other lease, dividend or other obligation of any other Person if the primary purpose or intent thereof by the Person incurring the Guaranty is to provide assurance to the obligee of such obligation that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Guaranties shall include, without limitation,
(i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (a) or (b) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty shall be equal to the least of (x) the amount of the obligation so guaranteed or otherwise supported, (y) the amount to which such Guaranty is specifically limited and (z) except with respect to a Guaranty of Indebtedness, the maximum exposure under such Guaranty as reasonably calculated by the Borrower and approved by the Agent in its sole discretion. Guaranties shall not include (i) any of the foregoing obligations to the extent that the same constitutes Indebtedness under the definition thereof or is a Guaranty with respect thereto and (2) Guaranties of any liability or obligation of the Borrower or any Pool A Subsidiary in respect of which the Borrower and the Pool A Subsidiaries are permitted to become liable pursuant to this Agreement. The term ``Guarantee'' used as a verb has a corresponding meaning.

     ``HAZARDOUS MATERIALS'' means (i) any chemical, material or substance at any time defined as or included in the definition of ``hazardous substances'', ``hazardous wastes'', ``hazardous materials'', ``extremely hazardous waste'', ``restricted hazardous waste'', ``infectious waste'', ``toxic substances'', ``pollutant'', ``contaminant'' or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, ``TCLP toxicity'' or ``EP toxicity'' or words of similar import under any applicable Environmental Laws, (ii) any oil, petroleum, petroleum fraction or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form,
(vii) radon, (viii) urea formaldehyde foam insulation, (ix) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million,
(x) pesticides, and (xi) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Properties; PROVIDED, however, that Hazardous Materials shall not include any materials in a non-hazardous form such as asphalt contained in road-surfacing materials or hazardous materials customarily used in the operation of hotel properties and properly stored and maintained.

     ``HAZARDOUS RELEASE'' means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other receptacles containing any Hazardous Materials), or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     ``IMPOSITIONS'' means all real property taxes and assessments, of any kind or nature whatsoever, including, without limitation, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental, quasi-governmental or nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees resulting from covenants, conditions and restrictions affecting the Properties, assessments resulting from inclusion of any Property in any taxing district or municipal or other special district, any of which are assessed or imposed upon the Property, or become due and payable, and which create or may create a Lien upon the Property, or any part thereof. In the event that any penalty, interest or cost for nonpayment of any Imposition becomes due and payable, such
penalty,   interest   or   cost   shall   be   included  within  the   term
``Impositions''.

     ``IMPROVEMENTS'' means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     ``INDEBTEDNESS'' means, with respect to any Person and without duplication, to the extent required to be shown on a balance sheet prepared in conformity with GAAP, (i) all indebtedness for money borrowed by that Person, (ii) that portion of obligations with respect to Capital Leases that is classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) all obligations owed for all or any part of the deferred purchase price of assets or services purchased by that Person (a) due more than six months from the date of incurrence of the obligation in respect thereof,
(b) evidenced by a note  or  similar  written  instrument  or  (c)  owed in respect of real property purchased by such Person or any of its Subsidiaries, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) obligations under Currency Agreements and Interest Rate Agreements, (vii) that portion of any other obligation of that Person (other than reservation and similar deposits from customers and working capital deposits from owners received and held in the ordinary course of business) that is classified as a liability on a balance sheet in conformity with GAAP, which obligation is (a) due more than six months from the date of incurrence thereof or (b) evidenced by a note or similar written instrument, (viii) trade payables of such Person and its Subsidiaries that by their terms are more than 90 days delinquent and (ix) all Guaranties by that Person.

     ``INDEMNIFIED PERSON'' has the meaning assigned to that term in subsection 9.3.

     ``INSURANCE PROCEEDS'' means all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Property.

     ``INSURANCE REQUIREMENTS'' means all terms of any insurance policy required hereunder covering or applicable to any Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Property or any part thereof or any use of any Property or any portion thereof.

     ``INTELLECTUAL PROPERTY'' means, as of any date of determination, all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Loan Parties and their respective Subsidiaries as conducted on such date of determination that are material to the business, operations, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries, taken as a whole, including any of the foregoing licensed to the Loan Parties or any of their respective Subsidiaries by other Persons.

     ``INTEREST  PERIOD''   has  the  meaning  assigned  to  that  term  in
subsection 2.2B.

     ``INTEREST RATE AGREEMENT'' means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect CapStar or any of its Subsidiaries against fluctuations in interest rates.

     ``INTEREST RATE DETERMINATION DATE'' means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for any Loan.

     ``INTERNAL REVENUE CODE'' means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     ``INVESTMENT'' means, with respect to any Person or any of its Subsidiaries, as of any date of determination and without duplication:

          (i) any direct or indirect purchase or other acquisition (whether or not for consideration) by such investing Person or Subsidiary of, or of a beneficial interest in, any Securities of any other Person;

         (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value by such investing Person or Subsidiary from any other Person (other than (a) a Person with respect to which such investing Person or Subsidiary is a Wholly Owned Subsidiary or
     (b) any other Wholly Owned Subsidiary of the Person referred to in the preceding clause (a); PROVIDED that, in the case of CapStar and its Subsidiaries, such other Wholly Owned Subsidiary is a Loan Party and has Guaranteed the Obligations), of any equity Securities of such investing Person or Subsidiary;

        (iii) any direct or indirect loan, advance (other than (a) advances to officers, employees, consultants, accountants, attorneys and other advisors and members of the Board of Directors of any Person for moving, entertainment and travel expenses, drawing accounts and similar expenditures in each case incurred in the ordinary course of business and (b) advances to officers of any Person for other purposes in an amount not greater than $100,000 individually or $330,000 in the aggregate, in each case at any time outstanding) or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business;

         (iv)  any  payment  to  any  other  Person  for the purpose of  or
     otherwise  in  connection  with  securing,  extending,   renewing   or
     modifying any Management Agreement;

          (v)  any   commitment   or  obligation  to  make  any  investment
     described in clauses (i) through (iv) above; and

         (vi) any liability that is recourse to such investing Person or Subsidiary or secured by any asset of such investing Person or Subsidiary and that arises, by law, contract, ownership of Securities or otherwise, directly or indirectly, as the result of or otherwise in connection with the origination, continuation or termination of any investment described in clauses (i) through (iv) above.

The amount of any Investment, as of any date of determination, shall be equal to (y) with respect to an Investment referred to in clause (i) or
(ii) of the preceding sentence, the remainder of (1) the sum of original cost of such Investment PLUS the cost of all additions thereto as of such date of determination, MINUS (2) the aggregate amount paid to such Person or Subsidiary as a return of such Investment; PROVIDED, that (A) the calculation of the amount referred to in this clause (2) shall exclude all fees and other amounts (or the portion thereof) that shall constitute interest, dividends or other amounts in respect of the return on such Investment, as determined in accordance with GAAP, and (B) the calculation of the amount referred to in this clause (i) shall exclude, all adjustments for increases or decreases in value, and write-ups, write-downs or write-offs with respect to such Investment, and (z) with respect to an Investment referred to in clause (iv) or (v) of the preceding sentence, the maximum aggregate liability for which such investing Person or Subsidiary may become liable, by law, contract, ownership of Securities or otherwise, with respect to such Investment as of such date of determination.

     ``IP LICENSE AGREEMENTS'' has the meaning assigned to that term in subsection 5.21A.
     ``ISSUING LENDER'' means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     ``JOINT VENTURE'' means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form, which joint venture, partnership or other similar arrangement may be a Subsidiary of any Person, including, without limitation, a Subsidiary (other than a Wholly Owned Subsidiary) of the Borrower.

     ``LAND'' means, with respect to each Pool A Property and Pool B Property, the land located in the municipalities, towns, counties and states listed on SCHEDULE 5.4A1 annexed hereto (and more particularly described (i) in EXHIBIT A to each Mortgage (other than the Mortgages with respect to the Ground Leases, in which case the applicable Land is described in EXHIBIT A to each such Mortgage) and (ii) in EXHIBIT A to the Atlanta Collateral Assignment)) and SCHEDULE 5.4A2 annexed hereto, respectively, together with all strips and gores within or adjoining such property, all estate, right, title, interest, claim or demand whatsoever of any Loan Party or any of its Subsidiaries in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use said air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and shares of stock evidencing the same, all mineral, mining, gravel, geothermal, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of such Loan Party or such Subsidiary, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same.

     ``LEASE'' means each of the leases (other than the Ground Leases), licenses, concession agreements, franchise agreements (other than the Franchise Agreements) and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of any Loan Party or any of its Subsidiaries, any sublease, subsublease, underletting or sublicense, which now or hereafter may affect any Property or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every amendment, restatement, supplement, consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every Guaranty of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any Guaranties of leasing commissions.

     ``LENDER'' and ``LENDERS'' means the persons identified as ``Lenders'' and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

     ``LETTER OF CREDIT'' OR ``LETTERS OF CREDIT'' means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of the Borrower pursuant to subsection 3.1.

     ``LETTER OF CREDIT USAGE'' means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by the Borrower (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B).

     ``LIEN'' means any lien (including any lien or security title granted pursuant to any mortgage, deed of trust or deed to secure debt), pledge, hypothecation, assignment, security interest, charge, levy, attachment, restraint or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     ``LIQUOR LEASE'' means each Lease entered into between the Borrower or any of its Wholly Owned Subsidiaries, in each case as lessor, and the holder of a Liquor License in respect of a Property, in each case in connection with the sale of alcoholic beverages at such Property, substantially in the form approved by the Agent on or before the Closing Date or in such form as may be reasonably acceptable to the Agent as any such Lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     ``LIQUOR  LICENSES''  means,  collectively, the licenses set forth  on
SCHEDULE 5.4H annexed hereto and each other license issued by the Department of Alcoholic Beverage Control or similar state or local agency to any Loan Party or any of its Subsidiaries or in respect of any Property, in each case in connection with the sale of alcoholic beverages at such Property, as such Schedule may be revised from time to time pursuant to subsection 2.9, 2.10 or 7.17.

     ``LIQUOR OPERATIONS SERVICING AGREEMENTS'' means, collectively, the sub-management agreements entered into between the Borrower and each Loan Party (or Subsidiary of a Loan Party) that is a holder of a Liquor License, substantially in the form approved by the Agent on or before the Closing Date or in such other form as may be reasonably acceptable to the Agent, as any such sub-management agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``LLC LOAN PARTIES'' means, collectively, each Person that is a limited liability company and is, or becomes, a Loan Party.

     ``LOAN DOCUMENTS'' means, collectively, this Agreement, the CapStar Guaranty, the Affiliate Guaranty, the Notes, the Security Documents, the Environmental Indemnity, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by the Borrower in favor of an Issuing Lender relating to the Letters of Credit), the Collateral Account Agreement and any other documents entered into in connection with the Cash Management System.

     ``LOAN EXPOSURE'' means, with respect to any Lender, as of any date of determination (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender, PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder), PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

     ``LOAN PARTIES'' means, collectively, CapStar, CapStar Sub, the Borrower and any other Subsidiary of CapStar which is or becomes a party to a Loan Document.

     ``LOANS'' means, collectively, the Loans made by the Lenders to the Borrower pursuant to subsection 2.1B.

     ``LOCAL ACCOUNTS'' means, collectively, the Deposit Accounts listed on
SCHEDULE 5.23 annexed hereto as ``Local Accounts'' and any other Deposit Account established with respect to one or more Properties for the purpose of receiving Receipts pursuant to subsection 6.15.

     ``MAJOR RENOVATION/RESTORATION'' means, as of any date of determination, any Renovation or Restoration of a Property with respect to which more than 50% of the rooms ``available for sale'' at the applicable Property have been, are scheduled to be, or could reasonably be expected to be, ``rooms out-of-order'', as determined in accordance with the Uniform System, during any period of 30 consecutive days; PROVIDED that a Restoration related to a casualty or Taking and conducted pursuant to and, as of such date of determination, satisfying the conditions of subsection 6.11F is not a Major Renovation/Restoration.

     ``MAJOR RENOVATION/RESTORATION REMOVAL PERIOD'' means with respect to any Property, the period commencing on the day that a Major
Renovation/Restoration shall commence with respect to such Property and terminating on the day that such Major Renovation/Restoration shall terminate with respect to such Property, in each case as such dates of commencement and termination shall be reasonably determined by the Agent based on documentation received from the Borrower and on such other information as the Agent shall determine to be relevant.

     ``MANAGED PROPERTIES'' means, collectively, the real properties, together with all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, that are managed by the Borrower or any of its Wholly Owned Subsidiaries pursuant to the Management Agreements. Managed Properties do not include Properties.

     ``MANAGEMENT AGREEMENT EFFECTIVENESS DATE'' means the date that is 30 days after the last day of a calendar quarter that is also the last day of 12 consecutive calendar months during which the aggregate amount of Management Fees paid to the Borrower and its Subsidiaries pursuant to Management Agreements is equal to or greater than 10% of the consolidated gross revenues of CapStar and its Subsidiaries; PROVIDED that the calculation of gross revenues shall exclude the income excluded from clause
(i) of the definition of ``Consolidated EBITDA''.

     ``MANAGEMENT AGREEMENTS'' means, collectively, all hotel management agreements under which CapStar or any of its Subsidiaries is named or acts as manager, including the hotel management agreements listed on
SCHEDULE 5.4D annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.9A or 2.9B, as any such hotel management agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. Management Agreements do not include the Servicing Agreements or other hotel management agreements among the Borrower and any of its Subsidiaries with respect to the Properties.

     ``MANAGEMENT FEES'' means, collectively, all hotel management fees (however characterized, including base fees, trade name fees, incentive fees, special incentive fees, termination fees and all fees in respect of liquor license operations) and all other fees or charges payable to the manager for the management and operation of a hotel property, the related land and the improvements thereof.

     ``MARGIN STOCK'' has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     ``MARKET EQUITY CAPITALIZATION'' means, with respect to any issuer and as of any date of determination, the product of (i) the number of shares of common stock of such issuer outstanding as of such date MULTIPLIED BY
(ii) the average of the closing bid prices of such common stock on the principal national securities exchange on which such common stock is listed or, if such common stock is not so listed, on NASDAQ/NMS, as the case may be, for each of the 30 consecutive trading days next preceding such date of determination (or such shorter period during which such common stock shall have been publicly traded until such time as it has been so traded for 30 consecutive trading days); PROVIDED that the amount referred to in the preceding clause (ii) for the Common Stock on the Formation Date shall be the initial offering price per share of Common Stock pursuant to the Equity Offering.

     ``MATERIAL ADVERSE EFFECT'' means (i) a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Loan Parties, taken as a whole, and (ii) the material impairment of the ability of any of the Loan Parties to perform, or of the Agent or the Lenders to enforce, any Obligation of any Loan Party.
     ``MATERIAL LEASE'' means each Lease either (i) demising in excess of 7,500 square feet of the Improvements with respect to any Property or
(ii) generating in excess of 5.0% of the Property Gross Revenues with respect to any Property or otherwise identified as a Material Lease by the Borrower pursuant to subsection 4.1K; PROVIDED that no Liquor Lease shall be a Material Lease.

     ``MATERIAL MANAGEMENT AGREEMENT'' means any Management Agreement pursuant to which the Borrower or any of its Subsidiaries has received or reasonably expects that it is, or will become, entitled to receive more than $250,000 per year in gross revenues.

     ``MATURITY DATE'' means the earliest of (i) the date that is the third Anniversary of the Closing Date, as such date may be extended pursuant to subsection 2.1F to a date not later than the fifth Anniversary of the Closing Date, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 8.1 and (iii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 2.4B(v).

     ``MBL ACQUISITION DOCUMENTS'' means the MBL Purchase Agreement and each other document or certificate executed in connection therewith.

     ``MBL  PROPERTIES''  means  each of the  hotel  properties  listed  on
SCHEDULE 1.1A annexed hereto to be acquired by the Borrower pursuant to the MBL Acquisition Documents.

     ``MBL PURCHASE AGREEMENT'' means that certain Agreement of Sale and Purchase dated June 20, 1996 by and between MBL Life Assurance Corporation and EquiStar Hotel Investors, L.P., as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     ``MOODY'S'' means Moody's Investors Service, Inc. or any successor to the business thereof.

     ``MORTGAGE'' means each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and each Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing and each Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing executed and acknowledged by the Loan Party thereto in favor of the Agent for the benefit of the Lenders (or, in the case of a deed of trust, to a trustee for the benefit of the Agent and the Lenders) substantially in the form delivered on or before the Closing Date pursuant to subsection 4.1E(i), as each such agreement may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``MORTGAGED PROPERTY'' has the meaning assigned to that term in the Mortgages.

     ``MULTIEMPLOYER PLAN'' means any Employee Benefit Plan that is a ``multiemployer plan'', as defined in Section 3(37) of ERISA.

     ``NASDAQ/NMS'' means the National Association of Securities Dealers Automated Quotation System/National Market Securities.

     ``NET INCOME'' means, with respect  to  any  Person,  the  net  income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for Taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     ``NET INSURANCE/CONDEMNATION PROCEEDS'' means all Insurance Proceeds on account of damage or destruction to any Property or all Condemnation Proceeds in respect of any Property, MINUS the reasonable cost, if any, of such recovery and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor.

     ``NET SALES PRICE'' means, with respect to any sale or other permanent disposition by a Loan Party or any of its Subsidiaries of a Property, or other asset, the gross purchase price therefor less the sum of (i) except with respect to the sale or other permanent disposition of a Pool A Property, the amounts applied to the payment of Indebtedness or other obligations secured by a Lien on such Property or other asset (other than the Obligations), (ii) the reasonable out-of-pocket costs and expenses incurred by such Loan Party or Subsidiary directly in connection with such sale or other permanent disposition, including income taxes paid or estimated to be actually payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements (PROVIDED that the amount of income taxes so estimated to be actually payable shall be approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed), and (iii) closing adjustments contemplated and reserved.

     ``NET WORTH'' means, as of any date of determination, the sum of the capital stock and additional paid-in capital PLUS retained earnings (or MINUS accumulated deficits) of CapStar and its Subsidiaries determined in conformity with GAAP.

     ``NOTES'' means, collectively, (i) the promissory notes of the Borrower issued on the Closing Date pursuant to subsection 2.10(i) and
(ii) any promissory notes issued by the Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Loan Commitments and Loans of any Lenders, in each case substantially in the form of EXHIBIT I annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``NOTICE  OF  BORROWING''  means a notice substantially in the form of
EXHIBIT II annexed hereto delivered by the Borrower to the Agent pursuant to subsection 2.1C with respect to a proposed borrowing hereunder.

     ``NOTICE OF CONTINUATION'' means a notice substantially in the form of
EXHIBIT III annexed hereto delivered by the Borrower to the Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     ``NOTICE OF ISSUANCE OF LETTER OF CREDIT'' means a notice substantially in the form of EXHIBIT IV annexed hereto delivered by the Borrower to the Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     ``NOTICE OF RENOVATION/RESTORATION'' means a notice, substantially in the form of EXHIBIT XVII annexed hereto, delivered to the Agent pursuant to subsection 6.11A, 6.11C or 7.12A.

     ``OBLIGATIONS'' means, collectively, all obligations of every nature of CapStar or any of its Subsidiaries from time to time owed to the Agent or Lenders or any of them under or in respect of the Loans and the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, commissions, expenses, indemnification or otherwise.

     ``OFFICERS' CERTIFICATE'' means, as applied to any corporation, a certificate executed on behalf of such corporation by a person specified in this Agreement for such purpose or, in the absence of such specification, by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; PROVIDED, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loan hereunder shall include (i) a statement that each officer making or giving such Officers' Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of each signer, he has made or has caused to be made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of each signer, such condition has been complied with.

     ``OMNIBUS MANAGEMENT AND LIQUOR LICENSE AGREEMENT'' means the Agreement regarding Servicing Agreements and Liquor Licenses executed and delivered by the Borrower and each other Loan Party thereto in favor of the Agent on or before the Closing Date pursuant to subsection 4.1E(i), and thereafter by each other Subsidiary of CapStar that becomes a party thereto, substantially in the form of EXHIBIT XI annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     ``OPERATING EXPENSES'' means, for any period and as calculated on the accrual basis of accounting, all expenses incurred by Cap Star or any of its Subsidiaries during such period in connection with the ownership, management, operation, cleaning, maintenance, ordinary repair or leasing of any Property, including, without duplication:

          (i) costs and expenses in connection with the cleaning, ordinary repair, maintenance, decoration and painting of such Property;

         (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of CapStar and its Subsidiaries engaged in the management, operation, cleaning, maintenance, ordinary repair and leasing of such Property and service to guests, customers, Tenants, concessionaires and licensees of such Property;

        (iii) the cost of all services and utilities with respect to such Property, including all electricity, oil, gas, water, steam, heating, ventilation, air conditioning, elevator, escalator, landscaping, model furniture, answering services, telephone maintenance, credit check, snow removal, trash removal and pest extermination costs and expenses and any other energy, utility or similar item and overtime services with respect to such Property;

         (iv) the cost of building and cleaning supplies with respect to such Property;

          (v)  insurance   premiums  required  in  order  to  maintain  the
     insurance policies required under this Agreement or any other Loan Documents or Pool B Obligations, in each case with respect to such Property (which, in the case of any policies covering multiple Properties, shall be allocated among the Properties pro rata in proportion to the insured value of the Properties covered by such policies);

         (vi) legal, accounting, engineering and other fees, costs and expenses incurred by or on behalf of CapStar or such Subsidiary in connection with the ownership, management, operation, maintenance, ordinary repair and leasing of such Property, including collection costs and expenses;

        (vii) operating costs and expenses of security and security systems provided to and/or installed and maintained with respect to such Property;

       (viii)  operating   costs   and  expenses  of  reservation  systems,
     internal telephone exchanges and key card systems with respect to such Property;

         (ix) costs and expenses of parking and valet services, parking lot maintenance and ordinary parking lot repairs in respect of such Property;

          (x) costs and expenses of food and beverages with respect to such Property;

         (xi) real property taxes and assessments with respect to such Property and the costs incurred in seeking to reduce such taxes or the assessed value of such Property;

        (xii) advertising, marketing and promotional costs and expenses with respect to such Property;

       (xiii) costs and expenses incurred in connection with lock changes, storage, moving, market surveys, permits (and the application or registration therefor) and licenses (and the application or registration therefor) with respect to such Property;
        (xiv) maintenance and cleaning costs related to guest and customer amenities with respect to such Property;

         (xv)  costs  and  expenses  of  maintaining  and  repairing   FF&E
     (including the breakage or loss of any such FF&E) with respect to such Property;

        (xvi)  franchise   fees  due  and  payable  with  respect  to  such
     Property;

       (xvii) payments due and payable under the Ground Lease with respect to such Property, if applicable;

      (xviii) actual reserves required under the Ground Lease with respect to such Property, if applicable;

        (xix) Management Fees with respect to such Property for such period;

         (xx) tenant improvements and leasing commissions with respect to such Property accrued during such period;

        (xxi) contributions by CapStar or any of its Subsidiaries to any merchants' association, whether as dues or advertising costs or otherwise with respect to such Property;

       (xxii) costs incurred pursuant to any reciprocal easement agreement affecting such Property;

      (xxiii) refunds CapStar or any of its Subsidiaries must pay to guests, customers, Tenants, concessionaires and licensees and other occupants of such Property;

       (xxiv) reserves (other than reserves required to be deposited in the Capital Reserve Account) for such purposes and in such amounts as the Borrower and the Agent may reasonably agree upon;

        (xxv) costs and expenses of maintaining operating, repairing and servicing vehicles, including fuel and insurance premiums;

       (xxvi) costs of environmental audits and monitoring, environmental remediation work or any other costs and expenses incurred with respect to compliance with Environmental Laws; and

         (27) all other ongoing expenses which in accordance with the accrual basis of accounting should be included in CapStar's or any of its Subsidiaries' annual financial statements as operating expenses of such Property.

Notwithstanding the foregoing, Operating Expenses shall not include, without duplication, (a) non-cash equity participation expenses,
(b) Consolidated Interest Expense, including such items included within the definition thereof as shall apply to any Property or Properties with respect to which such Operating Expenses are being determined, (c) income taxes, (d) depreciation, (e) amortization, (f) principal or Release Prices, if any, due under the Loans or the Notes or otherwise in connection with the Obligations, (g) principal, if any, due in respect of the Pool B Obligations, or (h) expenses referred to in the preceding sentence that are capitalized on the financial statements of CapStar or any of its Subsidiaries in conformity with GAAP.

     ``OPERATING LEASE'' means, with respect to any Person, a lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a capital lease on the balance sheet of that Person.

     ``ORIGINAL ACQUISITION AGREEMENTS'' means, collectively, the agreements entered into before the Closing Date by any Loan Party or any of its Subsidiaries or any predecessor to any Loan Party or such Subsidiary in connection with the acquisition of a Property, other than the Formation Documents, under or with respect to which agreements CapStar or any of its Subsidiaries has any rights or obligations as of the Closing Date, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     ``ORIGINAL ACQUISITION DOCUMENTS'' means, collectively the Original Acquisition Agreements and each certificate, opinion, agreement, assignment, deed, instrument or other document delivered in connection therewith or pursuant thereto.

     ``ORIGINAL FINANCING LETTER'' means that certain letter agreement dated as of August 8, 1996 by and among CapStar, the Borrower, Bankers, The First National Bank of Boston and Wells Fargo Bank, N.A., as such letter agreement may be amended, restated, supplemented or otherwise modified from time to time.

     ``OTHER CAPITAL RESERVE ACCOUNTS'' means, collectively, accounts required to be maintained by the Loan Parties and their respective Subsidiaries pursuant to the terms of the Pool B Obligations for the deposit, reserve and disbursement of funds for Capital Items in respect of the related Pool B Properties. Other Capital Reserve Accounts are not Capital Reserve Accounts.

     ``PARTNERSHIP LOAN PARTIES'' means, collectively, each Person that is a partnership and is, or becomes, a Loan Party.

     ``PAYMENT DATE'' means the last day of each calendar month, beginning October 31, 1996, or, if such day is not a Business Day, the next succeeding Business Day.

     ``PBGC'' means the Pension Benefit Guaranty Corporation (or any successor thereto).

     ``PENSION PLAN'' means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     ``PERMITTED ENCUMBRANCES'' means the Liens shown on SCHEDULE 7.2 annexed hereto for such Property and, with respect to any Property (including any Pool B Property), the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for real property Taxes, assessments, vault charges, water and sewer rents, and other Impositions the payment of which is not, at the time, required by subsection 6.4;

         (ii) the Leases in existence on the Closing Date and any Leases entered into thereafter in accordance with the requirements of the Loan Documents;

        (iii) covenants, easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances incurred in the ordinary course of business of CapStar and its Subsidiaries that do not make such Property unmarketable or interfere in any material respect, and which could not reasonably be expected to interfere in any material respect, with the use of the Property for hotel purposes or with the ordinary conduct of the business of CapStar and its Subsidiaries;

         (iv)  Liens securing the Obligations;

          (v) Liens that are bonded and thereby released of record in a manner reasonably satisfactory to the Agent;

         (vi) rights of guests to occupy rooms and of Tenants under Leases;

        (vii) all exceptions contained in any Title Policy (a) delivered on or prior to the Closing Date and reasonably satisfactory to the Lenders or (b) with respect to an Additional Pool A Property or, if such exceptions reflect one or more Liens securing a monetary obligation, a Pool B Property, in each case approved by the Agent in its sole discretion; PROVIDED that in no event shall any Servicing Agreement, Management Agreement or other hotel management agreement be a Permitted Encumbrance.

     ``PERSON'' means, collectively, natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

     ``POOL A GROUND LEASE'' means each of the ground leases with respect to the Pool A Properties listed on SCHEDULE 5.4B annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.9 or 2.10, together with all right, title and interest of any Loan Party, as the case may be, in and to the leasehold estate created pursuant to each such ground lease as each such ground lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``POOL A PROPERTIES'' means, collectively, the hotel properties, the Land on which they are located, the related Pool A Ground Leases and all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, in each case as listed on SCHEDULE 5.4A1 annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.9 or 2.10.

     ``POOL  A  SUBSIDIARIES''  means,  collectively,   each  Wholly  Owned
Subsidiary of the Borrower in existence on the date of this Agreement or created pursuant to subsection 7.7 to own or lease any Pool A Property.

     ``POOL B DOCUMENTS'' means, collectively, each Pool B Ground Lease, agreement, Guaranty, instrument, promissory note or other document entered into by any Loan Party or any of its Subsidiaries in connection with any Pool B Obligation and set forth on SCHEDULE 5.4C annexed hereto, as each such Pool B Ground Lease, agreement, Guaranty, instrument or other document may be amended, restated, supplemented or otherwise modified from time to time), as such Schedule may be revised from time to time pursuant to subsections 2.9B and 2.10.

     ``POOL B GROUND LEASE'' means each of the ground leases with respect to the Pool B Properties listed on SCHEDULE 5.4C annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 7.11.

     ``POOL B INDEBTEDNESS'' has the meaning assigned to that term in subsection 7.1(v).

     ``POOL B OBLIGATIONS'' means, collectively, the obligations of any of the Loan Parties, any of their respective Subsidiaries and any of the Pool B Subsidiaries, respectively, of any nature, from time to time owed in respect of any Pool B Indebtedness, whether for principal, interest, fees, commissions, expenses, indemnification or otherwise.

     ``POOL B PROPERTIES'' means, collectively, the hotel properties, the Land on which they are located and all Improvements thereon and all fixtures attached thereto and all personal property used solely in connection therewith, in each case as listed on SCHEDULE 5.4A2 annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.9B and 2.10.

     ``POOL   B  SUBSIDIARIES''  means,  collectively,  each  Wholly  Owned
Subsidiary of the Borrower created pursuant to subsection 7.7 to own one or more Pool B Properties.

     ``POTENTIAL EVENT OF DEFAULT'' means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within the applicable grace period.

     ``PREFERRED LIMITED PARTNER INTERESTS'' has the meaning assigned to that term in subsection 7.20C(ii).

     ``PRIME RATE'' means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time or, if Bankers shall cease to announce such rate, the rate that is published as the ``Prime Rate'' in THE WALL STREET JOURNAL (Eastern edition) or other rate published in THE WALL STREET JOURNAL (Eastern edition) or any other newspaper of general circulation that shall have been approved by the Borrower and the Agent. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     ``PROJECTED INTEREST EXPENSE'' means, with respect to any Pool B Subsidiary as of any date of determination and for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) reasonably projected by the Borrower to be incurred on all outstanding and proposed Pool B Indebtedness of such Pool B Subsidiary, including, without limitation, all commissions, discounts and other fees and charges and net costs under Interest Rate Agreements.

     ``PROPERTIES'' means, collectively, from and after the respective dates of Acquisition, each of the Pool A Properties and the Pool B Properties. Properties do not include Managed Properties.

     ``PROPERTY AMOUNT'' means, as of any date of determination with respect to any Designated Pool A Property, the following:

          (i) except with respect to a Designated Pool A Property described in clause (ii) or (iii) below, the lesser of (a) the product of the applicable factor set forth in column (I) below MULTIPLIED BY the Property EBITDA for such Designated Pool A Property and (b) the product of the applicable factor set forth in column (II) below MULTIPLIED BY the Property EBITDA-CapEx for such Designated Pool A Property, in each case for the 12 most recently completed calendar months ending not less than 30 days before such date of determination for which the Agent has received the financial statements with respect to such Properties required to be delivered pursuant to subsection 6.1(i):

                                                (I)                        (II)
              PERIOD                       EBITDA FACTOR               EBITDA-CAP EX
                                                                          FACTOR
from and including the Closing Date            4.25                        5.00
to but excluding the first
Anniversary
from and including the first                   4.00                        4.75
Anniversary to but excluding the
second Anniversary
from and including the second                  3.75                        4.50
Anniversary to but excluding the
third Anniversary

     ; PROVIDED that such Property Amount shall not be greater than an amount equal to 55% of the Appraised Value thereof; or

         (ii) with respect to each of not more than two Designated Pool A Properties, as designated from time to time by the Borrower in a writing delivered to the Agent, with respect to which a Renovation shall have commenced and before the end of 12 complete calendar months after completion of the Renovation, an amount equal to 60% of the most recently Appraised Value, on an ``as completed'' basis, on or before the applicable date of determination; or

        (iii)  with respect to the Atlanta  Airport  Property, the least of
     (a) the applicable amount calculated pursuant to clause (i) above, (b) an amount equal to 55% of the Appraised Value of the Atlanta Airport Property and (c) the aggregate outstanding principal amount of the Atlanta Note as of the applicable date of determination.

     ``PROPERTY EBITDA'' means, with respect to any Property, for any period and as of any date of determination and calculated on the accrual basis of accounting, whether a positive or negative number, the amount equal to the remainder of the following:

          (i) all Property Gross Revenues for such period in respect of such Property; PROVIDED that Property Gross Revenues for such period in respect of any Property shall be included in the calculation of Property EBITDA for such period only to the extent that the Agent and Lenders shall have received the financial statements for such period required to be delivered on or before such date of determination pursuant to subsection 2.9 or 6.1(i), as the case may be; MINUS

         (ii) all Operating Expenses for such period with respect to such Property, without duplication of items excluded from the definition of Property Gross Revenues; PROVIDED that (x) Management Fees included in the calculation of Property EBITDA for such period with respect to such Property shall not be less than 3.0% of Property Gross Revenues for such period with respect to such Property and (y) the sum of the aggregate amount of fees payable pursuant to Franchise Agreements PLUS marketing fees and expenses included in the calculation of Property EBITDA for such period with respect to such Property shall not be less than 8.5% of Property Gross Revenues with respect to such Property;

PROVIDED that:

          (v)Property EBITDA with respect to any Property shall be zero for such period if (1) the Addition Date with respect to such Property shall not have occurred on or before such date of determination or
     (2) such Property shall have been sold or otherwise permanently disposed of on or before such date of determination;

          (w)if the Addition Date with respect to such Property shall have occurred after the Closing Date and after the commencement of such period but before the termination of such period, Property EBITDA with respect to such Property for such period shall be the sum of
     (A) Property EBITDA for the portion of such period commencing on the first day of such period and ending on the day before such Addition Date, as the same shall be determined based upon the financial statements for such period required by subsection 2.9A to be delivered with respect to such Property and such other information with respect thereto that may be provided by the Loan Parties and their respective Subsidiaries, subject to such adjustments as may be reasonably required by the Agent so that Property EBITDA with respect to such Property shall be calculated in the same manner as Property EBITDA with respect to Properties owned by the Loan Parties and their respective Subsidiaries during the entire period, PLUS (B) Property EBITDA with respect to such Property for the portion of such period commencing on such Addition Date and ending on the last day of such period, based upon the financial statements for such period required to be delivered on or before such date of determination pursuant to subsection 6.1(i);

          (x)if such date of determination shall occur during a Major Renovation/Restoration Removal Period with respect to such Property and the Property EBITDA with respect to such Property for such period is a positive number, then (1) for purposes of calculating the Property Amount with respect to such Property (if such Property is a Pool A Property) as of such date of determination, Property EBITDA with respect to such Property for such period shall be zero and
     (2) for purposes of calculating any amount pursuant to subsections 7.6C, 7.6D, 7.6E and 7.6F as of such date of determination, Property EBITDA with respect to such Property for such period shall be equal to the product of (1) the applicable factor set forth below as of such date of determination, as determined by reference to the percentage amount of the rooms ``available for sale'' at such Property that have been, are scheduled to be, or could reasonably be expected to be, ``rooms out-of-order'', as determined in accordance with the Uniform System, during such Major Renovation/Restoration Removal Period, multiplied by (2) the amount of Property EBITDA with respect to such Property for such period as of such date of determination if effect were not given to this clause (x):

 PERCENTAGE                          FACTOR
      50.00% - 74.99%                0.33
     75.00% - 100.00%                 0.00.

     ``PROPERTY EBITDA-CAPEX'' means, with respect to any Property, for any period and as of any date of determination, the Property EBITDA with respect to such Property MINUS Capital Expenditures with respect to such Property.

     ``PROPERTY  GROSS  REVENUE''  means,  for  any  period,  all  Receipts
resulting   from   the  operation  of  such  Property,  including,  without
limitation, Rents or other payments from guests and customers, Tenants, licensees and concessionaires and business interruption and rental loss insurance payments; PROVIDED that Property Gross Revenue shall be determined net of allowances in accordance with the Uniform System and shall exclude (i) excise, sales, use, occupancy and similar taxes and charges collected from guests or customers and remitted to Governmental Authorities, (ii) gratuities collected for employees of such Property,
(iii) security deposits and other advance deposits, until and unless same are forfeited to any Loan Party or Subsidiary thereof or applied for the purpose for which collected, (iv) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (v) interest income on amounts deposited in such Property's bank accounts in excess of amounts so deposited in the ordinary course of business and in accordance with past practices, (vi) rebates, refunds or discounts (including, without limitation, free or discounted accommodations) and (vii) Extraordinary Receipts.

     ``PROPERTY INFORMATION'' means, with respect to any Acquisition of any Additional Pool A Property pursuant to subsection 2.9A, any Pool B Property pursuant to subsection 2.9B or any MBL Property pursuant to subsection 2.9E, the following information:

          (i) financial statements in respect of such Property for the most recently completed three calendar years and for the completed calendar months after the most recently completed calendar year, in each case, to the extent such financial statements exist and can be readily obtained by any Loan Party or any of its Subsidiaries;

         (ii) copies of all other consolidated balance sheets and related statements of operations and statements of cash flows of such Property that are to be delivered to any Loan Party or any of its Subsidiaries in connection with such Acquisition;

        (iii) to the extent any Renovation is then proposed for such Property, (a) a preliminary project plan and a project budget for such Property which, as to a Pool A Property, shall be satisfactory in form and substance to the Agent in its sole discretion and (b) if the approval by the Agent of such Renovation pursuant to subsection 6.12A with respect thereto shall be sought by the Borrower in connection with the approval by the Agent of such Acquisition and Lenders pursuant to subsection 2.9A, the materials required to be delivered to, and approved by, the Agent pursuant to subsection 6.12A;

         (iv) (a) a comprehensive environmental audit with respect to such Property dated not more than six months prior to the closing date (which shall include a Phase I environmental audit and, either if recommended or suggested by an Approved Environmental Consultant or, if not so recommended or suggested, if determined by the Agent in its sole discretion to be necessary or desirable after considering factors reasonably related to such determination, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant (the Borrower shall certify as of the closing date of such Acquisition that, as to any environmental audit delivered by the Borrower prior to such closing date, to the Borrower's knowledge, the information contained in such audit remains true, correct and complete), (b) a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and Lenders, together with a copy of such Approved Environmental Consultant's errors and omissions policy, which reliance letter and such insurance policy shall be satisfactory in form and substance to the Agent, (c) evidence reasonably satisfactory to the Agent that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of such Property, if any, have been obtained, and (d) such other environmental reports, inspections and investigations as the Agent shall in its sole discretion require after considering factors reasonably related to such determination, prepared, in each instance, by an Approved Environmental Consultant, which audits, approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion;

          (v) (a) a written Engineering Report with respect to such Property dated not more than 90 days prior to the closing date of such Acquisition that shall be prepared by an Engineer acceptable to the Agent, which Engineering Report, in the case of an Additional Pool A Property, shall be satisfactory in form and substance to the Agent, and (b) a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent;

         (vi) to the extent then available, copies (if available) or drafts of the related Acquisition Agreements, Pool A Ground Leases, Pool B Ground Leases, all other purchase agreements, letters of intent or other related agreements entered into by any Loan Party or any of its Subsidiaries in connection with such Acquisition (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonably promptly after the execution thereof);

        (vii) a market study with respect to such Property as of a date not earlier than 90 days before the proposed date of closing of such Acquisition and copies of all other appraisals and market studies with respect to such Property to the extent such appraisals and market studies exist and can be readily obtained by any Loan Party or any of its Subsidiaries; and

       (viii) any other information relating to such Acquisition or such Property reasonably requested by the Agent or any Lender.

     ``PROPERTY SERVICING AGREEMENTS'' means, collectively, the hotel management agreements entered into between the Borrower, on the one part, and a Subsidiary of the Borrower that owns a fee or leasehold interest in a Property, on the other part, substantially in the form approved by the Agent on or before the Closing Date or in such other form as may be reasonably acceptable to the Agent, as any such Servicing Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``PURCHASE PRICE'' has the meaning assigned to that term in subsection
2.1A.

     ``PRO RATA SHARE'' means, with respect to each Lender, the percentage obtained by dividing (i) the sum of the Loan Exposure of that Lender by
(ii) the sum of the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection
9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1B annexed hereto.

     ``QUALIFIED CAPITAL STOCK'' means, with respect to any Person, any series or class of Capital Stock of that Person which may not be required to be redeemed or repurchased, in whole or in part, by that Person or any of its Subsidiaries, in whole or in part, at the option of the holder thereof, on or prior to the Maturity Date, or not be convertible or exchangeable into or exercisable for Capital Stock of CapStar that is not Qualified Capital Stock on or prior to the date that is one year and one day after the Maturity Date; PROVIDED that Capital Stock will be deemed to be Qualified Capital Stock if it may only be so redeemed or put solely in consideration of Qualified Capital Stock.

     ``RECEIPTS'' means, collectively, all cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of CapStar or any of its Subsidiaries, or by any officers, employees or agents of CapStar or any of its Subsidiaries or other Persons acting for or in concert with CapStar or such Subsidiary to make collections on CapStar's or such Subsidiary's behalf in connection with or in any way relating to CapStar or such Subsidiary or the operation of CapStar's or such Subsidiary's business, including, without limitation, any proceeds received from or pursuant to (i) any sales of, or loans against, accounts of CapStar or any of its Subsidiaries (other than the Loans pursuant to this Agreement), (ii) any disposition of assets (including, without limitation, any disposition of assets permitted hereunder or consented to by the Agent, but excluding amounts applied to the repayment of indebtedness or other obligations secured by a Lien on the assets subject to such disposition) or issuance or sale of equity Securities by CapStar or any of its Subsidiaries, (iii) the incurrence of Indebtedness by CapStar or any of its Subsidiaries and the issuance and sale by CapStar or any of its Subsidiaries of equity or debt Securities, in each case other than the Obligations and other Indebtedness permitted by this Agreement,
(iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by CapStar or any of its Subsidiaries, whether or not the Agent is an additional insured or named as loss payee thereunder, (v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against CapStar or any of its Subsidiaries, (vi) Investments in, or equity and debt Securities issued by, Joint Ventures or other Persons and (vii) the Management Agreements (other than amounts received by CapStar or any of its Subsidiaries in respect of the Managed Properties on behalf of, or as agent for, the parties to the Management Agreements other than CapStar and its Subsidiaries); it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by CapStar or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

     ``REGISTER'' has the meaning assigned to that term in subsection 2.1E.

     ``REGULATION D'' means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     ``REIMBURSEMENT DATE'' has the meaning assigned to that term in subsection 3.3B.

     ``RELATED DOCUMENTS'' means, collectively, the Original Acquisition Documents, the Acquisition Documents, the MBL Acquisition Documents, the Management Agreements, the Franchise Agreements, the IP License Agreements, the Ground Leases, the Material Leases, the Pool B Documents, the Equity Offering Documents and the Formation Documents.
     ``RELEASE'' means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form but without any representation or warranty of the Agent or the Lenders) necessary and sufficient to release any Collateral from the Lien of all applicable Security Documents.

     ``RELEASE DATE'' means the date of a release of the Lien of the Security Documents on any Property pursuant to subsection 2.10.

     ``RELEASE PRICE'' means, as calculated as of any Release Date, the following:

          (i) with respect to any Pool A Property, the amount that is the greatest of the following:

               (a) the amount equal to 125% of the Property Amount with respect to such Pool A Property; PROVIDED that, with respect to the Specified Release Properties, such amount shall be 100% of the Property Amount with respect to such Specified Release Property;

               (b) in the event of a sale or other permanent disposition of such Pool A Property, the amount equal to 75% of the Net Sales Price for such Pool A Property; PROVIDED that, with respect to the Specified Release Properties, such amount shall be zero;

               (c) the amount necessary to ensure both that (1) the Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness) shall not exceed the Borrowing Base then in effect and (2) the Total Utilization shall not exceed the aggregate amount of Commitments then in effect, after giving effect to
          (x) any reduction in the Borrowing Base required pursuant to subsections 2.4B(iii), 2.10 and 7.15B and (y) each other payment made as of the Release Date pursuant to any other provision of this definition of Release Price; and

               (d) in the event of a casualty or Taking with respect to such Pool A Property, the Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting therefrom; and

         (ii) with respect to any leasehold or real property Collateral not subject to clause (i) above, the amount that is the greater of the following:

               (a) the amount necessary to ensure both that (1) the Total Utilization (excluding the aggregate amount of Pool B Indebtedness) shall not exceed the Borrowing Base in effect and
          (2) the Total Utilization shall not exceed the aggregate amount of Commitments then in effect, after giving effect to (x) any reduction in the Borrowing Base required pursuant to subsection 2.4(B)(iii) and (y) each other payment made as of the Release Date pursuant to any other provision of this definition of Release Price; and

               (b) in the event of a sale or other permanent disposition of such item of Collateral, the amount equal to 100% of the Net Sales Price for such item or, if the release of the Lien on such item of Collateral shall not be effected in connection with the sale or other permanent disposition of such item, 100% of the aggregate amount of termination fees and other amounts paid to the Loan Parties and their respective Subsidiaries in connection therewith.

     ``REMOVED POOL A PROPERTIES'' means, as of any date of determination, all Pool A Properties that have been removed pursuant to subsection 2.9D hereof.

     ``RENOVATION'' means the expansion, rebuilding, repair, restoration, refurbishment, fixturing and equipping of the Improvements at a Property or a Managed Property. The term ``Renovate'' used as a verb has a corresponding meaning.

     ``RENTS'' means, collectively, all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including room receipts, rack charges, vending machine receipts, food and beverage receipts, concession fees and charges, public assembly room receipts, fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to any Loan Party or any of its Subsidiaries to reimburse such Loan Party or such Subsidiary for amounts originally paid or to be paid by such Loan Party or such Subsidiary or such Loan Party's or such Subsidiary's agents or Affiliates for which such Tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, valet, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.

     ``RESTORATION'' means the repair, restoration (including demolition), replacement and rebuilding of all or any portion of a Property (or the Improvements thereof) following the destruction, damage, loss or Taking thereof. The term ``Restore'' used as a verb has a corresponding meaning.

     ``RESTRICTED JUNIOR PAYMENT'' means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity Security of any Loan Party or any Subsidiary of a Loan Party now or hereafter outstanding, except a dividend or distribution payable to the Borrower or any of its Wholly Owned Subsidiaries that are Loan Parties or payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any equity Securities, now or hereafter outstanding, of CapStar or any of its Subsidiaries that are not Wholly Owned Subsidiaries, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any now or hereafter outstanding, of CapStar or any of its Subsidiaries that are not Wholly Owned Subsidiaries and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of CapStar or any of its Subsidiaries.

     ``SCHEDULED PRINCIPAL PAYMENT DATE'' means (i) if the Maturity Date is extended beyond the third Anniversary pursuant to subsection 2.1F(i), each of the third, sixth and ninth Payment Dates after the third Anniversary and
(ii) in addition to the dates set forth in clause (i) of this definition, if the Maturity Date is extended beyond the fourth Anniversary pursuant to subsection 2.1F(ii), each of the third, sixth and ninth Payment Dates after the fourth Anniversary.

     ``SECURITIES'' means any stock, shares, partnership interests, interests in limited liability companies, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as ``securities'' or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     ``SECURITIES ACT'' means the Securities Act of 1933, as amended from time to time, and any successor statute.

     ``SECURITY AGREEMENT'' means the Security and Pledge Agreement executed and delivered by each Loan Party and the Agent on or before the Closing Date pursuant to subsection 4.1E(i), and thereafter by each other Subsidiary of CapStar that becomes a party thereto, in substantially the form of EXHIBIT IX annexed hereto, pursuant to which such Loan Party will pledge and grant a security interest in the Collateral described therein to Agent for the benefit of the Agent and the Lenders, as such Security and Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``SECURITY DOCUMENTS'' means, collectively, the Mortgages, the Assignments of Rents and Leases, the Security Agreement, the Trademark Agreement, the Cash Management Letters, the Omnibus Management and Liquor License Agreement, the Tenant Subordination Agreements, the Atlanta Documents, the Atlanta Collateral Assignment, and all deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to the Agent Liens in real, personal or mixed property of that Person, and to maintain such Liens as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. Security Documents do not include this Agreement or the Notes.

     ``SERVICING AGREEMENTS'' means, collectively, the Property Servicing Agreements, the Liquor Operations Servicing Agreements and the Liquor Leases listed on SCHEDULE 5.4E annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.9, 2.10 or 7.17, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``SPECIFIED RELEASE PROPERTIES'' means three Properties designated by the Borrower at the time such Properties are Released; PROVIDED that each Property so designated shall either (i) have been a Property on the date of this Agreement or (ii) be an MBL Property.

     ``STANDBY LETTER OF CREDIT'' means any standby letter of credit or similar instrument issued for the purpose of supporting any corporate purposes, including (i) workers' compensation liabilities of CapStar or any of its Subsidiaries, (ii) the obligations of third party insurers of CapStar or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, and (iii) performance, payment, deposit or surety obligations of CapStar or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting ``antecedent debt'' (as that term is used in Section 547 of the Bankruptcy
Code).

     ``SUBORDINATED INDEBTEDNESS''  has  the meaning assigned in subsection
7.1(vi).

     ``SUBSIDIARY'' means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which either (i) the Person is a general partner or member of a limited liability company or other entity having the right to direct or manage the business and affairs of such entity or (ii) more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     ``SURVEY'' means, with respect to any Property, a current survey map prepared by a surveyor licensed in the state in which such Property is located, reasonably acceptable to the Agent, which shall (i) contain the legal description of such Property, (ii) conform, and be certified by such surveyor to the Agent and the Lenders and the Title Company as conforming, to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for urban survey class as adopted by ALTA and American Congress on Surveying & Mapping (1992 version), and (iii) show, to the extent practicable, all matters described in ``Table A/Optional Survey Responsibilities and Specifications'' in such Minimum Standard Detail Requirements; PROVIDED, however, that the survey need not satisfy the requirements of the preceding clauses (ii) and (iii) if the Title Company has eliminated the survey exception from the Title Policies and all other exceptions to the Title Policies based upon such survey are acceptable to the Agent in its sole discretion. Any such survey shall contain a certification by such surveyor to the Agent and the Lenders stating whether the Property is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

     ``S&P'' means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor to the business thereof.

     ``TAKING'' means the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. The term ``Taken'' used as a verb has a correlative meaning.

     ``TAX'' or ``TAXES'' means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, on whomsoever and wherever imposed, levied, collected, withheld or assessed by a Governmental Authority; PROVIDED, however, that ``TAX ON THE OVERALL NET INCOME'' of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of any Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     ``TENANT'' means any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee.

     ``TENANT SUBORDINATION AGREEMENT'' means any Subordination, Non-Disturbance and Attornment Agreement executed and acknowledged by a Tenant, the Borrower or any other Loan Party and the Agent, and reasonably satisfactory in form and substance to the Agent, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``TITLE COMPANY'' means (i) as of any date on or prior to the Closing Date, Chicago Title Insurance Company and (ii) as of any date after the Closing Date, such other title company as may be selected by the Borrower and approved by the Agent in its reasonable discretion.

     ``TITLE POLICIES'' means, with respect to the Pool A Properties, the paid mortgagee policies of title insurance in the form of a 1970 ALTA loan policy (or other form of loan policy available in the applicable state and acceptable to the Agent) and issued by the Title Company.

     ``TOTAL PROPERTY EBITDA'' means, for any period and as of any date of determination, the aggregate Property EBITDA for such period with respect to all Properties.

     ``TOTAL UTILIZATION'' means, as of any date of determination, the sum of the following, without duplication:

          (i)  the Total Utilization of Commitments; PLUS
         (ii)  the aggregate principal amount of Pool B Indebtedness; PLUS

        (iii) the aggregate amount of reserves against Total Utilization established by the Borrower in accordance with the provisions of subsections 2.9F and 4.1T in respect of required deferred maintenance deposits, as the same may be reduced pursuant to subsection 6.16B; PLUS

         (iv) the aggregate amount of reserves against Total Utilization established by the Borrower in accordance with the provisions of subsection 6.16(i) in respect of required capital reserve deposits; PLUS

          (v) the aggregate costs for the Renovations of any Property pursuant to subsection 7.16, in each case as specified in the Renovation budget therefor most recently delivered to the Agent, with respect to which the Borrower has not delivered to the Agent evidence of payment reasonably satisfactory to the Agent; PLUS

         (vi) during any period in which holders of Preferred Limited Partner Interests are entitled to exercise any right of conversion, exercise or redemption for Cash, the maximum aggregate potential liability of the Loan Parties and their Subsidiaries upon such conversion, exercise or redemption.

     ``TOTAL UTILIZATION OF COMMITMENTS'' means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the Letter of Credit Usage.

     ``TRADEMARK AGREEMENT'' means the Trademark Security Agreement by CapStar, the Borrower and each of the other Loan Parties party thereto, in favor of the Agent for the benefit of the Agent and the Lenders, in substantially the form of EXHIBIT X annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

     ``TRANSFER'' means any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of any Property or (ii) in any other assets of any Loan Party or any of its Subsidiaries.

     ``UNIFORM SYSTEM'' means the Uniform System of Accounts for Hotels, 8th Revised Edition, 1986, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

     ``UNITED STATES OF AMERICA'' means the 50 states of the United States of America and Washington, D.C., but excluding any territories or possessions thereof other than the Commonwealth of Puerto Rico.
     ``VIRGINIA DOCUMENTS'' has the meaning assigned to that term in the recitals to this Agreement.

     ``VIRGINIA LOAN'' has the meaning assigned to that term in the recitals to this Agreement.

     ``VIRGINIA NOTE'' has the meaning assigned to that term in the recitals to this Agreement.

     ``VIRGINIA PARKING SUB'' means Ballston Parking Associates, a Virginia general partnership.

     ``VIRGINIA SUB'' means EquiStar Virginia Company, L.L.C., a Delaware limited liability company.

     ``WHOLLY OWNED'' means, with respect to any Subsidiary of any Person, a Subsidiary all of the outstanding equity Securities of which are owned directly or indirectly by such Person.

     ``WORK'' has the meaning assigned to that term in subsection 6.11F.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT; PRO FORMA.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Agent for distribution to the Lenders pursuant to subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Except as otherwise expressly provided herein, (i) calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3A(i) and
(ii) calculations made in connection with the calculation of the Borrowing Base shall utilize accounting principles and policies in conformity with those used in connection with the Borrowing Base Certificate delivered pursuant to subsection 4.1C(iv). For purposes of calculating the Borrowing Base and any amount pursuant to subsection 7.6, as of any date of determination and for any period, pro forma effect shall be given to the consummation of the Formation and the Equity Offering and the application of all proceeds therefrom, as if such transactions shall have been consummated on the first day of such period.

1.3  REFERENCES TO ARTICLES, SECTIONS, EXHIBITS, SCHEDULES AND ATTACHMENTS.

     All references appearing in a Loan Document to Articles, Sections, subsections, clauses, Recitals, Exhibits, Schedules or Attachments are references to the Articles, Sections, subsections, clauses and Recitals thereof and to the Exhibits, Schedules or Attachments annexed to such Loan Document unless expressly otherwise designated in such Loan Document. All references appearing in a Loan Document to Exhibits, Schedules and Attachments are references to such documents as initially annexed to such Loan Document or as supplemented or revised in accordance with the terms of this Agreement or such other Loan Document.
1.4  CAPTIONS.

     All captions to any Article, Section, subsection, clause, Recital, Exhibit, Schedule or Attachment in a Loan Document are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, such Loan Document.

1.5  DRAFTER.

     No inference against or in favor of any party to any Loan Document shall be drawn from the fact that such party or its counsel has drafted any portion of any Loan Document.

1.6  REFERENCES TO PERSONS INCLUDE PERMITTED SUCCESSORS AND ASSIGNS.

     Except as otherwise specified in a Loan Document, all references in such Loan Document to any Person, other than the Borrower or any of its Affiliates, shall be deemed to include the successors and assigns of such Person.

1.7  REFERENCES TO APPLICABLE LAW AND CONTRACTS.

     Except as otherwise specified in a Loan Document, all references in such Loan Document to any Applicable Law or contracts specifically defined or referred to therein, shall be deemed references to such Applicable Law or contracts as may be amended, restated, supplemented, consolidated or otherwise modified from time to time, or, in the case of any such contract, as the terms thereof may be waived or modified, but only in the case of each such amendment, waiver or modification of a contract, to the extent permitted by, and effected in accordance with, the terms thereof and hereof and only to the extent such amendment, waiver or modification of a contract is not prohibited by any of the Loan Documents.

1.8  HEREIN.

     The words ``herein'', ``hereinabove'', ``hereinbelow'', ``hereof'', ``hereunder'' and words of similar import, when used in a Loan Document, shall refer to such Loan Document as a whole.

1.9  INCLUDING WITHOUT LIMITATION.

     The words ``includes'', ``including'' and similar terms used in any Loan Document shall be construed as if followed by the words ``without limitation''.

1.10 GENDER.

     Whenever the context so requires, the neuter gender includes the masculine or feminine and the singular number includes the plural, and vice versa.

1.11 SINGULAR AND PLURAL.

     Any of the terms defined in a Loan Document may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

1.12 KNOWLEDGE.

     As used in this Agreement or in any other Loan Document, the phrases ``TO THE BORROWER'S ACTUAL KNOWLEDGE'', ``TO THE KNOWLEDGE OF THE BORROWER'' and any variations thereof shall mean, as of any date of determination and after inquiry that would be made by a prudent owner and manager of upscale full service hotels owning or managing such hotels for its own account, the actual knowledge or awareness, as of such date, of the persons who occupy the offices of Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Senior Executive Vice President-Finance, Executive Vice President-Finance and Development, Senior Vice President-Operations and such other officers as shall from time to time perform the functions that are performed by the foregoing officers as of the date of this Agreement. The Borrower represents and warrants that the foregoing Persons have executive and administrative responsibility for the Borrower and its assets and, in the performance of their duties in the ordinary course of business, and that one or more of such Persons would customarily have knowledge of the matters referred to herein.


                             SECTION 2
            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  PURCHASE  AND  SALE OF VIRGINIA LOAN; COMMITMENTS; LOANS;  NOTES;  THE
REGISTER.

     A.   PURCHASE AND SALE OF VIRGINIA LOAN.

     Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of CapStar and the Borrower herein set forth, CapStar shall sell to the Lenders, and the Lenders shall purchase from CapStar, all right, title and interest of CapStar in and to the Virginia Loan.

     The purchase price (the ``PURCHASE PRICE'') for the Virginia Loan shall be $16,000,000. CapStar hereby directs the Lenders to pay the Purchase Price on the Closing Date by causing an amount of same-day funds equal to the Purchase Price to be credited to the account of the Borrower.

     The obligations of the Lenders to purchase the Virginia Loan shall be subject to satisfaction of all of the conditions set forth in Section 4.

     Simultaneously with the purchase and sale of the Virginia Loan, the Lenders and the Borrower shall, and hereby do, split such indebtedness into the several Loans of each of the several Lenders and amend and restate the Virginia Documents in their entirety so that, from and after the Closing Date, all of the agreements, covenants, representations, warranties, indemnities, rights and obligations of the Loan Parties and the Lenders with respect to the Virginia Loan shall be as provided in this Agreement and the other Loan Documents and as otherwise provided by Applicable Law with respect to the Loans hereunder.

     B.   COMMITMENTS.

     Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of CapStar and the Borrower herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to the Borrower from time to time during the period from the Closing Date to but excluding the third Anniversary, an aggregate amount not exceeding such Lender's Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. In addition, each Lender hereby agrees to maintain as Loans, subject to the provisions of subsection 2.4, the Loans of such Lender outstanding on the third Anniversary during the period, if any, from the third Anniversary to the Maturity Date; PROVIDED that, except with respect to Loans made pursuant to subsection 3.3B to reimburse an Issuing Lender, no Lender shall be required to make additional Loans on or after the third Anniversary. The original amount of each Lender's Commitment and such Lender's Pro Rata Share is set forth opposite its name on SCHEDULE 2.1B annexed hereto and the aggregate original amount of the Commitments is $225,000,000; PROVIDED, however, that the Commitments of the Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 9.1; PROVIDED FURTHER, HOWEVER, that the amount of the Commitments shall be automatically reduced by the amount of any reductions to the Commitments made pursuant to subsection 2.4B(ii).

     Each Lender's Commitment shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than the Maturity Date; PROVIDED, however, that each Lender's Commitment shall expire immediately and without further action on October 31, 1996, if the Closing Date has not occurred on or before that date.

     Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitation that (i) the Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness and after giving effect to any concurrent payment of the Loans made with the proceeds of Loans) shall not exceed the lesser of the Borrowing Base and the Commitments then in effect and (ii) the Total Utilization (after giving effect to any concurrent payment of the Loans made with the proceeds of Loans) shall not exceed the Commitments then in effect.

     C. BORROWING MECHANICS. Loans made on any Funding Date (other than Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000. The Borrower shall be permitted to borrow Loans pursuant to this subsection 2.1C only twice during any 30 consecutive day period. Whenever the Borrower desires that the Lenders make Loans, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date.

     Each Notice of Borrowing shall contain the information specified in the form attached hereto as EXHIBIT II. If any of the proceeds of such Loan is to be applied to the Restoration of any Property, the Borrower shall deliver all lien waivers and search reports then required to be delivered pursuant to subsection 6.11F concurrently with the Notice of Borrowing.

     The Borrower shall notify the Agent prior to the funding of any Loans in the event that any of the matters to which the Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Borrower of the proceeds of any Loans shall constitute a re-certification by the Borrower, as of the applicable Funding Date, as to the matters to which the Borrower is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B and 2.6C, a Notice of Borrowing for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

     D. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. After receipt by the Agent of a Notice of Borrowing pursuant to subsection 2.1C (or telephonic notice in lieu thereof), the Agent shall promptly notify (and, if the Notice of Borrowing is received by the Agent by 10:00 A.M. (New York time) on any day, in any event by the end of such day) each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to the Agent, in same day funds, at the office of the Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 Noon (New York time) on the applicable Funding Date in same day funds in Dollars. Except as provided in subsection 3.3B with respect to Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), the Agent shall make the proceeds of such Loans available to the Borrower on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Agent from the Lenders to be transferred to the Operating Account.

     Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     E.   THE REGISTER.

          (i) The Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the ``REGISTER''). The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) The Agent shall record in the Register the Commitment and the Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; PROVIDED, HOWEVER, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of the applicable Loans.

        (iii) Each Lender shall record on its internal records (including any promissory note described in subsection 2.1E(iv)) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; PROVIDED, HOWEVER, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of the applicable Loans; PROVIDED FURTHER, HOWEVER, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

         (iv) Any Lender may, by notice to the Agent and the Borrower, request that all or part of the principal amount of the Borrower's Loans from such Lender hereunder be evidenced by a Note. Within three Business Days of the Borrower's receipt of such notice, the Borrower shall execute and deliver to the Agent for delivery to the appropriate Lender a Note in the principal amount(s) of such Loans, in the form of
     EXHIBIT I attached hereto, payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.1 hereof. If the foreclosure or other enforcement of any Mortgage or any other Security Document requires the presentation of a Note evidencing the Obligations secured by such Security Document and the Borrower fails or refuses to comply with a request for such Note, then a copy of this Agreement may be presented in lieu of such a Note.

     F.   EXTENSION OF MATURITY DATE.

          (i) At any time prior to the date that is 180 days before the third Anniversary, the Borrower may deliver a written notice to the Agent requesting that the Maturity Date be extended from the third Anniversary to the fourth Anniversary and, if such notice is delivered, the Maturity Date shall be so extended provided that the following conditions are satisfied:

            (a) as of the third Anniversary, no Event of Default or Potential Event of Default shall have occurred and be continuing and the Borrower shall have delivered an Officers' Certificate certifying thereto;

            (b) on or prior to the third Anniversary, the Borrower shall have paid to the Agent in immediately available funds, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee equal to .25% of the Total Utilization of Commitments on the third Anniversary; and

            (c) after giving effect to the proposed extension, no Indebtedness permitted pursuant to subsection 7.1(iv), (v) or
          (vi) shall mature prior to the date that is 91 days after the Maturity Date, as so extended, except to the extent expressly permitted by the second proviso contained in subsection 7.1(iv).

         (ii) If the Maturity Date has been extended pursuant to clause (i) above, at any time prior to the date that is 180 days before the fourth Anniversary, the Borrower may deliver a written notice to the Agent requesting that the Maturity Date be extended from the fourth Anniversary to the fifth Anniversary and, if such notice is delivered, the Maturity Date shall be so extended provided that the following conditions are satisfied:

            (a) as of the fourth Anniversary, no Event of Default or Potential Event of Default shall have occurred and be continuing and the Borrower shall have delivered an Officers' Certificate certifying thereto;

            (b) on or prior to the fourth Anniversary, the Borrower shall have paid to the Agent in immediately available funds, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee equal to .25% of the Total Utilization of Commitments on the fourth Anniversary; and

            (c) after giving effect to the proposed extension, no Indebtedness permitted pursuant to subsection 7.1(iv), (v) or
          (vi) shall mature prior to the date that is 91 days after the Maturity Date, as so extended, except to the extent expressly permitted by the second proviso contained in subsection 7.1(iv).

     G. REPLACEMENT OF DEFAULTING LENDER. If any Lender is a Defaulting Lender and shall remain a Defaulting Lender for 5 or more consecutive Business Days, the Borrower shall have the right (in addition to all other rights that the Borrower may have with respect to such Defaulting Lender) for a period of 45 days following the date of such Lender becomes a Defaulting Lender to request that such Defaulting Lender assign its Commitment and outstanding Obligations to a proposed Eligible Assignee designated by the Borrower and reasonably satisfactory to Agent and, within 10 Business Days of such request, such Defaulting Lender shall, upon payment in cash to such Defaulting Lender of all such Lender's outstanding Obligations and at the Borrower's expense, promptly take all actions reasonably necessary to consummate such assignment; PROVIDED that at any time prior to the consummation of any such assignment, the Agent may (but shall have no obligation to) designate a proposed Eligible Assignee in substitution for the proposed Eligible Assignee designated by the Borrower, in which event, the applicable Defaulting Lender shall, upon payment in cash to such Defaulting Lender of all such Lender's outstanding Obligations and at the Borrower's expense, promptly take all actions reasonably necessary to consummate the proposed assignment. The Borrower shall offer the Commitment of such Defaulting Lender to other Lenders (other than Defaulting Lenders) before offering such Commitment for assignment to any Person that is not a Lender.

2.2  INTEREST ON THE LOANS.

     A.   RATE OF INTEREST.  Subject to the provisions of subsections 2.2E,
2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through the Maturity Date at a rate determined by reference to the Adjusted Eurodollar Rate; PROVIDED HOWEVER, that in the event that any Loan is to be made on a day when there are seven Interest Periods outstanding, such Loan shall bear interest at a rate determined by reference to the Base Rate until such Loan is converted to a Eurodollar Rate Loan in accordance with subsection 2.2D; PROVIDED FURTHER that at all times during which the Credit Agreement otherwise provides that a Loan shall be a Base Rate Loan, such Loan shall bear interest at a rate determined by reference to the Base Rate.

     Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through the Maturity Date as follows:

          (i) if a Base Rate Loan, then at a rate equal to the sum of the Base Rate PLUS the Applicable Base Rate Margin; and

         (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Rate Margin.

     From time to time upon the request of the Borrower with respect to any Loan, the Agent shall advise the Borrower of the interest rate applicable to such Loan. The Agent shall advise the Borrower of the amount of each interest payment in advance of each Payment Date in accordance with the customary procedures of the Agent with respect thereto, but the failure of the Agent to provide such advice accurately or timely shall not vary the obligation of the Borrower to pay the same in accordance with the terms of this Agreement.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Borrower shall, pursuant to the applicable Notice of Borrowing or Notice of Continuation, as the case may be, select an interest period (each an ``INTEREST PERIOD'') to be applicable to such Loan, which Interest Period shall be at the Borrower's option either a one, two, three or, if available, six month period; PROVIDED, HOWEVER, that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan;

         (ii) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

        (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

         (vi)  there  shall  be  no  more  than  seven   Interest   Periods
     outstanding at any time;

        (vii) in the event the Borrower shall fail to specify an Interest Period for a Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Continuation, the Borrower shall be deemed to have selected an Interest Period of one month; and

       (viii) if seven Interest Periods are outstanding, at least one Interest Period shall be either (a) a one month Interest Period or (b) an Interest Period with less than 30 days remaining.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on the Loans shall be payable monthly in arrears on and to each Payment Date, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at the Maturity Date.

     D. CONVERSION/CONTINUATION. Subject to the provisions of subsections 2.2E and 2.6, (i) if any Eurodollar Rate Loan is to be made or continued on any date in which one or more Base Rate Loans are outstanding, each outstanding Base Rate Loan shall be automatically converted into a Eurodollar Rate Loan on such date and, subject to the provisions of subsection 2.2B, shall have the Interest Period specified in a written notice delivered by the Borrower to the Agent at least 3 days prior to such date or, if no such notice was timely delivered, the same Interest Period as the Eurodollar Rate Loan to be made or continued on such date and (ii) if any Base Rate Loan has been outstanding for 27 days, such Base Rate Loan shall be automatically converted into a Eurodollar Rate Loan on the 30th day after the making of such Loan and shall have the Interest Period specified in a written notice delivered by the Borrower to the Agent by the 27th day after the making of such Loan or, if no such notice was timely delivered, an Interest Period of one month. Notwithstanding anything to the contrary contained in this section 2.2, no Loan (other than Loans made pursuant to subsection 3.3B to reimburse an Issuing Lender) may be made as a Base Rate Loan during the period from December 24 of any year to and including January 7 of the next succeeding year.

     Upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Borrower shall continue such Loan as a Eurodollar Rate Loan. The Borrower shall deliver a Notice of Continuation to the Agent no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed continuation date for the applicable Eurodollar Rate Loan. A Notice of Continuation shall specify (i) the proposed continuation date (which shall be a Business Day), (ii) the amount of the Eurodollar Rate Loan to be continued, (iii) the requested Interest Period, and (iv) that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Continuation, the Borrower may give the Agent telephonic notice by the required time of any proposed continuation under this subsection 2.2D; PROVIDED, HOWEVER, that such notice shall be promptly confirmed in writing by delivery of a Notice of Continuation to the Agent on or before the proposed continuation date. Upon receipt of written or telephonic notice of any proposed continuation under this subsection 2.2D, the Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          Neither the Agent nor any Lender shall incur any liability to the Borrower or any of its Affiliates in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Borrower shall have effected a continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.2E, 2.6B and 2.6C, a Notice of Continuation for continuation of a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a continuation in accordance therewith.

     E. DEFAULT RATE INTEREST. During the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due (other than any excess interest payable solely pursuant to this subsection 2.2E) and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 3.0% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 3.0% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED, HOWEVER, that, in the case of Eurodollar Rate Loans, if such Event of Default is continuing, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such
Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 3.0% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

     F.   COMPUTATION OF INTEREST.  Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

     A. COMMITMENT FEES. The Borrower agrees to pay to the Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the third Anniversary, equal to (i) the average of the daily unused portion of the Commitments, taking into consideration any reductions thereof in accordance with Section 2.4B, MULTIPLIED BY (ii) 0.25% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the third Anniversary. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the commitment fees payable by the Borrower pursuant to this subsection 2.3B, the ``unused portion of the Commitments,'' as of any date of determination, shall be an amount equal to the aggregate amount of Commitments as of such date MINUS the sum of
(i) the aggregate principal amount of all outstanding Loans on such date PLUS (ii) the aggregate face amount of outstanding Letters of Credit. The commitment fees shall be payable as provided in this subsection notwithstanding that the amount available to be borrowed hereunder may be less than the amount of the Commitments due to the operation of the Borrowing Base or otherwise.

     B. OTHER FEES. The Borrower agrees to pay to the Agent such other fees in the amounts and at the times separately agreed upon in writing between the Borrower and the Agent.

2.4  REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

     A. SCHEDULED PAYMENTS OF THE LOANS. On each Scheduled Principal Payment Date, if any, the Borrower shall make a principal payment in the amount equal to 6 2/3% of the amount of the Total Utilization of Commitments on the third Anniversary. The amounts of the payments required by the preceding sentence shall not be increased or decreased by the occurrence or amounts of prepayments pursuant to subsection 2.4B or otherwise; PROVIDED that voluntary prepayments made after the third Anniversary pursuant to subsection 2.4B(i) shall be applied against the scheduled payments required pursuant to this subsection 2.4A(i) in inverse order of maturity. The Loans and all other Obligations shall be paid in full by the Borrower no later than the Maturity Date.

     B.   PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.

          (i) VOLUNTARY PREPAYMENTS. The Borrower may, without prepayment charge or penalty (except as provided in Section 2.6D), upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and upon not less than three Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, in each case confirmed in writing to the Agent (which notice the Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount (or, if less, the total amount of all outstanding Loans); PROVIDED, HOWEVER, that in the event a Eurodollar Rate Loan is prepaid on a day other than the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of any amounts payable under subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(vi). Amounts prepaid pursuant to this subsection 2.4B(i) may be reborrowed pursuant to subsection 2.1B.

         (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. The Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent (which notice the Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization; PROVIDED, HOWEVER, that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. The Borrower's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Commitment of each Lender in the same proportion as its Pro Rata Share.

        (iii) REDUCTIONS IN BORROWING BASE DUE TO CASUALTY, CONDEMNATION OR DISPOSITION OF POOL A PROPERTY. If there shall occur a casualty or Taking with respect to any Pool A Property (or any portion thereof) or a sale or other permanent disposition of such Pool A Property, with respect to which occurrence a prepayment is required to be made pursuant to subsection 6.11E or 7.15B, as the case may be, then the Borrowing Base shall be reduced by an amount equal to the then applicable Property Amount with respect to such Pool A Property.

         (iv) PREPAYMENTS DUE TO BORROWING BASE OR TOTAL UTILIZATION. If at any time (a) the Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness) exceeds the Borrowing Base then in effect, as demonstrated by a Borrowing Base Certificate delivered (or required to be delivered) pursuant to subsection 6.1(ii), or (b) the Total Utilization exceeds the aggregate amount of the Commitments then in effect, then the Borrower shall prepay the Loans (or, if no Loans are then outstanding, deposit Cash to be held pursuant to the terms of the Collateral Account Agreement with respect to Letters of Credit then outstanding, whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) in an amount equal to the greater of the amounts determined pursuant to the preceding clauses (a) and (b) not later than 10 days after the date that such Borrowing Base Certificate shall have been delivered (or, if such Borrowing Base Certificate shall not have been delivered timely or at all, on the last day that such Borrowing Base Certificate is permitted by subsection 6.1(ii) to be delivered) or such excess Total Utilization occurred, as the case may be. Any mandatory prepayments pursuant to this subsection 2.4B(iv) shall be applied as specified in subsection 2.4B(vi).

          (v) ACCELERATION DUE TO REDUCTION OF THE FACILITY AMOUNT. If at any time the aggregate amount of the Commitments is less than $100,000,000, whether due to a reduction in the Commitments or otherwise, (a) the Commitments shall be automatically terminated,
     (b) the Loans outstanding and all other Obligations of the Borrower shall become immediately due and payable and (c) the Borrower shall be required to deposit in Cash to be held pursuant to the terms of the Collateral Account Agreement an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit).

         (vi) APPLICATION OF PREPAYMENTS. Each prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to subsection 2.6D.

     C. APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of the Loans shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of unpaid interest before application to principal.
     D.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) MANNER AND TIME OF PAYMENT. All payments by the Borrower of principal, interest, fees and other Obligations hereunder and under the Notes and the other Loan Documents owed to Agent or any Lender shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 2:00 P.M. (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York, for the account of the Lenders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. Upon the occurrence and during the continuance of an Event of Default, the Borrower hereby authorizes the Agent to instruct the Cash Manager to charge its accounts with the Cash Manager (including the Concentration Account and the Operating Account) in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder or under the Notes or the other Loan Documents (subject to sufficient funds being available in its accounts for that purpose).

         (ii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Agent and the commitment fees of such Lender when received by the Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4D(ii), if, pursuant to the provisions of subsection 2.6C, any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

        (iii) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

         (iv) NOTATION OF PAYMENT. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED, HOWEVER, that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

          (v) DISTRIBUTION TO LENDERS. Any payment received by the Agent for distribution to the Lenders that is received by 2:00 P.M. (New York time) on any day shall be paid to the Lenders by the end of such day and, if such amounts are not paid to the Lenders on such date, shall bear interest, payable on demand, until paid to the Lenders at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate.

2.5  USE OF PROCEEDS.

     A. LOANS. Subject to the other provisions of this Agreement, the proceeds of the Loans shall be applied by the Borrower for the general corporate purposes of the Borrower and its Subsidiaries, which may include
(i) the repayment of existing Indebtedness, (ii) the acquisition, ownership, Renovation, Restoration, management and operation of upscale full service hotels in the United States of America and, to the extent permitted by subsection 7.14B, Canada, (iii) the acquisition and ownership of real property for the expansion of such hotels, (iv) the provision or acquisition and ownership of equity and debt Investments in Joint Ventures or other entities formed to acquire, own, Renovate, Restore, manage, operate and dispose of such hotels, (v) the acquisition and ownership of certain mortgage loans secured primarily by such hotels, and (vi) the acquisition and ownership of certain other equity and debt Securities.

     B. LETTERS OF CREDIT. Subject to subsections 2.5C, 7.3 and 7.4, the Letters of Credit shall be issued for the purposes set forth in the definitions of Commercial Letter of Credit and Standby Letter of Credit and such other general corporate purposes as may, in any instance, be approved in advance, in writing, by the Agent.

     C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Loan Party or any of its Subsidiaries in any manner that might cause the borrowing to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE; EXISTENCE OF DEFAULT. In the event that the Agent shall have determined in good faith (which determination shall absent manifest error be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to Eurodollar Rate Loans until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Continuation given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to contain a request that such Loans be made as or converted to Base Rate Loans. Notwithstanding anything to the contrary contained in this Agreement, no Loan may be made as, or converted into, a Eurodollar Rate Loan if an Event of Default or Potential Event of Default has occurred and is continuing.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market, or the position of such Lender in that market, then, and in any such event, such Lender shall be an ``AFFECTED LENDER'' and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which withdrawal shall be promptly accomplished by such Affected Lender by notice to the Agent and the Borrower as soon as the circumstances causing such Affected Lender to be so classified no longer exist), (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower to be made or continued hereunder, the Affected Lender shall make such Loan as, or convert such Loan to, as applicable, a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the ``AFFECTED LOANS'') shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D.   COMPENSATION   FOR  BREAKAGE  OR  NON-COMMENCEMENT  OF   INTEREST
PERIODS. The Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or events described in 2.6C above with respect to such Lender) a borrowing or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuance, as applicable, or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on the date specified therefor, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment of any of its Eurodollar Rate Loans is not made by the Borrower on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other default by the Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender located in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Agent) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new  law,  treaty or  governmental  rule,  regulation  or  order),  or  any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender), with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

        (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Agent) a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   WITHHOLDING OF TAXES.

          (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by the Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (excluding in the case of each Lender and the Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lending office for funding or booking its Loans hereunder is located) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii) GROSSING-UP OF PAYMENTS. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

               (a) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

               (b) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

               (c) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     PROVIDED, HOWEVER, that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date such Lender became a Lender pursuant to subsection 9.1 (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement (in the case of each Lender listed on the signature pages hereof) or at the date such Lender became a Lender pursuant to subsection 9.1 (in the case of each other Lender) as the case may be, in respect of payments to such Lender.

        (iii) U.S. TAX CERTIFICATES. Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof shall deliver to the Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date it becomes a Lender pursuant to subsection 9.1 (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
     Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any Lender under clause (c) or perform with respect thereto under clause (d) of subsection 2.7B(ii) at any time during which such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; PROVIDED, HOWEVER, that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date it becomes a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to clause (c) or perform with respect thereto under clause (d) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability (after the date of this Agreement) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, including any central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law (after the date of this Agreement)) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations herein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF THE LENDERS TO MITIGATE.

     Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Commitment of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its reasonable judgment, the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; PROVIDED, HOWEVER, that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive absent manifest error.

2.9  ACQUISITION OF PROPERTIES.

     A. ACQUISITION AND ADDITION OF POOL A PROPERTIES. The Borrower and its Wholly Owned Subsidiaries may, with the prior written approval of the
Agent and Lenders holding 66-2/3% of the Commitments (or, if the Commitments have been terminated, the Total Utilization of Commitments), which approval may be granted, withheld, conditioned or delayed in the Agent's and Lenders' sole discretion (PROVIDED that such determination shall be made by the Agent and the Lenders within ten Business Days following receipt by the Agent and the Lenders of all Property Information or such other documents and other information required to be received by the Agent and the Lenders in advance of such determination), make Acquisitions of one or more hotel properties (each, an ``ADDITIONAL POOL A PROPERTY'') as Pool A Properties; PROVIDED that, in any event:

          (i) such Additional Pool A Property shall be owned either by the Borrower or a Wholly Owned Subsidiary (other than a Pool B Subsidiary) of the Borrower; PROVIDED that such Subsidiary shall have executed a counterpart of the Affiliate Guaranty, the Security Agreement and the Environmental Indemnity;

         (ii) each Additional Pool A Property shall include the entire fee interest or leasehold interest pursuant to a Ground Lease in an upscale full service hotel located in the United States of America and, to the extent provided in subsection 7.14B, Canada, and otherwise be of a type, quality and character consistent with the Borrower's business plan and strategy or, if not consistent, as approved by the Agent, which approval may be granted, withheld, conditioned or delayed in the Agent's sole discretion;

        (iii) at least 30 days (or such shorter period as shall be acceptable to the Agent) before the proposed Addition Date, the Borrower, at its expense, shall deliver to the Agent the Property Information with respect to such Additional Pool A Property, which Property Information shall be satisfactory in form and substance to the Agent, in its sole discretion;

         (iv) on or before the closing date of the Acquisition of such Additional Pool A Property, the Borrower, at its expense, shall deliver to the Agent the following with respect to the applicable Additional Pool A Property:

               (a) evidence acceptable to the Agent, as contemplated by subsection 6.10E, with respect to valid policies of insurance, required by this Agreement or any other Loan Document,

               (b) supplements to the Schedules to this Agreement and the other Loan Documents reflecting the acquisition of such Additional Pool A Property and the other actions taken by the Loan Parties and their respective Subsidiaries in connection therewith, which Schedules shall be acceptable to the Agent,

               (c) to the extent applicable, each of the other documents and satisfy each of the other conditions set forth in paragraphs E, F, G, I, L and M(i) of subsection 4.1, MUTATIS MUTANDIS, with respect to such Additional Pool A Property, PROVIDED that the Agent shall not be required to approve such Engineering Report,

               (d) executed or certified, conformed copies of any applicable Acquisition Agreement, and such other documents, certificates and opinions executed and delivered by or on behalf of CapStar and any of its Subsidiaries as the Agent may reasonably request, at least ten days prior to such closing date,

               (e) if the Additional Pool A Property includes a leasehold interest, original counterparts of a landlord estoppel certificate and agreement with respect to each of the applicable Ground Leases, reasonably satisfactory in form and substance to the Agent, and duly executed and acknowledged by each lessor under such Ground Lease, and

               (f) payment pursuant to subsection 9.2 of the expenses incurred by the Agent in connection with the matters subject to this subsection 2.9;

          (v) on or before the proposed Addition Date with respect to such Additional Pool A Property, the Borrower at its expense, shall deliver to the Agent:

               (a) a statement of Property Gross Revenues and Operating Expenses and any other expenses with respect to such Additional Pool A Property for the 12 most recently completed calendar months ending not less than 30 days before such Addition Date, in reasonable detail satisfactory to the Agent and certified by the Authorized Officer of the Borrower to the effect provided in subsection 6.1(i), MUTATIS MUTANDIS, PROVIDED that such certificate may be based upon his or her knowledge, after reasonable inquiry,

               (b) an Addition Certificate in reasonable detail satisfactory to the Agent and together with the financial statements and other information used by the Borrower to calculate the Borrowing Base and certified by the Authorized Officer of the Borrower and, if applicable, the Subsidiary acquiring the Additional Pool A Property,

               (c) an Appraisal with respect to such Additional Pool A Property, which Appraisal shall satisfy all applicable regulatory requirements and be satisfactory in form and substance to the Agent,

               (d) payment pursuant to subsection 9.2 of the expenses incurred by the Agent in connection with the matters subject to this subsection 2.9 and not previously paid pursuant to clause (iv)(f) above, and

               (e) to the extent applicable, each of the other documents and satisfy each of the other conditions set forth in paragraphs J, K and M of subsection 4.1 (PROVIDED that, without limiting any other consent or approval rights, the Engineering Report and related reliance letter shall be satisfactory in form and substance to the Agent); and

         (vi) Notwithstanding anything to the contrary contained herein, the Addition Date with respect to such Additional Pool A Property shall not occur without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in the Agent's sole discretion.

     B. ACQUISITION OF POOL B PROPERTIES. So long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, without the approval of the Agent (except as otherwise expressly provided herein), any of the Pool B Subsidiaries may make Acquisitions of Pool B Properties; PROVIDED that:

          (i) each Pool B Property subject to such Acquisition shall include the entire fee or leasehold interest pursuant to a Ground Lease in an upscale full service hotel located in the United States of America and, to the extent permitted in subsection 7.14B, Canada and otherwise be of a type, quality and character consistent with the Borrower's business plan and strategy or, if not consistent, as approved by the Agent, which approval may be granted, withheld, conditioned or delayed in the Agent's sole discretion;

         (ii) at least 15 days before the proposed closing date of each such Acquisition, the Borrower, at its expense, shall deliver to the Agent (1) the Property Information with respect to such Pool B
     Property that has not previously been delivered (PROVIDED that the information delivered pursuant to clauses (iii) and (v) of the definition of Property Information need not be approved by the Agent) and (2) a statement of Property Gross Revenues and Operating Expenses and any other expenses with respect to such Pool B Property for the 12 most recently completed calendar months ending not less than 30 days before such closing date, in reasonable detail satisfactory to the Agent and certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower to the effect provided in subsection 6.1(i), MUTATIS MUTANDIS, PROVIDED that such certificate may be based upon his or her knowledge, after reasonable inquiry;

        (iii) on or before such closing date, the Borrower or any of its Wholly Owned Subsidiaries (other than Pool B Subsidiaries) shall have entered into a Property Servicing Agreement with such Pool B Subsidiary and, in the event a Liquor License exists with respect to such Pool B Property or is acquired thereafter, and the Agent shall reasonably determine that the same is necessary or advisable, the appropriate parties shall have entered into a Liquor Operation Servicing Agreement or a Liquor Lease, in each case substantially in the form approved by the Agent on or before the Closing Date or in such other form as may be reasonably acceptable to the Agent; and

         (iv) on or before such closing date, the Borrower, at its expense, shall deliver to the Agent

               (a) evidence acceptable to the Agent with respect to valid policies of insurance required by any Pool B Document, this Agreement or any other Loan Document,

               (b)  an   Addition   Certificate,   in   reasonable   detail
          satisfactory to the Agent,

               (c) supplements to the Schedules to this Agreement and the other Loan Documents reflecting the acquisition of such Pool B Property and the other actions taken by the Loan Parties and their respective Subsidiaries in connection therewith, which supplements shall be reasonably satisfactory to the Agent,

               (d) unless previously delivered to the Agent pursuant to subsection 7.7(ii), originally counterparts to the Environmental Indemnity and the Affiliate Guaranty executed by such Pool B Subsidiary; PROVIDED that such Pool B Subsidiary shall not be acquired to execute an Affiliate Guaranty if and so long as doing so would violate the provisions of any Pool B Indebtedness then owed by such Pool B Subsidiary,

               (e) executed or certified, conformed copies of the related Acquisition Agreements and Pool B Documents and copies of such other documents, certificates and opinions executed and delivered by or on behalf of the Borrower and any of its Subsidiaries as the Agent may reasonably request,

               (f) to the extent applicable, copies of each of the documents set forth in paragraphs F, I, J (other than the consent agreement specified therein), K, L and M of subsection 4.1, MUTATIS MUTANDIS, with respect to such Pool B Property, in each case subject to the satisfaction of the Agent specified in such subsections; PROVIDED that the Agent shall not be required to approve the Franchise Agreements, Material Leases and Engineering Reports delivered pursuant to this clause (f); PROVIDED, HOWEVER, that the franchisors under the respective Franchise Agreements shall have a national standing and reputation not less favorable than the standing and reputation of the franchisors under Franchise Agreements then covering the Pool A Properties,

               (g) payment pursuant to subsection 9.2 of the expenses incurred by the Agent in connection with the matters subject to this subsection 2.9B, and

               (h) if the Acquisition includes a leasehold interest, (i) a leasehold mortgage reasonably satisfactory in form and substance to the Agent and evidence reasonably satisfactory to the Agent that all other documents have been executed and all actions that the Agent reasonably requests taken in order to create, perfect and maintain a valid and enforceable first priority Lien in the leasehold interest of the applicable Loan Party or Subsidiary and
          (ii) an estoppel certificate, reasonably satisfactory in form and substance to the Agent, duly executed by the applicable lessor, PROVIDED that such Pool B Subsidiary shall not be required to execute such a leasehold mortgage if and so long as doing so would violate the provisions of any Pool B Indebtedness then owed by such Pool B Subsidiary, and

               (i) any other information relating to such Acquisition or such Additional Pool B Property as is reasonably requested by the Agent;

          (v)  after  giving   effect  to  the  proposed  Acquisition,  the
     Borrower shall satisfy all conditions to the borrowing of an additional $1.00 hereunder, without giving effect to limitations with respect to the frequency and minimum amounts of Loans, the amount of the Borrowing Base and the date of the borrowing; and

         (vi) at no time shall a Pool B Subsidiary acquire and own more than one Pool B Property unless such Pool B Properties are acquired in a single transaction or series of related transactions.

     C. DESIGNATION OF POOL A PROPERTIES. The Borrower may designate any Removed Pool A Property as a Designated Pool A Property by delivering a written notice of such designation to the Agent. Upon receipt of such notice, the applicable Removed Pool A Property shall be a Designated Pool A Property for all purposes of this Agreement, including without limitation, the calculation of the Borrowing Base.

     D. REMOVAL OF DESIGNATED PROPERTIES. The Borrower may, from time to time after the Closing Date, deliver to the Agent written notice that it elects to exclude the Property Amount of a specified Pool A Property from the calculation of the Borrowing Base; PROVIDED that, after giving effect to such exclusion, the Borrowing Base shall be an amount at least equal to the remainder of (i) the Total Utilization MINUS (ii) the aggregate principal amount of the Pool B Indebtedness. Upon receipt by the Agent of such notice or upon a mandatory removal pursuant to subsection 6.11E, the specified Pool A Property shall be a Removed Pool A Property for all purposes of this Agreement and shall be excluded from the calculation of the Borrowing Base unless, in the case of a voluntary removal, the Borrower elects to again designate such Pool A Property as a Designated Pool A Property pursuant to subsection 2.9C, but such Removed Pool A Property shall remain a Pool A Property for all purposes of this Agreement unless such Property is Released pursuant to subsection 2.10.

     E. ATLANTA PROPERTY. Notwithstanding anything herein to the contrary, the Atlanta Property shall cease to be a Pool A Property and shall become a Pool B Property, in each case for all purposes under this Agreement, immediately upon the earliest to occur of (i) the payment, discharge, cancellation or transfer (other than pursuant to this Agreement and the other Loan Documents) of the Atlanta Note, (ii) the failure of the Atlanta Note to constitute a legally valid and binding obligation of the Atlanta Airport Partnership, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), (iii) the existence or assertion of any defenses to payment, counterclaims with respect to the Note or any right of set-off against any payment due thereunder, (iv) the failure of the Atlanta Mortgage to be a perfected, valid and enforceable first priority Lien on the Atlanta Property and (v) the failure of the Atlanta Airport Property to be free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances.

     F. ADDITION OF MBL PROPERTIES. The Agent, each Lender, CapStar and the Borrower hereby agree that if the Borrower, on or prior to December 17, 1996, (i) delivers each item required to be delivered pursuant to subsection 2.9A with respect to any of the MBL Properties and (ii) deposits in the Deferred Maintenance Account or establishes a reserve as provided in the definition of Total Utilization in an amount not less than $391,750 in the aggregate (which amount is the sum of the subtotals of the amounts in the columns in SCHEDULE 6.16B annexed hereto entitled ``Immediate Repairs of Deferred Items'' and ``Immediate Repairs of ADA Items'', respectively, with respect to the MBL Properties), which amount shall be allocated among the MBL Properties as provided on SCHEDULE 6.16B, then the Agent and each Lender shall be deemed to have approved the addition of such MBL Property as an Additional Pool A Property pursuant to subsection 2.9A.

     G. VIRGINIA LOAN. Immediately prior to the sale of the Virginia Loan to the Lenders as herein contemplated, CapStar will have good title to the Virginia Loan, free and clear of all Liens, and will be the sole owner thereof, with full power and authority to sell the Virginia Loan to the Lenders. Upon the transfer of the Virginia Loan to the Lenders, as herein contemplated, the Lenders will own the Virginia Loan free and clear of any Lien thereon created by or through either CapStar or any predecessor-in-interest of CapStar. Immediately prior to the sale and transfer of the Virginia Loan to the Lenders, the aggregate outstanding principal balance of the Virginia Loan is not less than $17,000,000.

2.10 RELEASES OF POOL A PROPERTIES AND OTHER COLLATERAL.

     A. POOL A PROPERTIES. At any time and from time to time after the Closing Date, in connection with the sale or other permanent disposition of any Pool A Property, the Borrower may obtain a Release of the Lien of the Security Documents in respect of all, but except as provided below not a portion of, such Pool A Property, subject to the following terms and conditions on the applicable Release Date:

          (i) the Borrower shall have delivered written notice to the Agent (a) not less than 30 days (or such shorter period as is acceptable to the Agent) prior to the proposed Release Date specifying the proposed Release Date and such Pool A Property and (b) not less than 5 days (or such shorter period as is acceptable to the Agent) prior to the actual Release Date specifying such actual Release Date and such Pool A Property;

         (ii) no Event of Default shall have occurred and be continuing as of the date of the delivery of the notice pursuant to clause (i) above (other than an Event of Default or Potential Event of Default that pertains solely to the Pool A Property or portion thereof which is the subject of such Release or which is cured by such Release) and no Event of Default shall be continuing as of the Release Date after giving effect to such Release;

        (iii) concurrently with such Release, the Borrowing Base shall be reduced by an amount equal to the then applicable Property Amount with respect to such Pool A Property in effect immediately prior to giving effect to such Release;

         (iv) the Borrower shall concurrently prepay the Loans in an amount equal to the Release Price in respect of such Pool A Property;

          (v) the Borrower shall have delivered to the Agent for distribution to the Lenders (a) an Officers' Certificate dated the Release Date, certifying as to the matters referred to in clauses (ii) and (iv) above and (b) a Borrowing Base Certificate, in reasonable detail satisfactory to the Agent and together with the financial statements and other information utilized by CapStar and the Borrower to calculate the Borrowing Base, and certified by the Chief Executive Officer or Chief Financial Officer of CapStar and the Borrower, calculated as of the Release Date and giving effect to the Release, and demonstrating that Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness) does not exceed the Borrowing Base and that, without giving effect to the limitations in subsection
     2.1 with respect to the frequency and minimum amounts of borrowings, the Borrower would then be entitled to make a borrowing in an amount not less than $1.00;

         (vi)  the Borrower,  at  its  sole  cost  and  expense, shall have
     (a) with respect to any partial Release of the Lien of the Security Documents in respect of such Pool A Property, delivered to the Agent one or more endorsements to the Title Policy in respect of such Pool A Property delivered to the Agent on the date hereof and, to the extent generally available in each state, insuring that, after giving effect to such partial Release and with respect to the portion of such Pool A Property which is not being Released, the Liens created by the applicable Mortgage and insured under the such Title Policy are in full force and effect and unaffected by such partial Release,
     (b) prepared any and all documents and instruments necessary to effect such Release, all of which shall be reasonably satisfactory in form and substance to the Agent, and (c) paid all costs and expenses incurred by the Agent and its counsel in connection with the review, execution and delivery of the release documents; PROVIDED that a partial Release shall only be permitted hereunder in the event of a partial condemnation of the applicable Pool A Property; and

        (vii) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent and the Agent's counsel, the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request and counsel for the Agent shall have received such documents and evidence that such counsel shall require in order to establish compliance with the conditions set forth in this subsection.

The Borrower may obtain a Release of the Lien of the Security Documents in respect of a portion of any Pool A Property, if title to such portion has been permanently Taken, by complying with the foregoing terms and conditions on the applicable Release Date.

     B. OTHER COLLATERAL. At any time and from time to time after the Closing Date, in connection with the sale or other permanent disposition of any other item of Collateral that is not subject to subsection 2.10A, the Borrower may obtain a Release of the Lien of the Security Documents in respect of such other item of the Collateral that is not subject to subsection 2.10A, subject to the following terms and conditions on the applicable Release Date:

          (i) the Company shall have delivered written notice to the Agent not less than 5 days prior to proposed Release Date specifying the proposed Release Date and such other item of Collateral to the extent practical;

         (ii) no Event of Default shall have occurred and be continuing as of the date of the delivery of the notice pursuant to clause (i) above (other than an Event of Default that pertains solely to the other item of Collateral which is the subject of such Release or which is cured by such Release) and no Event of Default shall be continuing as of the Release Date after giving effect to such Release;

        (iii) the Borrower shall have prepaid the Loans in an amount equal to the Release Price, if any, in respect of such other item of Collateral as the case may be;

         (iv) if such item of Collateral is not being sold or otherwise permanently disposed of in the ordinary course of business, the Company shall have delivered to the Agent an Officers' Certificate dated the Release Date, certifying as to the matters referred to in clauses (ii) and (iii) above;

          (v)  the  Borrower,  at  its  sole cost and expense,  shall  have
     (a) prepared any and all documents and instruments necessary to effect such Release, all of which shall be reasonably satisfactory in form and substance to the Agent, and (b) paid all reasonable costs and expenses incurred by the Agent and its counsel in connection with the review, execution and delivery of the release documents; and

         (vi) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent and the Agent's counsel, the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request and counsel for the Agent shall have received such documents and evidence that such counsel shall reasonably require in order to establish compliance with the conditions set forth in this subsection.

The failure of the Borrower to obtain a Release in respect of any such item of Collateral that is not subject to subsection 2.10A shall not restrict the right of the Loan Parties and their Subsidiaries to sell or otherwise permanently dispose of such items pursuant to this Agreement, and each such item of Collateral sold or otherwise permanently disposed of in the ordinary course of business and in accordance with clauses (ii) and (iii) of the preceding sentence shall be deemed to have been so Released.

     C. EFFECT OF RELEASE. Except with respect to a Release in connection with a sale and leaseback transaction pursuant to subsection 7.11, upon any Release of any Pool A Property or other items of Collateral in accordance with this subsection 2.9, such property shall cease to be a Property or other item of Collateral for the purposes of this Agreement (other than for purposes of any indemnity contained herein or in any of the other Loan Documents to the extent such indemnification applies to such Property).

     D. REVISED SCHEDULES. On or prior to each Release, the Borrower shall deliver to the Agent revised Schedules to this Agreement and the other Loan Documents, as applicable, reflecting the Release of any Property, or other item of Collateral pursuant to this subsection 2.9, which Schedules shall be reasonably satisfactory to the Agent.


                             SECTION 3
                         LETTERS OF CREDIT

3.1  ISSUANCE OF LETTERS OF CREDIT  AND LENDERS' PURCHASE OF PARTICIPATIONS
     THEREIN.

     A. LETTERS OF CREDIT. In addition to the Borrower requesting that the Lenders make Loans pursuant to subsection 2.1B, the Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the third Anniversary that one or more Lenders issue Letters of Credit for the account of the Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit and such other general corporate purposes as may, in any instance, be approved in advance, in writing, by the Agent. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that the Borrower shall not request that any Lender issue (and no Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, (a) the Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness) would exceed the lesser of the Commitments then in effect and the Borrowing Base or (b) the Total Utilization would exceed the Commitments then in effect;

         (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

        (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the third Anniversary and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED FURTHER, that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 9.6) at the time such Issuing Lender must elect whether or not to allow such extension;

         (iv)  any  Commercial  Letter  of Credit having an expiration date
     (a) later than the earlier of (x) the date which is 30 days prior to the third Anniversary and (y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

          (v) any Letter of Credit denominated in a currency other than Dollars.

     B.   MECHANICS OF ISSUANCE.

          (i) NOTICE OF ISSUANCE. Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT IV annexed hereto no later than 12:00 Noon (New York City time) at least five Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. Each Notice of Issuance of Letter of Credit shall contain the information indicated on the form thereof attached hereto as EXHIBIT IV; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

     The Borrower shall notify the applicable Issuing Lender (and the Agent, if the Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which the Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit the Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which the Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

         (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by the Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event the Agent elects to issue such Letter of Credit, the Agent shall promptly so notify the Borrower, and the Agent shall be the Issuing Lender with respect thereto. In the event that the Agent, in its sole discretion, elects not to issue such Letter of Credit, the Agent shall promptly so notify the Borrower, whereupon the Borrower may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify the Borrower and the Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that at least two other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Agent not to issue such Letter of Credit, the Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Agent, when aggregated with the Agent's outstanding Loans may exceed the Agent's Commitment then in effect.

        (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 9.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

         (iv) NOTIFICATION TO LENDERS. Upon the issuance or amendment of any Standby Letter of Credit, the applicable Issuing Lender shall promptly notify the Agent and each other Lender of such issuance or amendment, which notice shall be accompanied by a copy of such Standby Letter of Credit or amendment. Promptly after receipt of such notice (or, if the Agent is the Issuing Lender, together with such notice), the Agent shall notify each Lender of the amount of such Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C.

          (v) REPORTS TO LENDERS. Within 15 days after the end of each month ending after the Closing Date, so long as any Commercial Letter of Credit shall have been outstanding during such month, each Issuing Lender shall deliver to each other Lender a report setting forth for such month the daily aggregate amount available to be drawn under the Commercial Letters of Credit issued by such Issuing Lender that were outstanding during such month.

     C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2  LETTER OF CREDIT FEES.

          The Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Letter of Credit, (a) a fronting fee, if any, payable directly to the applicable Issuing Lender for its own account, equal to the amount specified by written agreement between the Borrower and such Issuing Lender; and (b) a letter of credit fee, payable to Agent for the account of Lenders, equal to 2.00% per annum of the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

         (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by the Agent of any amount described in clause (i)(b) of this subsection 3.2, the Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. REIMBURSEMENT BY THE BORROWER OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the ``REIMBURSEMENT DATE'') in an amount in Dollars and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a timely Notice of Borrowing to the Agent requesting Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, the Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED FURTHER that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and the Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection 3.3B.

     C. PAYMENT BY THE LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

          (i) PAYMENT BY THE LENDERS. In the event that the Borrower shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted bad faith or recklessness on the part of such Issuing Lender.

         (ii) DISTRIBUTION TO THE LENDERS OF REIMBURSEMENTS RECEIVED FROM THE BORROWER. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's proportionate share of all payments subsequently received by such Issuing Lender from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

          (i) PAYMENT OF INTEREST BY THE BORROWER. The Borrower agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a per annum rate equal to the sum of the Base Rate PLUS 1%. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

         (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's proportionate share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by such other Lender to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  OBLIGATIONS ABSOLUTE.

          The obligation of the Borrower to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Loans made by the Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

        (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of CapStar, the Borrower or any of their respective Subsidiaries;
         (vi) any breach of this Agreement or any other Loan Document by any party thereto;

        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

       (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted bad faith or recklessness of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all losses, claims, damages, liabilities, costs or expenses (including the reasonable fees, charges and disbursements of counsel and the allocated costs and expenses of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the bad faith or recklessness of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or
(ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called ``GOVERNMENTAL ACTS'').

     B. NATURE OF ISSUING LENDERS' DUTIES. As between the Borrower and any Issuing Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telefacsimile, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower.

          Notwithstanding anything to the contrary contained in this subsection 3.5, the Borrower shall retain any and all rights it may have against any Issuing Lender to the extent such liability arises out of the bad faith or recklessness of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

          Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Agent) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

        (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrower a written statement within 120 days of such Lender obtaining knowledge of the occurrence of any event resulting in such Lender's right to receive compensation hereunder, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                             SECTION 4
                       CONDITIONS PRECEDENT

4.1  CONDITIONS TO EFFECTIVENESS OF COMMITMENTS.

     The effectiveness of the Commitments of the Lenders is conditioned upon the prior or concurrent satisfaction, at the expense of the Borrower, of the conditions specified in subsection 4.2 and in this subsection 4.1, in each case as determined by the Agent:

     A. CORPORATE DOCUMENTS. Each Loan Party (other than any Partnership Loan Party or LLC Loan Party) and each corporate general partner of a Partnership Loan Party shall deliver or cause to be delivered to the Agent (with sufficient originally executed copies for each Lender and the Agent's counsel) the following, each unless otherwise noted dated the Closing Date:

          (i) to the extent such Loan Party is a party thereto, executed originals of this Agreement, the Affiliate Guaranty, the CapStar
     Guaranty, the Security Agreement, and each other Loan Document to which it is a party;

         (ii) certified copies of its Certificate of Incorporation, together with a good standing certificate (including verification, where generally available, of tax good standing) from the Secretary of State (or similar official) of its jurisdiction of incorporation and each other state in which a Property owned or leased by such Loan Party is located), each dated not more than 7 days prior to the Closing Date;

        (iii) copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

         (iv) resolutions of its Board of Directors approving and authorizing (a) the execution, delivery and performance of each Loan Document to which it is a party and (b) the consummation of the transactions contemplated hereby and thereby, in each case certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

          (v)  signature  and   incumbency  certificates  of  its  officers
     executing this Agreement and the other Loan Documents to which it is a party.

     B. PARTNERSHIP AND LLC DOCUMENTS. Each Partnership Loan Party and each LLC Loan Party, as applicable, shall deliver to the Agent (with sufficient originally executed copies for each Lender and the Agent's counsel) the following, each unless otherwise noted dated the Closing Date:

          (i) to the extent such Loan Party is a party thereto, executed originals of this Agreement, the Affiliate Guaranty, the Security Agreement, a Note in favor of each Lender and each other Loan Document to which it is a party;

         (ii) with respect to each Partnership Loan Party, a conformed copy of the partnership agreement, certified by each general partner of such partnership as of the Closing Date as being in full force and effect without modification or amendment;

        (iii) with respect to each LLC Loan Party, a conformed copy of the limited liability company agreement and each other organizational document, certified by the manager of such LLC Loan Party as of the Closing Date as being in full force and effect without modification or amendment;

         (iv) (a) with respect to each Partnership Loan Party, its Certificate of Limited Partnership, certified by the Secretary of State (or similar official) of its jurisdiction of formation and a certificate of existence or good standing, as the case may be, from the Secretary of State (or similar official) of such jurisdiction, each dated not more than 7 days prior to the Closing Date, (b) with respect to each LLC Loan Party, its Articles of Organization or Certificate of Formation, certified by the Secretary of State (or similar official) of its jurisdiction of its jurisdiction of organization, each dated not more than 7 days prior to the Closing Date, and (c) a good standing certificate or certificate of existence, as the case may be, from the Secretary of State (or similar official) of each state or other jurisdiction in which a Property owned or leased by such entity is located;

          (v) all documents of such Partnership Loan Party and its partners (to the extent required by the applicable organizational documents) or such LLC Loan Party and its members, as applicable, approving or authorizing (a) the execution, delivery and performance of the affiliate Guaranty and any other Loan Documents to which it is a party, and (b) the consummation of the transactions contemplated hereby and thereby, each certified as of the Closing Date by the general partner of such Partnership Loan Party or other Loan Party; and

         (vi) unless otherwise required to be delivered pursuant to subsection 4.1A(v), signature and incumbency certificate of the
     Person(s) executing, on behalf of such partnership or limited liability company, as applicable, any Loan Documents to which such Partnership Loan Party or LLC Loan Party is a party.

     C. FINANCIAL STATEMENTS; CERTIFICATES. The Borrower shall have delivered to the Agent an Officers' Certificate of the Chief Executive Officer or the Chief Financial Officer of the Borrower certifying as to the following:

          (i) the delivery to the Agent of the financial statements referred to in subsection 5.3 on or before the Closing Date;

         (ii) as of the Closing Date, CapStar has a Market Equity Capitalization of not less than $200,000,000;

        (iii)  since   June 30,  1996,  no  Material  Adverse  Effect   has
     occurred; and

         (iv) the delivery to the Agent of a Borrowing Base Certificate reasonably satisfactory to the Agent, together with a calculation of the Borrowing Base attached thereto in a form reasonably satisfactory to the Agent and a Compliance Certificate reasonably satisfactory to the Agent, together with a calculation testing compliance with financial and monetary covenants attached thereto in a form reasonably satisfactory to the Agent, each as of the Closing Date.

     D. NO MATERIAL ADVERSE EFFECT. Since June 30, 1996, in the sole opinion of the Agent, no condition or event has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     E. SECURITY INTERESTS. The Borrower shall have taken or caused to be taken all such actions as may be necessary or reasonably requested by the Agent to give the Agent a valid, enforceable and perfected first priority Lien on or first priority security interest in the Collateral as of the Closing Date, it being understood by each Lender that perfection against Persons other than the Borrower of such Lien on the Rents may in certain jurisdictions require the Agent to have possession of the Rents. Such actions shall include the following:

          (i) the delivery to the Agent of fully executed and acknowledged counterparts of the Mortgage, the Assignment of Rents and Leases, the Omnibus Management and Liquor License Agreement, the Security
     Agreement, the Trademark Agreement, an assignment of the Atlanta Documents and all other Security Documents with respect to the Pool A Properties and the other Collateral as of the Closing Date, and the delivery of evidence satisfactory to the Agent that counterparts of the Mortgage, the Assignment of Rents and Leases and all other of such documents the Agent desires to have recorded have been or will be recorded in all places necessary or desirable to create and maintain
     (a) valid and enforceable first priority Liens on the fee simple or leasehold interests of the Borrower, as applicable, in the Pool A Properties in favor of the Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of the Agent), (b) valid and enforceable first priority Liens on the Rents and Leases in favor of the Agent, (c) valid and enforceable first priority Liens in all fixtures at the Pool A Properties, in favor of the Agent, as secured party and (d) valid and enforceable first priority Liens in all other items of Collateral as of the Closing Date in favor of the Agent;

         (ii) (a) the delivery to the Agent for filing pursuant to the Security Documents of properly executed financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required to be filed by other Applicable Laws, satisfactory in form and substance to the Agent in each jurisdiction as may be necessary (in the Agent's reasonable judgment) effectively to perfect and maintain the security interests in the Collateral created by such Security Documents and (b) the delivery of evidence that such financing statements or other documents will have been or will be recorded in all places necessary or desirable, in the reasonable judgment of the Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of the Agent;

        (iii) the delivery to the Agent of a title report or commitment (together with copies of all documents listed therein as exceptions to title) dated not more than 90 days prior to the Closing Date with respect to each Pool A Property and pro forma Title Policies dated not more than 30 days prior to the Closing Date with respect to each such Pool A Property, each reasonably satisfactory in form and substance to the Agent;

         (iv) the delivery to the Agent of an opinion of counsel in each state or other jurisdiction in which each Pool A Property is located, dated the Closing Date, addressed to the Agent and the Lenders and in form and substance reasonably satisfactory to the Agent;

          (v) the delivery to the Agent of the Title Policies or marked title commitments insuring fee simple or leasehold title to each of the Pool A Properties vested in the Borrower or the applicable Subsidiary of the Borrower and insuring the first priority of the Liens created under the Mortgages in an aggregate amount not less than $178,942,515 with respect to the Pool A Properties (as such aggregate amount may be increased after the Closing Date by the Agent in
     connection   with,  and  as  a  condition  to  the  approval  of,  the
     Acquisition of Additional Pool A Properties, including the MBL Properties, pursuant to subsection 2.9A), in each case subject only to Permitted Encumbrances, and such other title exceptions as are satisfactory to the Agent. Such Title Policies shall be reinsured with title insurance companies acceptable to the Agent in amounts as required by the Agent subject to facultative reinsurance agreements in form satisfactory to the Agent. Such Title Policies shall also contain such endorsements and affirmative insurance provisions as the Agent may reasonably require and to the extent the same are available in the applicable jurisdiction, including ``comprehensive'' endorsements, revolving credit endorsements, affirmative insurance against mechanic's liens, survey exceptions, violations of covenants, conditions and restrictions, encroachments, gap insurance, contiguity endorsements, tie-in endorsements, access endorsements, ``Last-dollar'' endorsements, survey endorsements, contingent loss/first loss endorsements, variable rate mortgage endorsements, leasehold endorsement for Pool A Properties that are leaseholds, and any other endorsements reasonably required by the Agent to address issues raised by the Agent's due diligence or as a matter of Applicable Law. In addition, the Borrower shall have paid to the Title Company or to the appropriate Governmental Authority all expenses and premiums of the Title Company in connection with the issuance of such Title Policies or in connection with any Loan hereunder and an amount equal to the recording and stamp taxes (including mortgage recording, intangible and similar taxes) payable in connection with recording each Mortgage, the Assignment of Rents and Leases and the Atlanta Collateral Assignment in the appropriate county or parish land offices or in connection with any Loans hereunder;

         (vi) the delivery to the Title Company of such certificates and affidavits as the Title Company may reasonably require in connection with the issuance of the Title Policies;

        (vii) the delivery to the Agent of a Survey with respect to each of the Pool A Properties, dated or re-dated to within 120 days prior to the Closing Date, which Surveys shall be reasonably satisfactory in form and substance to the Agent;

       (viii) unless a title insurance zoning endorsement is issued to the Agent by the Title Company, the delivery to the Agent of a letter, to the extent generally available, from the applicable Governmental Authority with respect to each of the Pool A Properties and reasonably satisfactory to the Agent stating that all Improvements on each such Property have been constructed and are being used and operated in material compliance with (a) all applicable zoning, subdivision, local environmental, building and land use laws, ordinances, rules and regulations of all Governmental Authorities or quasi-governmental authorities having jurisdiction with respect to each such Property and all applicable fire and building maintenance codes, and (b) all building permits issued in respect of each such Property for work then being conducted and the certificate of occupancy (if available) for each such Property;

         (ix) the delivery to the Agent pursuant to the Security Agreement of the stock certificates (which certificates shall be accompanied by irrevocable undated stock powers duly endorsed in blank and irrevocable proxies, all satisfactory in form and substance to the Agent), certificated partnership interests, certificated limited liability company membership interests, promissory notes (including the Atlanta Note) and other instruments, (in each case duly endorsed to the order of the Agent, as secured party), representing the capital stock, partnership interests, limited liability company membership interests, promissory notes and other instruments to be pledged on the Closing Date pursuant to the Security Agreement;

          (x) the delivery to the Agent (i) of the Trademark Agreement, in a form suitable for filing with the United States Trademark and Patent Office and (ii) of the Trademark Agreement in a form suitable for filing with the Canadian Trademark Office;

         (xi) the delivery to the Agent of Cash Management Letters for each financial institution at which a Deposit Account is located pursuant to the Cash Management System, which Cash Management Letters and the Cash Management System shall be in form and substance reasonably satisfactory to the Agent; and

        (xii) the delivery to the Agent of evidence reasonably satisfactory to the Agent that all other filings, recordings and other actions the Agent deems necessary or advisable to establish, perfect and preserve the Liens granted to the Agent in the Collateral (including any uncertificated partnership interests or uncertificated limited liability company membership interests) as of the Closing Date shall have been made.

     F.   INSURANCE.   The  Borrower  shall  have  delivered  to  the Agent
(i) duplicate originals or true and complete copies of each policy or other evidence of insurance required by this Agreement evidencing (a) the issuance of such policies, (b) that the Borrower is not then in default in the payment of any premium and (c) coverage which meets all of the requirements set forth in this Agreement; and (ii) an Officers' Certificate dated the Closing Date to the effect that the insurance coverage required by this Agreement is in full force and effect and that all monthly premiums therefor have been paid.

     To the extent permitted by law, the Borrower hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against the Agent and the Lenders arising from any failure of the Agent or the Lenders to comply with the National Flood Insurance Act of 1968 (42 U.S.C. <section><section> 4001, et seq.), the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of the Agent or the Lenders to provide the Borrower with written notification within ten days prior to the Closing Date whether any Pool A Property is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Pool A Property.

     G. POOL A GROUND LEASES; LANDLORD ESTOPPEL CERTIFICATES. The Borrower shall have delivered to the Agent executed or conformed, certified copies of each of the Pool A Ground Leases and all amendments thereto entered into on or prior to the Closing Date, as listed on SCHEDULE 5.4B annexed hereto, which Pool A Ground Leases shall be satisfactory in form and substance to the Agent, in its sole discretion; the Pool A Ground Leases, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived in any material respect after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Pool A Ground Leases to be performed or complied with on or before the Closing Date. On or before the Closing Date, the Borrower shall have delivered to the Agent original counterparts of an estoppel certificate and agreement with respect to each Pool A Ground Lease, acceptable in form and substance to the Agent, and duly executed by each lessor under such Pool A Ground Lease.

     H. MANAGEMENT AGREEMENTS. The Borrower shall have delivered to the Agent (i) executed or conformed, certified copies of each of the Management Agreements and all amendments thereto entered into on or before the Closing Date, as listed on SCHEDULE 5.4D annexed hereto, which Management Agreements shall be reasonably satisfactory in form and substance to the Agent; the Management Agreements, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived in any material respect after the execution thereof (other than the waiver of any Management Fee previously due and payable); and (ii) an Officers' Certificate of the Borrower (a) listing each operating deficit guaranty and each contract with any owner of a Property regarding the provision of FF&E at a fixed cost to which any Loan Party is a party on the Closing Date and (b) attaching copies (certified as true, correct and complete) of each such guaranty and contract.

     I. SERVICING AGREEMENTS. On or before the Closing Date, the Borrower shall have delivered to the Agent executed or conformed, certified copies of each of the Servicing Agreements and all amendments thereto entered into on or before the Closing Date, as listed on SCHEDULE 5.4E annexed hereto, which Servicing Agreements shall be satisfactory in form and substance to the Agent, in its sole discretion; the Servicing Agreements, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Servicing Agreements to be performed or complied with on or before the Closing Date.

     J. FRANCHISE AGREEMENTS; FRANCHISOR ESTOPPEL CERTIFICATES. The Borrower shall have delivered to the Agent executed or conformed, certified copies of each of the Franchise Agreements and all amendments thereto entered into on or before the Closing Date, as listed on SCHEDULE 4.1J annexed hereto, which Franchise Agreements shall be satisfactory in form and substance to the Agent; the Franchise Agreements, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Franchise Agreements to be performed or complied with on or before the Closing Date, including, without limitation (but only if the same constitute a material obligation, covenant or condition), obligations under property improvement plans and quality control plans required by the respective franchisors to be performed within specified periods. To the extent not delivered by the Borrower prior to the Closing Date, on the Closing Date, the Borrower shall have delivered to the Agent original counterparts of a franchisor's estoppel certificate and consent agreement with respect to each Franchise Agreement in respect of the Pool A Properties, reasonably acceptable in form and substance to the Agent, and duly executed by each franchisor under such Franchise Agreement.

     K. MATERIAL LEASES; TENANT ESTOPPEL CERTIFICATES. The Borrower shall have delivered to the Agent (i) executed or conformed, certified copies of each Material Lease with respect to each Property and all amendments thereto entered into on or before the Closing Date, as listed on
SCHEDULE 4.1K annexed hereto, which Material Leases shall be reasonably satisfactory in form and substance to the Agent; the Material Leases, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Material Leases to be performed or complied with on or before the Closing Date; and (ii) original counterparts of estoppel certificates with respect to each of the Material Leases specified on
SCHEDULE 4.1K, reasonably satisfactory in form and substance to the Agent, duly executed and delivered by each Tenant party to such Material Lease.

     L. ENVIRONMENTAL AUDITS. The Borrower shall have delivered to the Agent evidence satisfactory to the Agent, in its sole discretion, that
(i) there are no material pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on, from, around or under any of the Properties;
(ii) each such Property is in compliance in all material respects with all applicable Environmental Laws with respect to such Property; and (iii) no Hazardous Materials exist at, in, on, from, around or under any such Property, except in compliance in all material respects with applicable Environmental Laws and all other Hazardous Materials have been removed from each Property to the extent required by Applicable Law. Such evidence shall include (a) a comprehensive environmental audit (which shall include a Phase I environmental audit and, either if recommended or suggested by an Approved Environmental Consultant or, if not so recommended or suggested, if determined by the Agent in its sole discretion to be necessary or desirable after considering factors reasonably related to such determination, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant (the Borrower shall certify as of the Closing Date that, as to any environmental audit delivered by the Borrower prior to the Closing Date, to the Borrower's knowledge, the information contained in such audit remains true, correct and complete), (b) a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and Lenders, which reliance
letter  shall  be  satisfactory  in  form   and  substance  to  the  Agent,
(c) certification that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of the Properties, if any, have been obtained, and (d) such other environmental reports, inspections and investigations as the Agent shall in its sole discretion require after considering factors reasonably related to such determination, prepared, in each instance, by an Approved Environmental Consultant, which approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion. On or before the Closing Date, the Borrower shall have delivered to the Agent evidence satisfactory to the Agent, in its sole discretion, that the Borrower has complied (or has made arrangements to comply) with the recommendations and suggestions of all environmental consultant(s) referred to above.

     M. ENGINEERING REPORTS. The Borrower shall have delivered to the Agent (i) a written Engineering Report with respect to each Pool A Property dated not more than 45 days prior to the Closing Date and prepared by an Engineer acceptable to the Agent, which Engineering Report shall contain current repair recommendations for the first five years, and shall in all other respects be reasonably satisfactory in form and substance to the Agent; and (ii) a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

     N. APPRAISALS. The Agent shall have received (i) an Appraisal of each Pool A Property dated not more than 60 days prior to the Closing Date and prepared by an Appraiser designated by the Agent, which Appraisal shall be satisfactory in form and substance to the Agent and shall satisfy all applicable regulatory requirements; and (ii) copies of all appraisals, market studies, and similar information with respect to each of the Pool A Properties in the possession or under the control of CapStar or any of its Subsidiaries.

     O. OPINIONS OF THE BORROWER'S COUNSEL; AUDITOR'S LETTER. On the Closing Date the Borrower shall have delivered to the Agent, its counsel and the Lenders (i) executed copies of each of the favorable written opinions of DeCampo, Diamond & Ash and Paul, Weiss, Rifkin, Wharton & Garrison, respectively, each counsel for the Borrower, which shall be substantially in the forms of EXHIBIT XV annexed hereto, with such changes as the Agent may approve and dated the Closing Date; (ii) executed copies of a letter from the Borrower addressed to KPMG Peat Marwick LLP, independent accountants for the Borrower, as to such matters as the Agent and its counsel may reasonably request, satisfactory in form and substance to the Agent; and (iii) evidence satisfactory to the Agent that the Borrower has requested such counsel and auditor to deliver such opinions and letter to the Agent and its counsel and the Lenders.

     P.   OPINION OF AGENT'S COUNSEL.   The  Lenders  shall  have  received
executed copies of the favorable written opinion of O'Melveny & Myers LLP, counsel to the Agent, dated as of the Closing Date.

     Q. ORIGINAL ACQUISITION DOCUMENTS. The Borrower shall have delivered to the Agent executed certified copies of each Original Acquisition Agreement and all amendments thereto in effect on the Closing Date.

     R. NO ADVERSE LITIGATION. There shall not be pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting CapStar or any of its Subsidiaries or any property of CapStar or any of its Subsidiaries that has not been disclosed by the Borrower in writing pursuant to subsection 4.5 prior to the execution of this Agreement and that is reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent, is reasonably likely to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans hereunder.

     S. FORMATION; EQUITY OFFERING; PAYMENT OF CERTAIN INDEBTEDNESS. The Borrower shall have delivered to the Agent (i) an executed or conformed, certified copy of each of the Formation Documents entered into on or prior to the Closing Date; such documents, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material obligation or covenant or satisfy any material condition required thereunder to be performed or complied with on or before the Closing Date; (ii) a copy of each agreement, legal opinion, accountant's letter, certificate and each other document or instrument delivered in connection with the formation of the Borrower and the Formation; (iii) an Officers' Certificate of the Borrower certifying that, as of the Closing Date, each transaction constituting the Formation has been duly authorized by all necessary action of the Loan Parties, the applicable current and former Subsidiaries of the Loan Parties and all other Persons and has been consummated in accordance with, and is enforceable pursuant to, all Applicable Laws; (iv) evidence satisfactory to the Agent that the Equity Offering has been consummated pursuant to the Equity Offering Documents and the gross proceeds thereof were not less than $110,000,000; (v) executed or conformed, certified copies of each of the Equity Offering Documents, all satisfactory in form and substance to the Agent, which documents shall be in full force and effect; and (vi) the Borrower shall have caused the holders of any Indebtedness that has been paid by the Borrower to deliver properly executed termination statements under the Uniform Commercial Code and any and all releases of mortgages and subordination agreements benefitting such Persons.

     T. DEFERRED MAINTENANCE ACCOUNT. On or before the Closing Date, the Borrower shall have either (i) deposited into the Deferred Maintenance Account or (ii) established a reserve as provided in the definition of Total Utilization in an amount not less than $2,263,829 in the aggregate (which amount is the sum of the subtotals of the amounts in the columns on
SCHEDULE 6.16B annexed hereto entitled ``Immediate Repair of Deferred Items'' and ``Immediate Repair of ADA Items'', respectively), which amount shall be allocated among the Mortgaged Properties as provided in
SCHEDULE 6.16B annexed hereto.

     U.   CONTINGENT  OBLIGATIONS.   The  Agent  and the Lenders shall have
received and approved a list of all Contingent Obligations substantially in the form of SCHEDULE 5.3B annexed hereto.

     V. PAYMENT OF FEES AND EXPENSES. The Borrower shall have paid to the Agent, for distribution (as appropriate) to the Lenders and the Agent, the fees payable pursuant to subsection 2.3 and the expenses payable pursuant to subsection 9.2.

     W. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be reasonably satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

     X.   VIRGINIA  DOCUMENTS.   On  or  before  the Closing Date, the Loan
Sellers shall deliver or cause to be delivered to the Lenders the following:

          (i)  the original Virginia Note;

         (ii) an original, or a copy certified by CapStar as being a true and complete copy, of each of the other Virginia Documents;

        (iii) original endorsement to the Virginia Note in favor of the Lenders duly executed on behalf of CapStar and in form and substance reasonably satisfactory to the Agent;

         (iv) with respect to the deed of trust securing the Virginia Loan, an original Assignment of Deed of Trust and Other Recorded Loan Instruments duly executed and acknowledged on behalf of CapStar, as assignor, in favor of the Agent, as assignee, and in form and substance, and in a number of counterparts, reasonably satisfactory to the Agent;

          (v) an original Assignment of Virginia Documents duly executed by CapStar, as assignor, in favor of the Agent, as assignee, and in form and substance, and in a number of counterparts, reasonably satisfactory to the Agent; and

         (vi) for each Uniform Commercial Code UCC-1 Financing Statement included in the Virginia Documents, a Uniform Commercial Code UCC-2 or UCC-3 Assignment, as the case may be, duly executed on behalf of CapStar, as assignor, in favor of the Agent, as assignee, and in form and substance reasonably satisfactory to the Agent.

     Y. OTHER DOCUMENTS. Each Loan Party shall have delivered to the Agent such other information and documents as the Agent may reasonably request.

4.2  CONDITIONS TO ALL LOANS.

     The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. NOTICE OF BORROWING. The Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1C, (i) an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any executive officer of the Borrower designated by any of the above-described officers on behalf of the Borrower in a writing delivered to the Agent and (ii) if any of the proceeds of such Loan are to be applied to the Restoration of any Property, all lien waivers and search reports then required to be delivered pursuant to subsection 6.11F concurrently with the Notice of Borrowing.

     B.   OTHER CONDITIONS PRECEDENT.  As of that Funding Date:

          (i) the representations and warranties of the Loan Parties as contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

         (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

        (iii) each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by it on or before that Funding Date;

         (iv) no order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date and the making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (v)  the  Borrower   shall   have  purchased  all  interest  rate
     protection required as of the Funding Date to be purchased pursuant to subsection 6.14 by such Funding Date or within 60 days thereafter;

         (vi) there shall not be pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower of its Subsidiaries that has not been disclosed by the Borrower in writing pursuant to subsection 5.5 or 6.1(xii) prior to the making of such Loans and that would be reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent, would be reasonably likely to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder;

        (vii) after giving effect to the proposed borrowing, the Borrowing Base shall not be less than the Total Utilization (excluding the aggregate principal amount of Pool B Indebtedness outstanding on the applicable date of determination) and the Borrower shall have delivered to the Agent the Borrowing Base Certificate for the most recent calendar month as required pursuant to subsection 6.1(ii);

       (viii) after giving effect to the proposed borrowing, the Total Utilization shall not be greater than the aggregate Commitments then in effect; and

         (ix) since June 30, 1996, no condition or event shall have occurred that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

4.3  CONDITIONS TO LETTERS OF CREDIT.

          The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. INITIAL LETTERS OF CREDIT. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the conditions set forth in subsection 4.1 for the making of the initial Loans shall have been satisfied.

     B. NOTICE OF ISSUANCE OF LETTER OF CREDIT. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed on behalf of the Borrower by the chief executive officer, the chief financial officer or the treasurer of the general partner of the Borrower or by any executive officer of the general partner of the Borrower designated by any of the above-described officers on behalf of the general partner of the Borrower in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. OTHER CONDITIONS PRECEDENT. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                             SECTION 5
                  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, each of CapStar and the Borrower represents and warrants to the Agent and the Lenders that, as of the Closing Date, each Funding Date and as of the date of issuance of each Letter of Credit, the following statements in this
Section 5 are true, correct and complete on the Closing Date, on the Closing Date, on each Funding Date and on the date of issuance of each Letter of Credit, as the case may be.

5.1  ORGANIZATION,  POWERS,  QUALIFICATION,  GOOD  STANDING,  BUSINESS  AND
     SUBSIDIARIES.

     A. ORGANIZATION AND POWERS. Each Loan Party and each of its Subsidiaries (other than any Partnership Loan Party or any LLC Loan Party) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on SCHEDULE 5.1A annexed hereto). Each such Loan Party and each such Subsidiary has the requisite corporate power and authority to own and operate its properties (including the Properties identified as being owned or leased by such Loan Party or such Subsidiary on SCHEDULE 5.4A1 and
SCHEDULE 5.4A2 annexed hereto), to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Documents to which it is a party, to carry out the transactions contemplated hereby and thereby. Each Partnership Loan Party is a limited partnership duly formed and validly existing under the laws of its jurisdiction of organization (which jurisdiction is set forth on SCHEDULE 5.1A) and each Partnership Loan Party has all requisite partnership power and authority to own and operate its properties (including the Properties identified on SCHEDULE 5.4A1 and SCHEDULE 5.4A2 as being owned or leased by such Partnership Loan Party), to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document and Related Document to which it is a party and to carry out the transactions contemplated hereby and thereby and, in the case of the Borrower, to issue and pay the Notes. Each LLC Loan Party is a limited liability company duly formed and validly existing under the laws of its jurisdiction of organization (which jurisdiction is set forth on SCHEDULE 5.1A) and each LLC Loan Party has all requisite power and authority to own and operate its properties (including the Properties identified on SCHEDULE 5.4A1 and
SCHEDULE 5.4A2 as being owned or leased by such LLC Loan Party), to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document and Related Document to which it is a party and to carry out the transactions contemplated thereby. The books and records of each Loan Party and each of its Subsidiaries reflect the properties and assets purported to be owned by such Loan Party or Subsidiary, as applicable.

     B. QUALIFICATION AND GOOD STANDING. Each Loan Party and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The jurisdictions in which each Loan Party and each of its Subsidiaries owns property or otherwise conducts business as of the Closing Date are set forth on SCHEDULE 5.1B annexed hereto.

     C. CONDUCT OF BUSINESS. CapStar, the Borrower and each of their respective Subsidiaries are engaged only in the businesses permitted to be engaged in by them pursuant to subsection 7.14.

     D. SUBSIDIARIES. The Capital Stock of each of the Subsidiaries is duly and validly authorized and issued and (with the exception of partnership interests of general partners and except to the extent that the limited liability company agreements governing the respective limited liability companies provide otherwise) fully paid and nonassessable. All of the Subsidiaries of each Loan Party are identified on SCHEDULE 5.1A annexed hereto, as SCHEDULE 5.1A may be supplemented from time to time in accordance with the terms of this Agreement. The capital stock of each Person identified on SCHEDULE 5.1A (as so supplemented) is not Margin Stock. SCHEDULE 5.1A correctly sets forth the ownership interests in each Loan Party (other than the Borrower) and each of its Subsidiaries, as
SCHEDULE 5.1A may be supplemented from time to time in accordance with the terms of this Agreement. Except as set forth on SCHEDULE 5.1A, each Subsidiary of the Borrower is a Wholly Owned Subsidiary.

     E. ACQUISITIONS. Each Loan Party shall have the corporate, partnership or other applicable power to consummate each Acquisition to be consummated by it upon the consummation thereof, on the terms set forth in any applicable Acquisition Agreement or other operative agreement. Upon the consummation of any Acquisition, such Acquisition shall have been duly authorized by all necessary action of such Loan Party or Subsidiary, as the case may be.

     F. FORMATION. Each of the transactions constituting the Formation has been duly authorized by all necessary corporate or partnership action of CapStar, the Borrower and the applicable current and former Subsidiaries of the Loan Parties and other Persons. Each of the transactions constituting the Formation has been consummated in accordance with, and is effective under, all Applicable Laws.

     G. EQUITY OFFERING. Each of the transactions constituting the issuance, sale and delivery by CapStar of 6,750,000 shares of Common Stock in the Equity Offering pursuant to the Equity Offering Documents has been duly authorized by all necessary action of CapStar. Each of such transactions has been consummated in accordance with, and is effective under, all Applicable Laws.

5.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement and the other Loan Documents and the Related Documents to which each Loan Party is a party and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate, partnership or other action on the part of each Loan Party, as the case may be.

     B. NO CONFLICT. The execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of law applicable to any Loan Party or any of its Subsidiaries, the Certificate of Incorporation or Bylaws, partnership agreement or other organizational document of any Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, which default, individually or in the aggregate, could have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens securing the Obligations), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party the absence of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, other than approvals or consents which will be or have been obtained on or before the Closing Date (or, in the case of an Acquisition, on or before the date such Acquisition is consummated) and disclosed in writing to the Agent and the Lenders.

     C. GOVERNMENTAL CONSENTS. Except as set forth on SCHEDULE 5.2C annexed hereto, the execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) such of the foregoing which will have been made or obtained on or before the Closing Date (or, in the case of any Related Document relating to an Acquisition, on or before the date of the closing of such Acquisition) and (ii) the recordings and filings required to perfect the Liens granted pursuant to the Security Documents. As of the Closing Date, all consents or approvals from or notices to or filings with any federal, state, or other (domestic or foreign) regulatory authorities required to be obtained on or before such date in connection with the documents or transactions described or referred to in the preceding sentence will have been accomplished in all material respects in compliance in all material respects with all Applicable Laws. None of the transactions constituting the Formation, the issuance, sale and delivery of shares of Common Stock pursuant to the Equity Offering Documents or the consummation of the other transactions contemplated by this Agreement, the other Loan Documents and the Related Documents violates any Applicable Law or regulation in any respect, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     D. BINDING OBLIGATION. This Agreement is, and the other Loan Documents when executed and delivered hereunder will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and subject to other qualifications, exceptions and assumptions such as are set forth in the various legal opinions delivered to the Agent in connection with such documents or other documents.

     E. VALID ISSUANCE OF COMMON STOCK. All the issued and outstanding Common Stock is duly and validly issued, fully paid and nonassessable. Except as described in the Equity Prospectus, no other Securities of CapStar are issued and outstanding, and no Person has any rights to acquire Securities of CapStar or any partnership interest in the Borrower.

     F. NEW YORK STOCK EXCHANGE LISTING. All outstanding shares of each class of Capital Stock of CapStar shall at all times be duly listed on the New York Stock Exchange, Inc. CapStar shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

     G. RELATED DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN OTHER LOAN DOCUMENTS. Each Related Document to which any Loan Party or any of its Subsidiaries is a party is in full force and effect, except where any failure to be in full force and effect could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no term or condition thereof has been amended or modified in any material respect except as in accordance with this Agreement. Each Related Document is the legally valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), except where any failure to be enforceable could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party has delivered to the Agent complete and correct copies of all Related Documents to which such Loan Party or any of its Subsidiaries is a party (including in each case all exhibits and schedules thereto), as amended, modified or waived to date, and of all material notices or other material writings delivered to or by such Loan Party or such Subsidiary in connection therewith, in each case to the extent that such documents are in the possession of, or may be retrieved from storage by, such Loan Party or such Subsidiary.

5.3  FINANCIAL CONDITION; CONTINGENT OBLIGATIONS.

     A. FINANCIAL CONDITION. The Borrower has heretofore delivered to the Agent, at the Agent's request, the following financial statements and information: (i) the audited consolidated balance sheet of CapStar and its Subsidiaries as at June 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of CapStar and its Subsidiaries for the 12 months then ended, (ii) the unaudited statements of Property Gross Revenues and Operating Expenses for each of the Pool A Properties for the calendar year ended December 31, 1993, December 31, 1994 and
December 31, 1995, respectively, and (iii) the consolidated financial statements of CapStar and its Subsidiaries required to be delivered to the Agent pursuant to subsections 6.1(i), (ii) and (iv). The statements referred to in clause (i) of the preceding sentence were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position of CapStar and its Subsidiaries as at the date thereof and the consolidated results of operations of CapStar and its Subsidiaries for the period then ended, subject to changes resulting from audit and normal year end adjustments and there are no material differences between such consolidated financial position and consolidated results of operations of CapStar and its Subsidiaries as presented in such consolidated financial statements and the consolidated financial position and consolidated results of operations of the Borrower and its Subsidiaries as at the date of such consolidated financial statements and for the period then ended. CapStar and its Subsidiaries do not (and will not following the initial extension of credit hereunder) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements, the notes thereto or SCHEDULE 5.3B annexed hereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries.

     B. CONTINGENT OBLIGATIONS. On the Closing Date, the Loan Parties and their respective Subsidiaries will not be directly or indirectly liable with respect to any Contingent Obligations other than as set forth on
SCHEDULE 5.3B annexed hereto. SCHEDULE 5.3B sets forth all Investments made by the Loan Parties and their respective Subsidiaries and all Guaranties with respect to which the Loan Parties and their respective Subsidiaries are liable as of the Closing Date, including all such Investments and Guaranties that would be subject to subsections 7.3 and 7.4 if the same were made or incurred on or after the Closing Date.

5.4  PROPERTIES; AGREEMENTS; LICENSES.

     A. TITLE TO PROPERTIES; LIENS. Each of SCHEDULE 5.4A1 and SCHEDULE 5.4A2 correctly sets forth the interest of each Loan Party and each of its Subsidiaries in each of the Pool A Properties and Pool B Properties, respectively. There are no outstanding options, rights of first refusal, rights of first offer or similar rights to purchase or otherwise acquire such fee interest or leasehold interest, as the case may be, in any such Property, other than options and rights owned by Loan Party or Subsidiary thereof, as applicable. Such Loan Party or Subsidiary thereof, as applicable, has good and marketable fee simple title to, or a valid leasehold interest in, the Properties and good title to the remainder of the Collateral purported to be owned by it, free and clear of all Liens, in each case except Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A. All material fixtures, furnishings, attachments and equipment necessary for the operation, use and occupancy of each such Property have been installed or incorporated into such Property and each Loan Party or Subsidiary thereof, as applicable, is the sole owner of all of the same, free and clear of all chattel mortgages, conditional vendor's liens and other liens, and security interests other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A. Except as heretofore disclosed in writing by the Borrower to the Agent, no tax liens have been filed against the Borrower or any of its Subsidiaries and/or any of their respective properties, including any Property, other than Liens for non-delinquent real property taxes.

     B. POOL A GROUND LEASES. Each of the Pool A Ground Leases and all amendments thereto are listed on SCHEDULE 5.4B annexed hereto. The Pool A Ground Leases, as so amended, are in full force and effect and no term or condition thereof will have been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any material respect to perform any material obligation or covenant or satisfy any condition required by the Pool A Ground Leases to be performed or complied with.

     C. POOL B DOCUMENTS. Each of the Pool B Documents and all amendments thereto are listed on SCHEDULE 5.4C annexed hereto. Such documents, as so amended, are in full force and effect and no term or condition thereof have been amended or modified, or waived after the execution thereof except in accordance with this Agreement, and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required thereunder to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     D. MANAGEMENT AGREEMENTS. Each of the Management Agreements and all amendments thereto that have been or will be entered into on or before the Closing Date are listed on SCHEDULE 5.4D annexed hereto. As of each applicable date of determination after the Management Agreement Effectiveness Date, the Material Management Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Management Agreements to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     E. SERVICING AGREEMENTS. The Property Servicing Agreement with respect to each Property and, if a Liquor License exists with respect to such Property, the Liquor Operation Service Agreement with respect to such Property, in each case with all amendments thereto, are listed on
SCHEDULE 5.4E annexed hereto. The Servicing Agreements, as so amended, are in full force and effect and no term or condition thereof has been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Servicing Agreements to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     F. FRANCHISE AGREEMENTS. Each of the franchise agreements and all amendments thereto are listed on SCHEDULE 4.1J annexed hereto. The Franchise Agreements, as so amended, are in full force and effect and no term or condition thereof have been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Franchise Agreements to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     G. MATERIAL LEASES. Each Material Lease with respect to each Property and all amendments thereto that have been or shall be entered into on or before the Closing Date are listed on SCHEDULE 4.1K annexed hereto. The Material Leases, as so amended, shall be in full force and effect and no term or condition thereof has been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Material Leases to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     H. LIQUOR LICENSES. Each Liquor License issued in connection with each Property is set forth on SCHEDULE 5.4H annexed hereto, each such Liquor License is validly issued and in full force and effect and the holder of each such Liquor License is a party to the Omnibus Management and Liquor License Agreement. The holder of each Liquor License has the legal right to utilize each such Liquor License in connection with the operation of any restaurant, bar or other alcoholic beverage service located at the applicable Property. All cash and other revenues and receipts from the operation of any owner of a Liquor License of an alcoholic beverage service at any Property are collected either by the licensee thereof or the Borrower or the applicable Loan Party owning the Property and are then deposited directly into Deposit Accounts subject to the Cash Management System.

5.5  LITIGATION; ADVERSE FACTS.

     Except as set forth in SCHEDULE 5.5 annexed hereto, as amended or supplemented from time to time (which amendment or supplement shall be reasonably satisfactory to the Agent), there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of CapStar or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, or to the knowledge of CapStar and the Borrower, changes to Applicable Law, pending or, to the knowledge of CapStar and the Borrower, threatened against or affecting any Loan Party or any of its Subsidiaries, any Property or any other property of CapStar or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is (i) in violation in any material respect of any Applicable Law or (ii) subject to or in default with respect to any Applicable Law in either case that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of CapStar and the Borrower, there are no pending or threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning affecting any Property or any Authorizations heretofore issued with respect to any Property or asserting that such Authorizations or the zoning affecting any Property or any other property of any Loan Party or any of its Subsidiaries do not permit the continued use of such Property or property as contemplated by the Loan Documents. Except as set forth on SCHEDULE 5.5, to the knowledge of CapStar and the Borrower, no Person has asserted any claimed violation of Applicable Laws arising from the operation, use or occupancy of the Properties which has not been cured which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.6  TAXES.

     A. PAYMENT OF TAXES. Except to the extent permitted by subsection 6.4 and as set forth on the financial statements delivered pursuant to subsections 4.1C and 5.3, all federal, state and material local Tax returns and reports relating to any Loan Party or any of its Subsidiaries or the Properties required to be filed have been timely filed, and all material Taxes, Impositions, assessments, fees and other governmental charges upon any Loan Party or any of its Subsidiaries or upon the Properties which are due and payable have been paid prior to delinquency. Neither CapStar nor the Borrower knows of any proposed Tax assessment against any Loan Party or any of its Subsidiaries or the Properties that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries (i) has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, assessments, fees or other governmental charges or
(ii) has any obligation under any written Tax sharing agreement or agreement regarding payments in lieu of Taxes (other than obligations pursuant to partnership agreements to make distributions of cash for the payment of taxes).

     B. CLASSIFICATION AS A PARTNERSHIP. Each of the Loan Parties that is a Partnership Loan Party or LLC Loan Party is properly classified as a partnership for federal income tax purposes.
5.7  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

     No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as disclosed on SCHEDULE 5.7 annexed hereto, no Loan Party nor any of its Subsidiaries is a party to or otherwise subject to any agreement or instrument (other than the Loan Documents), any charge or other internal restriction or any Contractual Obligation which by its terms or effect (i) prohibits or restricts such Loan Party or Subsidiary from acquiring, loaning or disposing of any Property or other asset, or any interest therein, or acquiring or entering into, or providing any services under any Management Agreement or other management agreement or (ii) otherwise restricts the conduct by such Loan Party or any of its Subsidiaries of any business, except in each case where the consequences, direct or indirect, of any violation thereof could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as disclosed on SCHEDULE 5.7, no Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument, any charter or other internal restriction or any Contractual Obligation which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.8  GOVERNMENTAL REGULATION; SECURITIES ACTIVITIES.

     No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.9  EMPLOYEE BENEFIT PLANS.

     A. ERISA. Each Loan Party, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects their respective obligations under each Employee Benefit Plan. The sponsor of each Employee Benefit Plan (other than a Multiemployer Plan) which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a determination letter from the Internal Revenue Service concluding that such Employee Benefit Plan is so qualified, or has timely filed (or will timely file) an application for a determination letter with the IRS for such employee benefit plan and has not received an unfavorable determination, and to the knowledge of each Loan Party, each of its Subsidiaries and each of their respective ERISA Affiliates, no event has occurred, amendment been adopted or action been taken that would cause such Employee Benefit Plan to lose its qualified status.

     B. ERISA EVENT. With respect to each Employee Benefit Plan, other than a Multiemployer Plan, no ERISA Event has occurred or is reasonably expected to occur. With respect to each Multiemployer Plan, to the knowledge of each Loan Party, no ERISA Event has occurred or is reasonably expected to occur.

     C. UNFUNDED BENEFIT LIABILITIES. As of the most recent valuation date for any Pension Plan, the accumulated benefit obligation (calculated using reasonable actuarial assumptions employed by the Borrower's actuary for funding purposes) individually for any Pension Plan, or in the aggregate for all Pension Plans, does not exceed the assets of all such Pension Plans by more than $5,000,000 (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit obligations).

     D. POTENTIAL WITHDRAWAL LIABILITY. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential current liability of the Loan Parties, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential current liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

5.10 CERTAIN FEES.

     No broker's or finder's fee or commission will be payable by any Loan Party or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby (other than the fees payable pursuant to this Agreement), and the Borrower hereby indemnifies the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees or commissions payable by the Borrower alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.11 SOLVENCY.

     As of the date of this Agreement, and after giving effect to the consummation of the other transactions contemplated by this Agreement and the other Loan Documents, as of the Closing Date, with respect to each Loan Party and each of its Subsidiaries, (i) (a) the then fair saleable value of the property of such Person (including, without limitation, any rights to contribution from the other Loan Parties under the Loan Documents) is
(y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such person;
(b) such Person's capital is (or will be, as the case may be), not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is (or will be, as the case may be), ``solvent'' within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of clause (i) of the preceding sentence, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

5.12 DISCLOSURE.

     No representation or warranty of any Loan Party contained in this Agreement, the other Loan Documents and the Related Documents to which it is a party or in any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by the Loan Documents and the Related Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made or will be made, as the case may be. The projections and pro forma financial information contained in such materials are based or will be based upon good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There is no fact known to CapStar or the Borrower (other than matters of a general economic nature) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and that has not been disclosed in any of the Loan Documents and the Related Documents to which any Loan Party is a party as of the date hereof or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

5.13 LIENS ON THE COLLATERAL.

     A. GENERAL. Except as expressly provided in the legal opinions delivered pursuant to subsection 4.1O, the provisions of this Agreement and the Security Documents are effective to create and maintain, upon proper filing or recording or taking of possession, as applicable, in favor of the Agent on behalf of the Lenders valid and legally enforceable Liens on all of the Pool A Properties and all of the remainder of the Collateral and, when all necessary and appropriate recordings and filings have been effected in all necessary and appropriate public offices, and payment is made of any applicable mortgage recording, intangible and/or similar taxes, this Agreement and the Security Documents will constitute perfected Liens on all of such Properties and all of the remainder of the Collateral prior and superior to all other Liens except Liens permitted pursuant to subsection 7.2; PROVIDED, HOWEVER, that the perfection against Persons other than the Borrower of such a Lien on the Rents in respect of such
Properties may in certain jurisdictions require the Agent to have possession of such Rents and/or control of such Properties.
     B. MORTGAGES. Each Mortgage upon execution and delivery of such Mortgage by the applicable Loan Party will be a valid and enforceable first priority Lien on the Pool A Property that such Mortgage purports to encumber, and such Mortgage, when such Mortgage is recorded in the real property records of the county or parish in which such Property encumbered by such Mortgage is located and upon payment of any applicable mortgage recording, intangible and/or similar taxes, will be a perfected, valid and enforceable first priority Lien on such Property in favor of the Agent, which Property will then be free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances.

     C. ASSIGNMENTS OF RENTS AND LEASES. Except as expressly provided in the legal opinions delivered pursuant to subsection 4.1O, each
Assignment of Rents and Leases, upon execution and recordation of such Assignment of Rents and Leases in the real property records of the county or parish in which the Pool A Property affected by such Assignment of Rents and Leases is located and upon payment of any applicable recording or intangible taxes, will be, as to each Pool A Property, a perfected, valid and enforceable first priority present assignment of or Lien on the Leases affecting such Property and of the Rents of and from such Property, which Pool A Properties will then otherwise be free and clear of all Liens having priority over the Assignment of Rents and Leases, except for Permitted Encumbrances. As of the Closing Date, the Borrower represents that upon recordation of each Assignment of Rents and Leases the Agent has taken all actions necessary to obtain, and as of the Closing Date the Agent has, a valid and perfected first priority (or, to the extent described in the immediately preceding sentence, second priority) assignment of or Lien on the Rents from the Pool A Properties and of all security for the Leases affecting such Properties, including cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits; PROVIDED, HOWEVER, that the perfection against Persons other than the Borrower of such a Lien on the Rents in respect of such Properties may in certain jurisdictions require the Agent to have possession of such Rents and/or control of such Properties.

     D. ATLANTA DOCUMENTS. The Atlanta Mortgage is a perfected, valid and enforceable first priority Lien on the Atlanta Airport Property and the Atlanta Airport Property is free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances. The aggregate principal amount of the Atlanta Note as of the Closing Date is $23,609,456 and the obligor on the Atlanta Note has no defenses to payment, counterclaims with respect thereto or any right to set-off against any payment due thereunder. The Atlanta Documents represent the entire agreement between the Atlanta Airport Sub and the Borrower with respect to the loan evidenced and secured thereby. The Borrower is the present holder of the lender's interest in the Atlanta Documents and has all right, power and authority to grant consents and to otherwise act as the lender thereunder, subject to the terms and conditions thereof. The maturity date of the Atlanta Note is August 1, 1999. No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both would constitute, a material default under the Atlanta Note, the Atlanta Mortgage or any of the other Atlanta Documents by any party thereto.

     E. MECHANICS' LIENS. Other than with respect to a Property currently subject to a Renovation or Restoration, and except as bonded or contested in accordance with the provisions of subsection 6.9 or as insured over by Title Policies that are then in effect pursuant to subsection 4.1E, no mechanic's liens have been filed against any Property.

     F. FILINGS AND RECORDINGS. All filings (including all financing statements and all assignments of financing statements under the Uniform Commercial Code) have been delivered to the Agent for filing in each public office in which such filings and recordings are required or advisable to perfect the Liens on each of the Pool A Properties and the other Collateral granted by the Loan Parties pursuant to the Security Documents and, except for the filing of continuation statements with respect to such financing statements as may be required or advisable to be filed at periodic intervals, no periodic refiling or periodic recording is presently required to protect and preserve such Liens and security interests.

5.14 ZONING; AUTHORIZATIONS.

     A. ZONING. Except as set forth on SCHEDULE 5.14A annexed hereto, the use and operation by each Loan Party or any of its Subsidiaries, as applicable, of each Property as a commercial hotel with related uses, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Applicable Laws and all applicable Insurance Requirements, and does not violate any Authorizations or other material approvals, material restrictions of record or any material agreement affecting any Property (or any portion thereof) to which such Loan Party or such Subsidiary is a party or by which such Loan Party, such Subsidiary or such Property (or portion thereof) is bound, except for violations and failures to comply which could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on the pro forma Title Policies or the Surveys delivered pursuant to subsections 4.1E(iii) and 4.1E(vii), respectively, neither the zoning nor any right of access to or use of any Property is to any extent dependent upon or related to any real property other than such Property.

     B. AUTHORIZATIONS. There have been issued in respect of each Property all Authorizations necessary to own, operate, use and occupy such Property in the manner operated by the Loan Parties and their respective Subsidiaries, and their respective predecessors in interest, as of the Closing Date and contemplated by the Loan Parties and their respective Subsidiaries to be operated on and after the Formation Date (including any required permits relating to Hazardous Materials). CapStar and the Borrower have no knowledge that any Authorization necessary or required to own, operate, use and occupy any Property in the manner currently operated by the Tenants under any Material Lease and contemplated to be operated by the Tenants on and after the Closing Date (including any required permits relating to Hazardous Materials) has not been issued and is not in full force and effect, other than any such Authorizations which, if not obtained, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries nor, to the knowledge of CapStar and the Borrower, any prior owner thereof, has received any notice of violation or revocation thereof except for those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.15 PHYSICAL CONDITION; ENCROACHMENT; CAPITAL EXPENDITURES.

     A. PHYSICAL CONDITION; ENCROACHMENT. Except as disclosed on the Engineering Reports delivered pursuant to subsection 2.9A, 2.9B or 4.1L and the property improvement plans delivered pursuant to 4.1J, each Property is free of material structural defects and is in good repair (normal wear and tear excepted) and all building systems contained therein and all other material items of Collateral are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports, and is free and clear of any damage that would affect materially and adversely the value of such Property or the use of such Property for its intended purposes. To the knowledge of CapStar and the Borrower, other than as described in the Title Policy and in any Survey, no Improvement at any Property encroaches upon any building line, setback line, side yard line or any recorded or visible easement.

     B. CAPITAL EXPENDITURES. SCHEDULE 5.15B annexed hereto, as supplemented from time to time by a written notice delivered to the Agent, sets forth a complete and accurate list of the capital expenditure or similar reserves required in respect of any Property pursuant to a Ground Lease, any agreement pursuant to which any of the Loan Parties and their respective Subsidiaries shall have incurred or may incur any Indebtedness or any other agreement, instrument or other document, other than the Loan Documents.

5.16 INSURANCE.

     All insurance required to be maintained by the Loan Parties and their respective Subsidiaries pursuant to this Agreement or any other Loan Document is in full force and effect in accordance with the terms thereof. As to each Property located in an area identified by the Federal Emergency Management Agency as having special flood hazards, if flood insurance is available, a flood insurance policy is in effect. All premiums have been paid with respect to each insurance policy required to be maintained by CapStar and its Subsidiaries pursuant to this Agreement or any other Loan Document. SCHEDULE 5.16 annexed hereto contains a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date.

5.17 LEASES.

     There is no default or event which with notice or lapse of time or both would constitute a default under any of the provisions of any Material Lease affecting any Property that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No litigation is currently pending or has been threatened by any Tenant in connection with any Material Lease affecting any Property that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All Material Leases and other Leases material to the operation of the Properties as hotels are in full force and effect, except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.18 ENVIRONMENTAL   REPORTS;   ENGINEERING  REPORTS;  APPRAISALS;   MARKET
STUDIES.

     The Borrower has delivered to the Agent and the Lenders correct and complete copies of all environmental audits, engineering reports, appraisals and market studies with respect to each Property that any Loan Party or any of its Subsidiaries has in its possession.

5.19 NO CONDEMNATION OR CASUALTY.

     No condemnation or other like proceedings (including relocation of any roadways abutting any Property or change in grade of such roadways or denial of access to any Property) that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor, to the knowledge of CapStar and the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.20 UTILITIES AND ACCESS.

     To the extent necessary for the full utilization of each Pool A Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Pool A Property, are adequate to serve each such Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Pool A
Property are available to the boundaries of the Land. All necessary rights-of-way for all roads, which are sufficient to permit each Pool A Property to be utilized fully for its current use, have been completed and are serviceable, and, to the knowledge of CapStar and the Borrower, all public rights-of-way through or adjacent to the Pool A Properties have been acquired and dedicated and accepted for maintenance and public use by the applicable Governmental Authorities.

5.21 INTELLECTUAL PROPERTY.

     A. OWNERSHIP; IP LICENSE AGREEMENTS. The Loan Parties and their respective Subsidiaries own, or are licensed to use or otherwise have the lawful right to use, the Intellectual Property. Except as set forth on
SCHEDULE 5.21A annexed hereto, all such Intellectual Property (other than rights under Franchise Agreements) is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except where the lack of the lawful right to use such Intellectual Property could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and all registered Intellectual Property and all pending applications and the jurisdictions in which such Intellectual Property is registered or will be registered on or before the Closing Date, and in each case the Loan Party holding rights therein, are identified in
SCHEDULE 5.21A annexed hereto. Each of the license agreements (together with any such agreements entered into after the Closing Date, the ``IP LICENSE AGREEMENTS''), other than the Franchise Agreements, pursuant to which any Loan Party or any of its Subsidiaries has rights or will have rights on or before the Closing Date to use any material Intellectual Property as of the Closing Date is identified in SCHEDULE 5.21A. Each Loan Party and each of its Subsidiaries is in compliance with the material terms of each IP License Agreement to which it is a party and each such IP License Agreement is in full force and effect, except where the failure to be in compliance or the failure to be in full force and effect (i) has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) result in an Event of Default or Potential Event of Default hereunder.

     B. NO ADVERSE CLAIMS. (i) No claim has been asserted with respect to the use of any such Intellectual Property by the Loan Parties and their respective Subsidiaries or, to the knowledge of CapStar or the Borrower, by any other Person challenging or questioning the validity or effectiveness of any such Intellectual Property, and neither CapStar nor the Borrower knows of any valid basis for any such claim which, in either case, has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (ii) the use of such Intellectual Property by each Loan Party and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any Loan Party or any of its Subsidiaries that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not in any manner or to any extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Loan Party or any of its Subsidiaries.

5.22 WETLANDS.

     Except as disclosed on SCHEDULE 5.22 annexed hereto, none of the Improvements on any Property are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

5.23 CASH MANAGEMENT SYSTEM.

     The  summary  of  the  Cash  Management   System  attached  hereto  as
SCHEDULE 5.23 is accurate and complete in all material respects and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Loan Party nor any of its Subsidiaries owns any Deposit Account which is not described in SCHEDULE 5.23 or otherwise permitted pursuant to subsection 6.15. After the Closing Date, there will be no change to the Cash Management System (other than as permitted by subsection 6.15) except such changes as have been disclosed to the Agent in writing and approved by the Agent in writing. Except as disclosed on SCHEDULE 5.23, Cash Management Letter covering each Local Account or Concentration Account included in the Cash Management System has been delivered to the Agent.

5.24 LABOR MATTERS.

     There are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries, pending or, to the knowledge of CapStar and the Borrower, threatened that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Hours worked by and payments made by any Loan Party or any of its Subsidiaries to their respective employees are not in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters.

5.25 EMPLOYMENT AND LABOR AGREEMENTS.

     Except as disclosed on SCHEDULE 5.25 annexed hereto, there are no employment agreements covering management employees of any Loan Party or any of its Subsidiaries and there are no collective labor agreements covering any employees of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such collective bargaining agreements.


                             SECTION 6
                       AFFIRMATIVE COVENANTS

     Each of CapStar and the Borrower covenants and agrees that, from and after the Closing Date and so long thereafter as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations (other than indemnification obligations with respect to claims that have not been asserted at the time that the Loans and all other Obligations have been paid in full) and the cancellation or expiration of all Letters of Credit, each of CapStar and the Borrower shall perform and shall cause each of their respective Subsidiaries to perform all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

     CapStar shall maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP. The Borrower shall deliver to the Agent:

          (i) MONTHLY PROPERTY OPERATING STATEMENTS: as soon as available and in any event within 30 days after the end of each calendar month, commencing with respect to the calendar month ending September 30, 1996, a statement of Property Gross Revenues and Operating Expenses and any other expenses with respect to each Property separately, in each case for the 12 month period ending on the last day of such calendar month, in reasonable detail satisfactory to the Agent and certified by the Chief Executive Officer or Chief Financial Officer of CapStar and the Borrower stating that, subject to normal adjustments following the preparation of the financial statements referred to below in clauses (iii) and (iv), respectively, (x) such statements of Property Gross Revenues and Operating Expenses and other expenses fairly present, in all material respects, the results of operations of the Properties indicated for the periods indicated and (y) all
     Operating Expenses and any other expenses with respect to each Property which have become due and payable as of the last day of the calendar month next preceding the delivery of such income statement have been fully paid or recognized by CapStar or any of its Subsidiaries;
         (ii) BORROWING BASE CERTIFICATES: from and after the Closing Date, as soon as available and in any event (a) within 30 days after the end of each calendar quarter of each calendar year (or, if requested by the Agent, each calendar month), a Borrowing Base Certificate, in the form attached hereto as EXHIBIT VI and together with the financial statements and other information utilized by the Borrower to calculate the Borrowing Base and the Total Utilization (including the unexpended portion of budgets for Deferred Maintenance required by subsection 6.16B and for Renovations permitted pursuant to subsection 7.16), and certified by the Chief Executive Officer or Chief Financial Officer of CapStar and the Borrower, calculated as of the last day of such calendar month, (b) within 5 days after the delivery of a written notice pursuant to subsection 2.9, 2.10 or 7.15B (but in no event later than the occurrence or effectiveness of the event or condition required to be specified in such written notice), a Borrowing Base Certificate calculated as of the date of the occurrence or effectiveness of the event or condition specified therein, and together with the financial statements and other information used by the Borrower to calculate the Borrowing Base, (c) within 5 days after the delivery of a Notice of Renovation/Restoration pursuant to subsection 6.11A, 6.11C, 6.12A or 7.16 (but in no event later than the commencement of a Major Renovation/Restoration), a Borrowing Base Certificate calculated as of the date of commencement of any related Major Renovation/Restoration, and together with the financial statements and other information used by the Borrower to calculate the Borrowing Base, (d) within 5 days after a casualty or Taking with respect to, or the Release of, any Pool A Property (or any portion thereof), a Borrowing Base Certificate calculated as of the date of such casualty, Taking, Release, expiration, cancellation or other termination, as the case may be, and together with the financial statements and other information used by the Borrower to calculate the Borrowing Base, and (e) upon written request from the Agent or at the option of the Borrower, a Borrowing Base Certificate calculated as of the date requested by the Agent in such request or selected by the Borrower, as the case may be, in reasonable detail satisfactory to the Agent and together with the financial statements and other information used by the Borrower to calculate the Borrowing Base;

        (iii)  QUARTERLY   FINANCIAL   STATEMENTS   OF  CAPSTAR   AND   ITS
     SUBSIDIARIES: as soon as available and in any event within 50 days after the end of each calendar quarter of each calendar year, commencing with respect to the calendar quarter ending September 30, 1996, (a) the consolidated balance sheet of CapStar and its Subsidiaries as at the end of such calendar quarter and the related consolidated statements of income, stockholders' equity and cash flows of CapStar and its Subsidiaries for such calendar quarter and for the period from the beginning of the then current calendar year to the end of such calendar quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous year and the corresponding figures from the plan and financial forecast for the current year delivered pursuant to this subsection, and (b) the consolidating financial statements of CapStar and its Subsidiaries (including balance sheets and income statements segmenting any Subsidiaries of CapStar or groups of Subsidiaries of CapStar, as requested by the Agent in its reasonable discretion) together with any adjustments and/or eliminations needed to reconcile such Subsidiary financial statements to the consolidated financial statements of CapStar, all in reasonable detail (it being understood and agreed that, to the extent CapStar's quarterly report filed on Form 10-Q with the Securities and Exchange Commission for such period contains the foregoing information, such quarterly report shall be deemed to comply with the foregoing requirements) and certified by the Chief Executive Officer or the Chief Financial Officer of CapStar and the Borrower stating that (x) such consolidated and consolidating financial statements fairly present, in all material respects, the financial condition of CapStar and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and (y) except as noted, there are no material differences between such consolidated financial statements of CapStar and its Subsidiaries and the consolidated financial statements of the Borrower and its Subsidiaries with respect to such quarter;

         (iv) YEAR-END FINANCIAL STATEMENTS: as soon as available and in any event within 100 days after the end of each calendar year, commencing with respect to the calendar year ending December 31, 1996,
     (a) the consolidated balance sheet of CapStar and its Subsidiaries as at the end of such calendar year and the related consolidated statements of income, stockholders' equity and cash flows of CapStar and its Subsidiaries for such calendar year, setting forth in each case in comparative form the corresponding figures for the previous calendar year and the corresponding figures from the plan and financial forecast delivered pursuant to this subsection for the calendar year covered by such consolidated financial statements,
     (b) the balance sheets and related income statements of each Property,
     (c) the consolidating financial statements of CapStar and its Subsidiaries (including balance sheets and income statements segmenting any Subsidiaries of CapStar or groups of Subsidiaries of CapStar, as requested by the Agent in its reasonable discretion) together with any adjustments and/or eliminations needed to reconcile such Subsidiary financial statements to the consolidated financial statements of CapStar, all of the foregoing in reasonable detail and certified by the Chief Executive Officer or Chief Financial Officer of CapStar and the Borrower stating that they present fairly, in all material respects, the financial condition of CapStar and its
     Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (d) in the case of the consolidated financial statements referred to in clause (a), a report thereon of KPMG Peat Marwick LLP or other independent accountants of recognized national standing selected by CapStar and reasonably satisfactory to the Agent, which report shall be unqualified, shall express no doubts about the ability of CapStar and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present, in all material respects, the financial position of CapStar and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (v) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of CapStar and its Subsidiaries pursuant to subdivisions (i), (iii) and (iv) above, (a) an Officers' Certificate of CapStar and the Borrower stating that (1) the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of CapStar and its Subsidiaries and the Collateral during the accounting period covered by such financial statements, (2) such review has not disclosed the existence during or at the end of such accounting period, (3) the signer does not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action CapStar and the Borrower have taken, are taking and propose to take with respect thereto and (4) except for the minority interest reflected on the balance sheet of the Borrower, such financial statements do not differ in any material respect from the corresponding consolidated financial statements of the Borrower and its Subsidiaries; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in subsection 7.6;

         (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of financial statements of CapStar pursuant to subdivision (iv) above, a written statement by KPMG Peat Marwick LLP or other independent accountants of recognized national standing selected by CapStar and reasonably satisfactory to the Agent giving the report thereon
     (a) stating in substance that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

        (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to CapStar or any of its Subsidiaries by KPMG Peat Marwick LLP or any other independent accountants in connection with each annual, interim or special audit of the consolidated financial statements of CapStar and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

       (viii) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of the CapStar and its Subsidiaries delivered pursuant to subdivisions (i), (iii) or (iv) of this subsection 6.1 differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (iii) or (iv) of this subsection 6.1 following such change, consolidated financial statements of CapStar and its Subsidiaries for (1) the current calendar year to the effective date of such change and (2) the two full calendar years immediately preceding the calendar year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements and Borrowing Base
     Certificate pursuant to subdivision (i), (ii), (iii) or (iv) of this subsection 6.1 following such change, a written statement of the Chief Financial Officer or Chief Executive Officer of CapStar and the Borrower setting forth the differences which would have resulted in the calculation of the Borrowing Base and the covenants set forth in
     Section 6 if such Borrowing Base Certificate or financial statements, as the case may be, had been prepared without giving effect to such change;

         (ix) EVIDENCE OF INSURANCE: together with the delivery of the statements pursuant to subsection 6.1(i) above, evidence reasonably satisfactory to the Agent that the monthly premiums with respect to the insurance required to be maintained pursuant to subsection 6.10 have been paid for the current month; PROVIDED that evidence previously delivered pursuant to this clause (ix) with respect to the prior payment of premiums for the current month need not be redelivered;

          (x) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by CapStar to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by CapStar or the Borrower with the New York Stock Exchange, Inc., any other securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (c) all press releases and other statements made available generally by CapStar or any of its Subsidiaries to the public or to the securityholders of CapStar;

         (xi)  EVENTS  OF  DEFAULT,  ETC.:   promptly upon CapStar  or  the
     Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that the Agent or any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to CapStar or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.1B, 8.1C, 8.1D, 8.1E, 8.1F, 8.1H or 8.1I,
     (c) of any condition or event that constitutes or may (upon the giving or receiving of notice or the lapse of time, later, or otherwise) a default, a potential event of default, an event of default (in each case, as defined in the agreement or instrument creating, evidencing or governing any such Indebtedness) under or with respect to any Indebtedness (other than the Indebtedness hereunder), any Pool B Obligation or any Related Document (if, with respect to such Related Document, the occurrence of a default, a potential event of default or an event of default could reasonably be expected to result in a loss or liability to a Loan Party or any of its Subsidiaries of more than $1,000,000), or becoming aware that any agent, trustee, lender or security holder with respect thereto has given any notice or taken any other action with respect to such condition or event, (d) of any condition or event that would be required to be disclosed in a current report filed by CapStar with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, and 6 of such Form as in effect on the date hereof) if CapStar were required to file such reports under the Exchange Act, (e) that there has commenced, or is intended to be commenced, a Major Renovation/Restoration of any Property with respect to which a Notice of Renovation/Restoration shall not previously have been delivered to the Agent or (f) of the occurrence of any event or change that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action CapStar and the Borrower have taken, are taking and propose to take with respect thereto;

        (xii) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon CapStar or the Borrower obtaining knowledge of (x) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting CapStar or any of its Subsidiaries, or any property of CapStar or such Subsidiary (collectively, ``PROCEEDINGS'') not previously disclosed in writing by CapStar or the Borrower to the Lenders or (y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; or

               (3) threatens the validity or priority of the Liens granted pursuant to the Loan Documents;

     written notice thereof together with such other information as may be reasonably available to CapStar or the Borrower to enable the Agent and its counsel to evaluate such matters; and (b) within 20 days after the end of each calendar quarter of CapStar, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, CapStar and its Subsidiaries which, if adversely determined, could reasonably be expected to result in a money judgment in excess of $1,000,000 individually or $5,000,000 in the aggregate (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has accepted coverage), and promptly after request by the Agent, such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

       (xiii) ERISA EVENTS AND NOTICES: (a) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action CapStar or any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
     (b) with reasonable promptness, copies of all notices received by CapStar or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) with reasonable promptness following the Agent's reasonable request, (x) copies of any SCHEDULE B (Actuarial Information) filed by CapStar or any of its ERISA Affiliates with the Internal Revenue Service with respect to any Pension Plan and (y) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Agent shall reasonably request;

        (xiv) FINANCIAL PLANS: as soon as practicable and in any event no later than November 30 of each year, projected financial statements for each Property for the three next succeeding calendar years setting forth in detail each line item appearing in the form of financial statement set forth in SCHEDULE 6.1 annexed hereto, together with an explanation of the assumptions on which such forecasts are based, and such other information and projections as the Agent may reasonably request for any Property, all the Properties or CapStar or any of its Subsidiaries;

         (xv) INSURANCE: as soon as practicable and in any event by the last day of each calendar year, a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by CapStar and its Subsidiaries or, in lieu thereof, copies of such policies, and a report as to all material insurance coverage planned to be maintained by CapStar and its Subsidiaries in the next succeeding calendar year to the extent varying from the description of that delivered or described;

        (xvi) ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of CapStar or any of its Subsidiaries or by independent consultants, with respect to material environmental matters at any Property or which relate to an Environmental Claim which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

       (xvii)  BOARD OF DIRECTORS:   with  reasonable  promptness,  written
     notice of any change in the Board of Directors of CapStar;

      (xviii) CHANGE IN NAME OR CHIEF PLACE OF BUSINESS: (a) notification of any change in any Loan Party's name, identity or corporate structure within 30 days of such change and (b) 30 days' prior written notice of any change in any Loan Party's executive office or chief place of business;

        (xix) REDUCTION OF PROPERTY AMOUNT OR PROPERTY EBITDA: promptly after the Borrower's acquiring actual knowledge of the same, an Officers' Certificate with respect to the occurrence or effectiveness of any event or condition (other than an event or condition that is affecting the hospitality business generally) that could reasonably be expected to cause the Property Amount or Property EBITDA with respect to any Property, as of any date of determination thereafter, to be reduced by more than the greater of (a) 10% as of such later date of determination or for any period and (b) $100,000; and

         (xx) RENOVATION INFORMATION: to the extent not delivered pursuant to subsection 6.12, a project budget for each Renovation permitted pursuant to subsection 7.16 and upon the reasonable request of the Agent, and in any event not less frequently than quarterly, a written report with respect to the progress and status of each such Renovation, in scope and detail reasonably satisfactory to the Agent; and

        (xxi) OTHER INFORMATION: with reasonable promptness, (a) information and other data revised to correct any erroneous information and other data previously delivered by CapStar or the Borrower to the Agent pursuant to this subsection 6.1 or included in any statement, report or certificate previously delivered by CapStar or the Borrower to the Agent pursuant to this subsection 6.1, together with such statement, report or certificate that shall have been revised to reflect such revised information and data, and (b) such other information and data with respect to the Loan Parties and their respective Subsidiaries, the Properties (separately and for all Properties), the Managed Properties, the Ground Leases and Leases, the Management Agreements, the other Collateral and the other assets and liabilities of the Loan Parties and their respective Subsidiaries, all in form reasonably satisfactory to the Agent, as from time to time may be reasonably requested by the Agent.

6.2  COMMON STOCK.

     CapStar shall (i) cause the Common Stock, and each class of preferred stock of the Borrower permitted by subsection 7.20B, to be and to remain at all times duly listed on the New York Stock Exchange, Inc. and (ii) file timely all reports required to be filed by CapStar with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

6.3  CORPORATE EXISTENCE; CORPORATE SEPARATENESS ETC.

     A. CORPORATE EXISTENCE. Except as permitted pursuant to subsection 7.7, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate, partnership or limited liability company existence and all Authorizations, rights and franchises material to its business.

     B. FINANCIAL MATTERS. The Borrower shall, and shall cause each of the Pool A Subsidiaries to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B Subsidiaries); (ii) maintain its own bank accounts in its own name, separate from each other and any other Person (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B Subsidiaries); (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B Subsidiaries) based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B Subsidiaries); and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof.

     C. INDEPENDENT BUSINESS. The Borrower shall manage the business of the Borrower and each Pool A Subsidiary independently from the business of CapStar and any other Person (other than the Borrower and the Pool A Subsidiaries) and in accordance with the best interest of the Borrower or such Pool A Subsidiary. The Borrower shall conduct the administrative activities of the Borrower and the Pool A Subsidiaries separately from the administrative activities of any other Person (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B
Subsidiaries). Any moneys earned by the Borrower or the Pool A Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of any other Person (other than the Borrower and the Pool A Subsidiaries, but including CapStar and the Pool B Subsidiaries), and no assets of the Borrower and the Pool A Subsidiaries shall become commingled with assets of such other Persons.

     D. BUSINESS DEALINGS. Each of CapStar and the Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities (other than, with respect to the Borrower, the Pool A Subsidiaries), and shall continue to take all steps reasonably necessary to avoid
(i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible (if such is not the case) for the Indebtedness or other obligations of any other Person. CapStar and the Borrower shall not permit any Pool B Subsidiary to imply that any other Loan Party or any of its Subsidiaries (other than such Pool B Subsidiary) is directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of such Pool B Subsidiary.

6.4  TAXES AND CLAIMS; TAX CONSOLIDATION.

     A. TAXES AND CLAIMS. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged all Taxes and Impositions imposed upon any Loan Party or any of its Subsidiaries, or payable by any Loan Party or any of its Subsidiaries with respect to any Property or other assets or in respect of any of the franchises, business, income or other property of any Loan Party or any of its Subsidiaries before the same shall become delinquent and before any penalty accrues thereon, and will pay, discharge or otherwise satisfy or cause to be paid, discharged or otherwise satisfied at or before maturity or before they become delinquent, all Indebtedness, obligations and other claims (including claims for labor, supplies, materials and services that, if unpaid, might become a Lien on the property of any Loan Party or any of its Subsidiaries) of any Loan Party and its Subsidiaries; PROVIDED, HOWEVER, that no such charge or claim needs to be paid if (i) such charge or claim is being diligently contested in good faith by appropriate proceedings, (ii) reserves consistent with GAAP or otherwise consented to by the Agent shall have been made therefor by such Loan Party or such Subsidiary, (iii) none of the Collateral is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) none of any Loan Party, or any of its Subsidiaries, the Agent or any Lender could become subject to any civil fine or penalty not adequately reserved against (in the case of any Loan Party or Subsidiary thereof) or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (v) such contest has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, deliver to the Agent all receipts evidencing the payment of all such Taxes and Impositions with respect to any Property and, upon written request by the Agent, all other Taxes, Impositions, assessments, levies, permits, fees, rents and other public charges imposed upon or in respect of or assessed against any Loan Party, any of its Subsidiaries or any of their respective properties or assets except for those being paid or contested as described in the provisos above.

     B. TAX CONSOLIDATION. Each Loan Party will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than CapStar and its Subsidiaries.

6.5  MAINTENANCE OF PROPERTIES; REPAIR; ALTERATION.

     Each  Loan  Party shall, and shall cause each of its Subsidiaries  to,
(i) maintain or cause to be maintained each Property and all other items of Collateral in a manner consistent for upscale full service hotel properties and related property, and other property and assets constituting the Collateral, in each case of the same quality and character, and shall keep or cause to be kept every part thereof in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of such Loan Party and its Subsidiaries; (ii) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements in respect of a Pool A Property except as expressly permitted hereunder or in connection with a Renovation or Restoration with the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed; (iii) complete promptly and in a good and workmanlike manner any Improvements which may be now or hereafter constructed on any Property and, subject to subsection 6.11, promptly restore in like manner any portion of the Improvements in respect of a Pool A Property which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor (subject to the right to contest the amount of validity thereof in good faith);
(iv) comply in all material respects with all Applicable Laws, applicable Insurance Requirements and all covenants, conditions and restrictions now or hereafter affecting any Property or other item of Collateral or any part thereof or requiring any alterations or Improvements; and (v) not commit or permit any waste of the Collateral; (vi) not remove any item of the Collateral (other than in accordance with subsection 2.9, in connection with a Restoration or Renovation permitted by this Agreement or otherwise in the ordinary course of business) without replacing it with a comparable item of equal or greater quality, value and usefulness, except that such Loan Party or Subsidiary thereof, as applicable, may sell or dispose of in the ordinary course of business any property which is obsolete or no longer useful in its business.
6.6  INSPECTION; LENDERS' MEETING; APPRAISALS.

     A. INSPECTION AND LENDER MEETING. As often as may be reasonably requested, each Loan Party shall, and shall cause each of its Subsidiaries to, permit (i) any authorized representatives designated by the Agent or any Lender to visit and inspect any Property, and (ii) any authorized representatives designated by the Agent to inspect the financial and accounting records, tenant leasing files and other management books and records of such Loan Party or Subsidiary, and to make copies and take extracts therefrom, and to discuss its and their affairs, operations, finances and accounts with its and their officers, property managers and independent accountants; PROVIDED that each such visit, inspection and discussion shall be made upon reasonable notice and at such reasonable times during normal business hours, with as little disruption of such party's business and operations as is reasonably practical. Without in any way limiting the foregoing, CapStar and the Borrower will, upon the request of the Agent, participate in a meeting with the Agent and the Lenders once during each calendar year to be held at the Borrower's corporate offices (or such other location as may be agreed to by the Borrower and the Agent) at such time as may be agreed to by the Borrower and the Agent.

     B. APPRAISALS. If the Agent shall advise the Borrower by written notice that the Agent believes that the value of one or more Designated Pool A Properties has been adversely affected, for any reason, since the date of the most recent Appraisal thereof, promptly thereafter the Loan Parties shall, or shall cause each of their respective Subsidiaries to, at their expense, cause the preparation and delivery to the Agent of an Appraisal of each such Pool A Property dated not more than 30 days prior to the date of such delivery, which Appraisal shall be prepared by an Appraiser designated by the Agent and shall be satisfactory in form and substance to the Agent; PROVIDED that, unless an Event of Default shall have occurred and be continuing, no Pool A Property shall be appraised pursuant to this subsection 6.6B more than once each calendar year. If any Loan Party or any of its Subsidiaries obtains an appraisal of one or more of the Pool A Properties other than pursuant to this subsection, the Borrower shall deliver a copy of such appraisal to the Agent promptly upon the completion thereof and the Agent shall, subject to Applicable Laws and provided that the Appraiser is satisfactory to the Agent and the appraisal is satisfactory in form and substance to the Agent, treat such appraisal as an ``Appraisal.'' In the event that the Agent obtains an Appraisal of one or more of the Pool A Properties, the Agent shall deliver a copy of such Appraisal to the Borrower upon the completion thereof.

6.7  COMPLIANCE WITH LAWS, AUTHORIZATIONS, ETC.

     Each Loan Party shall, and shall cause each of its Subsidiaries and all other Persons occupying any Properties to, comply in all material respects with the requirements of all Applicable Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep all Authorizations which are from time to time required for the use and operation of each Pool A Property in full force and effect.

6.8  PERFORMANCE OF LOAN DOCUMENTS AND RELATED DOCUMENTS.

     A. LOAN DOCUMENTS. Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in each of the Loan Documents to which it is or will be a party in accordance with the terms thereof and will maintain the validity and effectiveness of such Loan Documents.

     B. RELATED DOCUMENTS. Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed, all its material covenants, agreements, conditions and requirements contained in each of the Related Documents to which it is a party in accordance with the terms thereof and will maintain the validity and effectiveness of such Related Documents, the violation or invalidity of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party shall take no action, nor permit any action to be taken, which will release any party to the Related Documents from any of such party's obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will materially impair the validity or effectiveness, of any Related Document except as expressly provided for herein and therein, which release, invalidity or ineffectiveness could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     C. ATLANTA DOCUMENTS. Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in each of the Atlanta Documents to which it is a party in accordance with the terms thereof and will maintain the validity and effectiveness of such Atlanta Documents. Each Loan Party shall take no action, nor permit any action to be taken, which will release any party to the Atlanta Documents from any of such party's obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity or effectiveness, of any Atlanta Document. CapStar and the Borrower shall give the Agent written notice of any default by any party to any Atlanta Document promptly after such default becomes known to CapStar or the Borrower.

     D. ENFORCEMENT. At the request of the Agent and also following the occurrence of a material breach or default under any Atlanta Document or, if such breach or default either may reasonably be expected to have, either individually or the aggregate, a Material Adverse Effect or may reasonably be expected to result in a loss or liability to any Loan Party or any of its Subsidiaries in an amount greater than $1,000,000 (or, upon the occurrence of an Event of Default, zero), a breach or default under any Related Document to which any Loan Party or any of its Subsidiaries is a party, such Loan Party or such Subsidiary, as applicable, will, at its expense but subject to the direction and control of the Agent, take such action, or at the Agent's request furnish funds sufficient to enable the Agent to take such action, as the Agent may reasonably request in connection with enforcing such Atlanta Document or Related Document.

6.9  PAYMENT OF LIENS.

     A. REMOVAL BY LOAN PARTIES. In the event that, notwithstanding the covenants contained in subsection 7.2, a Lien not otherwise permitted under subsection 7.2 may encumber any Property or other item of Collateral or any portion thereof, CapStar and the Borrower shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Agent's option, promptly obtain insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against any Property or any other item of Collateral or any portion thereof within 30 days after the date of notice thereof; PROVIDED that, compliance with the provisions of this subsection 6.9 shall not be deemed to constitute a waiver of the provisions of subsection 7.2. CapStar and the Borrower shall exhibit to the Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Property or other item of Collateral of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries shall fully preserve the Lien and the priority of each of the Mortgages and the other Security Documents without cost or expense to the Agent or the Lenders.

     B. REMOVAL BY THE AGENT. If any Loan Party or any of its Subsidiaries fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above within 30 days after the receipt of notice thereof, then the Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this subsection 6.9 (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Borrower in accordance with the terms hereof.

     C. TITLE SEARCHES. The Agent may, at any time and at the expense of the Borrower, obtain an updated title and/or lien search regarding any Property or Collateral, or any portion thereof; PROVIDED that, unless the Agent reasonably believes that a Lien not otherwise permitted under subsection 7.2 may encumber any Property or Collateral or any portion thereof or an Event of Default shall have occurred and be continuing, the Agent may so obtain such search with respect to such Property or Collateral or portion thereof not more than once each calendar year.

6.10 INSURANCE.

     A. RISKS TO BE INSURED. With respect to each Pool A Property, each Loan Party shall procure or cause to be procured, and each Loan Party shall maintain or cause to be maintained continuously in effect, insurance coverage issued by an insurer (i) authorized to issue such insurance in all applicable jurisdictions, (ii) rated ``A'' (or its equivalent) or better by Alfred M. Best Company, Inc., (iii) with a financial size rating of VIII (or its equivalent) or better, by Alfred M. Best Company, Inc., and
(iv) otherwise satisfactory to the Agent; PROVIDED, HOWEVER, that the requirements set forth in clauses (ii) and (iii) above with respect to any Pool A Property shall be subject to any requirements of any related Ground Lease; PROVIDED FURTHER, HOWEVER, that (1) each insurer of CapStar's or any of its Subsidiaries' umbrella liability insurance policies as of the Closing Date (and any renewal thereof by such insurers), may be rated ``A- '' (or its equivalent) by Alfred M. Best Company, Inc.; it being understood and agreed that such carrier(s) shall comply with the requirement set forth in clause (ii) above, and (2) as of the Closing Date, the insurers of CapStar's or any of its Subsidiaries' earthquake, flood and wind insurance policies (and any renewals thereof by such insurers, respectively) may be rated ``A-'' (or its equivalent) by Alfred M. Best Company, Inc. and have a financial size rating of ``VIII'' (or its equivalent) by Alfred M. Best Company, Inc.; it being understood and agreed that, in the event CapStar or any of its Subsidiaries procures any earthquake, flood or wind insurance from a carrier other than the carrier providing such insurance on the Closing Date, such carrier shall comply with the requirements set forth in clauses (ii) and (iii) above unless otherwise approved by the Agent. Each Loan Party shall pay, and shall cause each of its Subsidiaries to pay, in a timely manner all premiums due in connection therewith. All insurance policies shall be issued by insurers doing business as admitted licensed carriers in the state where such Property is located, and shall be authorized and licensed to issue insurance in such state unless otherwise approved by the Agent in its sole discretion. The insurance to be procured and maintained by CapStar and its Subsidiaries is the following:

          (i)  CASUALTY.    CapStar   shall   keep,   or  shall  cause  its
     Subsidiaries to keep, each Pool A Property insured for the benefit of the Agent, in each case, as follows:

               (a) ALL RISK OF PHYSICAL LOSS. Insurance with respect to the Improvements now or hereafter located on the Pool A Properties and any alterations or additions thereto and the furniture, fixtures and equipment against any peril included within the classification ``All Risks of Physical Loss'' with extended coverage (including fire, lightning, windstorm, sprinkler, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, terrorist acts, aircraft, vehicle, sinkholes and smoke) in an amount equal to the full insurable value of such Improvements and such furniture, fixtures and equipment. The term ``FULL INSURABLE VALUE'' shall mean the actual replacement cost of such Improvements and such furniture, fixtures and equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined every five years by an insurer upon the request of the Agent, a recognized independent insurance broker or an appraiser selected (and approved by the Agent) and paid by the applicable Loan Party or its Subsidiary; PROVIDED, HOWEVER, that such amount shall be sufficient to prevent such Loan Party or such Subsidiary from becoming a co-insurer, and the policy shall contain a stated value endorsement to that effect.

               (b) BUILDER'S RISK. During any period of construction of Improvements and any repair, Restoration, Renovation or replacement thereof, a standard builder's all risk policy (completed value non-reporting form) or equivalent coverage under the policy described in subclause (i)(a) above for an amount at least equal to the full insurable value of the work to be performed and equipment, supplies and materials to be furnished, as shall be reasonably approved by the Agent for such purpose, the coverage of which shall include the hazards described in subsection 6.10A(i)(a) and building collapse; PROVIDED, HOWEVER, that such policy may be obtained by a contractor if it names the Agent and CapStar and its applicable Subsidiaries as additional named insureds and if it otherwise complies with this Agreement. Such policy shall contain a stated value endorsement so that no co-insurance provision shall be applicable to any loss
          thereunder.   Such  policy  shall  contain  the   provision  that
          ``permission is hereby granted to complete and/or occupy'' upon the earlier to occur of substantial completion of any discrete increment of the work or a Tenant taking occupancy of any Pool A Property (or portion thereof) as to which work was being performed.

               (c)  FLOOD.  Insurance against damage or loss by flood as to any Pool A Property that is located in an area now or subsequently designated as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973,or the National Flood Insurance Reform Act of 1994, as such Acts may be amended, modified, supplemented or replaced from time to time, on such basis and not less than such amounts as shall be reasonably approved by the Agent, but not less than the amount required by law. If any Loan Party or any of its Subsidiaries fails to obtain flood insurance as required, the Agent may purchase such flood insurance, and the Borrower shall pay all premiums and other costs and expenses incurred by the Agent.

               (d) BOILERS. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment located in, on or about each Pool A Property insuring against damage or loss from boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Pool A Properties.

               (e) BUSINESS INTERRUPTION OR RENTAL INCOME INSURANCE. Business interruption and/or loss of rental value or use and occupancy insurance insuring against business interruption at and against loss of rental income from each Pool A Property due to any of the hazards listed in subsection 6.10A(i)(a) above in an amount sufficient to avoid any co-insurance penalty and to provide proceeds for a period not less than one year of loss.

               (f)  EARTHQUAKE  INSURANCE.   With  respect  to  any  Pool A
          Property located in California or other area at high risk for earthquakes, as reasonably determined by the Agent, earthquake insurance on such basis and in such amounts as shall be reasonably required by the Agent; PROVIDED that each of the Pool A Properties that are located in California on the Closing Date shall have earthquake insurance as evidenced by the policies delivered pursuant to subsection 4.1F and each of the MBL Properties located in California shall have earthquake insurance on the date of their acquisition by CapStar or any of its subsidiaries in such amounts as shall be reasonably required by the Agent; PROVIDED that each of the Pool A Properties that are located in California on the Closing Date shall have earthquake insurance as evidenced by the policies delivered pursuant to subsection 4.1F and each of the MBL Properties located in California shall have earthquake insurance on the date of their acquisition by CapStar or any of its Subsidiaries in such amounts as shall be reasonably required by the Agent.

         (ii) WORKERS' COMPENSATION. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, for itself and for each Pool A Property at which such Loan Party or such Subsidiary maintains employees, statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by such Loan Party or such Subsidiary), in statutory amounts as required by law (including employer's liability insurance), except in those states where such Loan Party elects to not subscribe to the workers' compensation statute. If the applicable Loan Party elects to not subscribe to the workers' compensation statute, such Loan Party shall have a benefit program and employees' legal liability coverage to respond to claims that would otherwise be covered by a standard policy of workers' compensation.

        (iii) LIABILITY. CapStar and its Subsidiaries shall procure and maintain:

               (a) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Comprehensive general liability insurance, on an occurrence basis in the amount of $1,000,000 per occurrence per Property and $3,000,000 in the aggregate per Property covering each Loan Party, each of its Subsidiaries and the Agent against claims for bodily injury, death and property damage (including claims and legal liability to the extent insurable imposed upon the Agent and all court costs and attorneys' fees and expenses), arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Property or occurring in, upon or about or resulting from each Property, or any drive, sidewalk, curb or passageway adjacent thereto (to the extent insurable), which insurance shall include blanket contractual liability coverage which insures contractual liability (to the extent insurable) under the indemnification set forth in subsection 9.3 of this Agreement (but such coverage or the amount thereof shall in no way limit such indemnification), garage liability (if applicable), products liability (if applicable) and elevator liability (if applicable) coverage and during any period of construction of any Improvements, owner's and contractor's protective liability coverage, including completed operations liability coverage. If any of the coverages referred to in this subsection 6.10A(iii)(a) are obtained under a so called
          ``blanket'' policy with more than one Property covered, the policy shall contain an ``individual aggregate per location/project'' endorsement.

               (b) GENERAL LIABILITY AND PROPERTY DAMAGE. Commercial general liability and property damage insurance on an occurrence basis in connection with any Renovation being performed at any Pool A Property, to be carried by any contractor or construction manager or by any Person, including any Loan Party or any of its Subsidiaries, performing a similar function, including ``Builders Risk'' coverage in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate.

               (c) LIQUOR LIABILITY AND DRAM SHOP INSURANCE. Liquor liability and dram shop insurance on such basis and in such amounts as shall be reasonably required by the Agent in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for Pool A Properties.

               (d) UMBRELLA OR EXCESS LIABILITY INSURANCE. Umbrella or excess liability insurance, on an incurrence basis in the amount of at least $100,000,000 per occurrence and in the aggregate per year covering each Loan Party, each of its Subsidiaries and the Agent against claims for damages in excess of all primary liability policies.

         (iv) ADDITIONAL INSURANCE. Each Loan Party shall procure and maintain, and shall cause each of its Subsidiaries to procure and maintain, such other insurance with respect to the Pool A Properties against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Pool A Properties.

     B. POLICY PROVISIONS. Each policy of insurance maintained in respect of any Loan Party, any of its Subsidiaries and/or any Pool A Property pursuant to this subsection 6.10 shall (a) in the case of each category of public liability insurance, name such Loan Party or such Subsidiary, as the case may be, as insured and name the Agent (for the benefit of the Lenders) as an additional insured, and in the case of all other insurance required under this Agreement (other than any such policy maintained solely in respect of one or more Pool B Properties), name the Agent (for the benefit of the Lenders) as an additional insured or as a loss payee, as Agent shall require; (b) except in the case of public liability insurance and workers' compensation insurance, provide that all proceeds thereunder shall be payable to the Agent pursuant to a standard first mortgagee endorsement, without contribution, that all losses with respect to each Property shall be paid directly to the Agent, without contribution by any similar insurance carried by the Agent and that adjustment and settlement of any material loss shall be subject to the reasonable approval of the Agent; (c) include effective waivers by the insurer of all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Agent to pay the premiums and continue any insurance upon failure of such Loan Party or such Subsidiary, as the case may be, to pay premiums when due, upon the insolvency of such Loan Party or such Subsidiary, as the case may be, or through foreclosure;
(e) to the extent such provisions are reasonably obtainable, provide that such insurance shall not be impaired or invalidated by virtue of (1) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by such Loan Party or such Subsidiary, as applicable, the Borrower, the Agent, the Lenders or any other named insured, additional insured or loss payee, except for the willful misconduct of the Agent or the Lenders knowingly in violation of the conditions of such policy, (2) the occupation or use of such Pool A Property for purposes more hazardous than permitted by the terms of the policy, (3) any foreclosure or other proceeding or notice of sale relating to such Property or (4) any change in the possession of such Pool A Property without a change in the identity of the holder of actual title to such Property (PROVIDED that with respect to items (3) and (4) any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater than $100,000 (or, with respect to coverage for wind damage or earthquake damage, such greater amount as shall not exceed 5.0% or 10.0%, respectively, of the affected Pool A Property's agreed value); (g) contain an endorsement providing that none of the Agent, the Lenders or such Loan Party or such Subsidiary, as applicable, shall be, or shall be deemed to be, a co-insurer with respect to any risk insured by such policy; and (h) provide that if all or any part of such policy shall be canceled or terminated, or shall expire, the insurer will forthwith give notice thereof to the Agent and each additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least 30 days (or 10 days in the case of non-payment for premiums) after receipt by the Agent and each additional insured and loss payee of written notice thereof; PROVIDED, HOWEVER, that the requirements set forth in this subsection 6.10B with respect to any Pool A Property shall be subject to any requirements of any Ground Lease affecting such Pool A Property. Nothing contained herein shall be construed to prevent CapStar or any of its Subsidiaries from satisfying the provisions of this subsection 6.10 through the use of so-called blanket, manuscripted or loss limit policies.

     C. INCREASES IN COVERAGE. The policy limits of any policy of insurance required hereunder shall be increased from time to time to reflect what a reasonable prudent owner of land and improvements similar in type and locality to each Pool A Property would carry.

     D. PAYMENT OF PROCEEDS. If any such insurance proceeds required to be paid to the Agent are instead made payable to the Borrower, CapStar or any Subsidiary thereof, each of the Borrower and CapStar hereby appoints the Agent as its attorney-in-fact, irrevocably and coupled with an interest, to endorse and/or transfer any such payment to the Agent.

     E. DELIVERY OF COUNTERPART POLICIES; EVIDENCE. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent on or before the Closing Date evidence acceptable to the Agent for the valid policies of insurance required by this Agreement or any other Loan Document to be carried evidencing (i) the issuance of such policies,
(ii) the payment of all premiums payable for the period ending not earlier than the first Anniversary and (iii) coverage which meets all of the requirements set forth in this Agreement. At each time after the Closing Date that any Loan Party or any of its Subsidiaries is required by this Agreement or by any Security Document or any other Loan Document to deliver evidence of insurance, such Loan Party shall deliver, or shall cause such Subsidiary to deliver, such evidence of valid policies of insurance acceptable to the Agent evidencing (a) the issuance of the policies of insurance required by this Agreement or other Loan Document to be carried,
(b) the  payment  of  all  premiums  then  due  to  the applicable insurer,
(c) coverage which meets all of the requirements set forth in this Agreement or other Loan Document, and (d) that the required policies are in full force and effect.

     F. REPLACEMENT OR RENEWAL POLICIES. Not less than 20 days prior to the expiration, termination or cancellation of any insurance policy which any Loan Party or any of its Subsidiaries is required to maintain hereunder, such Loan Party shall obtain, or shall cause such Subsidiary to obtain, a replacement or renewal policy or policies (or a binding commitment for such replacement or renewal policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Agent a valid binder in respect of such policy or policies in the same form and containing the same information as the expiring policy or policies required to be delivered by each Loan Party and its Subsidiaries pursuant to subsection 6.10E or a copy of the binding commitment for such policy complying with all the requirements of this subsection, followed by a certified true copy of the policy or policies when issued.

     G. MATERIAL CHANGE IN POLICY. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent concurrently with each material change in any insurance policy covering any part of the Pool A Properties required to be maintained by each Loan Party and its Subsidiaries hereunder, a valid binder or policy endorsement with respect to such changed insurance policy certified by the insurance company issuing such policy, in the same form and containing the same information as the original evidence of insurance required to be delivered by each Loan Party and its Subsidiaries pursuant to subsection 6.10E.

     H. SEPARATE INSURANCE. Each Loan Party will not take out, nor will it permit any of its Subsidiaries to take out, separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this subsection unless such insurance complies with all of the requirements of this subsection.

6.11 CASUALTY AND CONDEMNATION; RESTORATION.

     A. NOTICE OF CASUALTY. Upon the occurrence of any damage to or loss or destruction of all or any portion of any Pool A Property, whether or not covered by insurance, which will cost (or may reasonably be expected to cost) more than $500,000 to Restore, as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent, (i) the Borrower shall promptly deliver to the Agent written notice of the same which shall, among other things, describe such casualty, and
(ii) as soon as practicable but in any event prior to the commencement of Restoration of such Pool A Property, the Borrower shall deliver to the Agent a Notice of Renovation/Restoration in the form attached hereto as
EXHIBIT XVII.

     B. INSURANCE PROCEEDS. All Insurance Proceeds in respect of a Pool A Property (other than Insurance Proceeds attributable to insurance required pursuant to subsection 6.10A(ii) and (iii)) and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent on behalf of the Lenders is authorized, at its option, to collect and receive all of the same and to give proper receipts and acquittances therefor; PROVIDED, however, that (x) such assignment and pledge with respect to any such Pool A Property is subject to any requirements of any Ground Lease affecting such Pool A Property, (y) if no Event of Default shall have occurred and be continuing such Loan Party shall have the right to direct the Agent to apply Insurance Proceeds in accordance with subsections 6.11E and 6.11F and (z) if no Event of Default shall have occurred and be continuing, to the extent not inconsistent with the requirements of subsections 6.11E and 6.11F, such Loan Party shall have the right to direct the Agent (1) to pay to such Loan Party all Insurance Proceeds with respect to such casualty affecting a Pool A Property which will cost (or may reasonably be expected to cost) less than $500,000 to Restore and (2) to pay to such Loan Party all proceeds of any related business interruption insurance. Each Loan Party agrees to execute and to cause each of its Subsidiaries to execute such further assignments and pledges of any Insurance Proceeds in respect of the Pool A Properties as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Insurance Proceeds lawfully or equitably payable in respect of any such Pool A Property, subject to the provisos above. If, prior to the receipt by the Agent of such Insurance Proceeds, any Pool A Property shall have been transferred upon foreclosure of the applicable Mortgage (or by deed in lieu thereof), the Agent shall have the right to receive such Insurance Proceeds to the extent (x) such Insurance Proceeds are attributable to a casualty occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Insurance Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. During the continuance of an Event of Default, the Agent is hereby authorized and empowered by each of CapStar and the Borrower to settle, adjust or compromise any claims for damage, destruction or loss thereunder, with or without the consent of any Loan Party or any of its Subsidiaries (and each of CapStar and the Borrower hereby irrevocably appoints and constitutes the Agent as CapStar's and the Borrower's lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose). In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Insurance Proceeds in respect of any Pool A Property in excess of $500,000 without the prior written consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that this provision shall not restrict the right of the lessor under any applicable Ground Lease (1) to settle, adjust or compromise any claim for Insurance Proceeds to the extent such lessor is granted the power to do so under such Ground Lease or (2) to approve any settlement, adjustment or compromise of any claim for Insurance Proceeds to the extent the approval of such lessor is required under such Ground Lease. Subject to the requirements of any Ground Lease affecting any Pool A Property, each insurance company concerned is hereby authorized and directed to make payment of all Insurance Proceeds in respect of each of the Pool A Properties payable by it directly to the Agent. If any Loan Party or any of its Subsidiaries receives any Insurance Proceeds resulting from such casualty in respect of any Pool A Property, such Loan Party or Subsidiary shall (subject to the requirements of any Ground Lease affecting such Property) promptly endorse and transfer, or cause such Subsidiary to endorse and transfer, such excess Insurance Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or such Subsidiary, as applicable, shall hold such Insurance Proceeds in trust for the benefit of the Agent and shall not commingle such Insurance Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person.

     C. NOTICE OF CONDEMNATION; NEGOTIATION AND SETTLEMENT OF CLAIMS. The Loan Parties shall, and shall cause their respective Subsidiaries to, promptly deliver written notice to the Agent upon obtaining knowledge of the institution, or the proposed institution, of any bona fide action or proceeding for the Taking of all or any portion of any Pool A Property. The Agent shall have the right to participate in any negotiation, action or proceeding relating to any such action or proceeding affecting any Pool A Property, and no settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that this provision shall not restrict the right of the lessor under any applicable Ground Lease (1) to settle or compromise any such claim to the extent such lessor is granted the power to do so under such Ground Lease or (2) to approve any settlement or compromise of any such claim to the extent the approval of such lessor is required under such Ground Lease. Upon the occurrence of any Taking with respect to a Pool A Property which will cost (or may reasonably be expected to cost) more than $500,000 to Restore, as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent, as soon as practicable thereafter but in any event not less than 20 days prior to the commencement of any Restoration of such Pool A Property, the Borrower shall deliver to the Agent a Notice of Renovation/Restoration in the form attached hereto as EXHIBIT XVII.

     D. CONDEMNATION PROCEEDS. All Condemnation Proceeds in respect of each of the Pool A Properties and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent on behalf of the Lenders is authorized, at its option, to collect and receive all such Condemnation Proceeds and to give proper receipts and acquittances therefor; PROVIDED, HOWEVER, (x) that such assignment and pledge with respect to any such Pool A Property is subject to any requirements of any Ground Lease affecting such Pool A Property, (y) if no Event of Default shall have occurred and be continuing, such Loan Party shall have the right to direct the Agent to apply Condemnation Proceeds in accordance with subsections 6.11E and 6.11F and (z) if no Event of Default shall have occurred and be continuing, to the extent not inconsistent with the requirements of subsections 6.11E and 6.11F, such Loan Party shall have the right to direct the Agent to pay such Loan Party all Condemnation Proceeds with respect to a Taking affecting a Pool A Property which will cost (or may reasonably be expected to cost) less than $500,000 to Restore. Each Loan Party agrees to execute, and to cause each of its Subsidiaries to execute, such further assignments of any Condemnation Proceeds in respect of any Pool A Property as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Condemnation Proceeds lawfully or equitably payable in respect of such Pool A Property, subject to the provisos above. If, prior to the receipt by the Agent of such Condemnation Proceeds, the portion of the Pool A Property, subject to such action or proceeding shall have been sold on foreclosure of the applicable Mortgage (or by deed in lieu thereof), the Agent shall have the right to receive such Condemnation Proceeds to the extent (x) such Condemnation Proceeds are attributable to a Taking occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Condemnation Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. Upon the occurrence and during the continuance of an Event of Default (but not otherwise), the Agent is hereby authorized and empowered by each Loan Party to settle, adjust or compromise any claims for Condemnation Proceeds with or without the consent of such Loan Party or any of its Subsidiaries (and each of the CapStar and the Borrower hereby irrevocably appoints and constitutes the Agent as its lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose). In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Condemnation Proceeds in respect of any Pool A Property without the prior written consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that this provision shall not restrict the right of the lessor under any applicable Ground Lease (1) to settle or compromise any claim for Condemnation Proceeds to the extent such lessor is granted the power to do so under such Ground Lease or (2) to approve any settlement or compromise of any claim for Condemnation Proceeds to the extent the approval of such lessor is required under such Ground Lease. Subject to the requirements of any Ground Lease affecting any Pool A Property, each condemnor concerned is hereby authorized and directed to make payment of all Condemnation Proceeds in respect of each of the Properties payable by it directly to the Agent. If any Loan Party or any of its Subsidiaries receives any Condemnation Proceeds resulting from such condemnation in respect of any Pool A Property, such Loan Party or such Subsidiary shall (subject to the requirements of any Ground Lease affecting such Pool A Property) promptly endorse and transfer such excess Condemnation Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or Subsidiary, as the case may be, shall hold such Condemnation Proceeds in trust for the benefit of the Agent and shall not commingle such Condemnation Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person.

     E. REDUCTION OF BORROWING BASE; PAYMENT OF RELEASE PRICE. In the event of any casualty or Taking with respect to a Pool A Property, which will cost (or may reasonably be expected to cost) more than $500,000 to Restore, as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent, the Borrower shall elect by written notice delivered to the Agent as soon as practicable thereafter, but in any event before the earlier of (x) 10 days after the occurrence of such casualty or Taking and (y) the commencement of the Restoration of such Pool A Property, either:

          (i) to remove the Pool A Property from the calculation of the Borrowing Base pursuant to subsection 2.9D, prepay the Loans in an amount equal to the Release Price with respect to such Pool A Property and not Restore such Pool A Property;

         (ii) if all the following conditions shall be satisfied, to Restore such Pool A Property pursuant to subsection 6.11F:

               (a)  the Maturity Date shall then not have occurred;

               (b) no Potential Event of Default (other than any Potential Event of Default caused solely by an event or condition with respect to another Property) or Event of Default shall have
          occurred   and   be   continuing  or  would  be  caused  by  such
          Restoration;

               (c) the Borrower is in compliance in all respects with the provisions of subsection 6.11F;

               (d) either (1) the Agent shall have determined, in its reasonable discretion and after considering such written opinions of architects and engineers and other written information as the Borrower shall timely deliver to the Agent, that Restoration of such Pool A Property is, under the circumstances then existing, physically and economically feasible and can be completed in accordance with subsection 6.11F on or before a date not less than six months prior to the Maturity Date or (2) such Restoration shall not constitute a Major Renovation/Restoration;

               (e) the Loan Parties and their respective Subsidiaries shall have business interruption insurance complying with subsection 6.10 in an amount at least equal to the reduction in Property EBITDA with respect to such Pool A Property, if any, which the Borrower reasonably expects to suffer during the period of Restoration;

               (f) the Loan Parties and their respective Subsidiaries shall have complied with all notice and other requirements under any Ground Lease affecting such Pool A Property that must be satisfied in respect of such Restoration, the Restoration is permitted under the terms of such Ground Lease and the Ground Lease remains in full force and effect; and

               (g) either (1) the Net Insurance/Condemnation Proceeds shall be sufficient to complete the costs of such Restoration, as determined by the Agent in its reasonable discretion, or (2) the Loan Parties and their respective Subsidiaries shall have provided, at the Borrower's option, a cash deposit or a letter of credit satisfactory to the Agent (other than a Letter of Credit), in its reasonable discretion (or other collateral reasonably satisfactory to the Agent), for the amount of any shortfall in the amount of Net Insurance/Condemnation Proceeds necessary to cover the costs to complete such Restoration; or

        (iii) to prepay the Loans in an amount equal to the Release Price with respect to such Pool A Property and Restore such Pool A Property pursuant to subsection 6.11G.

If the Loan Parties and their respective Subsidiaries shall fail to satisfy the conditions set forth in clause (ii) of the preceding sentence or in subsection 6.11F with respect to the related Pool A Property, or shall fail to diligently and continuously prosecute the Work to completion (other than as a result of Excusable Delay), as determined by the Agent, in its reasonable discretion, then, subject to the requirements of any Ground Lease affecting such Pool A Property, the Pool A Property shall be removed from the calculation of the Borrowing Base pursuant to subsection 2.9D, the Borrower shall prepay the Loans in an amount equal to the Release Price with respect to such Property and the Agent shall apply any or all remaining Insurance Proceeds or Condemnation Proceeds, as applicable, towards such prepayment.

     F. RESTORATION WITH NET INSURANCE/CONDEMNATION PROCEEDS. In the event of any casualty or Taking with respect to a Pool A Property, which will cost (or may reasonably be expected to cost) more than $500,000 to Restore, as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent, if any of the Loan Parties and their respective Subsidiaries elects to Restore a Pool A Property, pursuant to this subsection 6.11F and the conditions set forth in clause (ii) of the first sentence of subsection 6.11E are satisfied, all Net Insurance/Condemnation Proceeds shall be held by the Agent (subject to the requirements of any Ground Lease affecting such Pool A Property) in an interest-bearing account at the Agent, with all interest to be held therein until completion and final inspection of the Work, and shall be applied by the Agent to the payment of the cost of Restoring such Pool A Property so damaged or destroyed or of the portion or portions of such Property not so Taken (the ``WORK'') and shall be paid out from time to time to the Borrower as the Work progresses, subject to retainage as reasonably determined by the Agent in accordance with construction lending practices and otherwise in accordance with any conditions reasonably imposed by the Agent but subject to each of the following conditions:

          (i) Subject to Excusable Delays, the Borrower shall promptly (and in any event within 120 days after the applicable casualty or Taking) commence, or cause the commencement of, Restoration of such Pool A Property.

         (ii) If the Work is structural or if the cost of the Work, as estimated by the Borrower, shall exceed the lesser of 10% of the Property Amount with respect to such Property and $500,000, the Work shall be in the charge of an architect or Engineer (who may be an employee or Affiliate of CapStar or the Borrower only if the cost of the Work does not exceed such lesser amount), and before any Loan Party or any of its Subsidiaries commences any Work, other than temporary work to protect property or prevent interference with business, the Agent shall have approved the plans and specifications and the general contract for the Work to be submitted by such Loan Party or such Subsidiary, which approval shall not be unreasonably withheld, conditioned or delayed. Such plans and specifications shall provide for such Work that, upon completion thereof, the Improvements shall (x) be in compliance in all material respects with all legal requirements such that all representations or warranties of the Loan Parties relating to the compliance of such Pool A Property with Applicable Laws in this Agreement or any of the other Loan Documents would then be true and correct, and (y) be at least equal in value and general utility to the Improvements which were on such Pool A Property prior to the damage, destruction or Taking. Such plans and specifications shall be accompanied by (1) a signed estimate of the Borrower, or, if an architect or Engineer is required to supervise the Work, such architect or Engineer, stating the estimated cost of completing the Work, which estimate shall bear the architect's or Engineer's seal if not made by the Borrower and (2) to the extent necessary at such stage of the Work, certified copies of all Authorizations required in connection with the commencement and performance of the Work.

        (iii) Each request for payment shall be made on seven days' prior notice to the Agent and shall be accompanied by paid invoices and by
     (a) a certificate to be made by such architect or Engineer, if one be required under clause (ii) above, otherwise by an Officers' Certificate of the Borrower, stating that (1) all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said clause (ii) above, and (2) the sum requested is justly required to reimburse any of the Loan Parties and their respective Subsidiaries for payments made by the applicable Loan Party or Subsidiary thereof to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Agent does not exceed the cost of the Work done to the date of such certificate, and (b) an Officers' Certificate of the Borrower stating either that (x) the amount of such proceeds remaining in the hands of the Agent, or (y) the amount of such funds, PLUS funds in the hands of the applicable Loan Party or Subsidiary thereof from other sources irrevocably committed to the completion of the Work in a manner reasonably satisfactory to the Agent (including delivery of such funds to the Agent for application to pay the costs of the Restoration), will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Agent may require an estimate of the cost of such completion). The Agent may require that any such statements be independently verified by an inspector approved by the Agent.

         (iv) Each request shall be accompanied by waivers of lien satisfactory to the Agent covering that part of the Work for which payment or reimbursement has been made (or other evidence as shall be satisfactory to the Agent in its sole discretion confirming that no rights of mechanics, contractors, subcontractors, materialmen or suppliers are outstanding in respect of such Work) and by a search prepared by the Title Company reasonably satisfactory to the Agent establishing that there has not been filed with respect to such Pool A Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Agent and evidencing the continued priority of the Mortgage and Assignment of Rents and Leases on such Pool A Property.

          (v) The available Insurance Proceeds or Condemnation Proceeds which are paid or will be payable by the insurance company (together with any cash, irrevocable letter of credit, payment or performance bond or United States government obligation assigned to the Agent as collateral, in each case reasonably acceptable to the Agent as to amount, obligor and maturity) are, in the reasonable judgment of the Agent, sufficient to pay in full the costs of the Restoration.

         (vi) There shall be no Event of Default or Potential Event of Default (other than any Potential Event of Default caused solely by an event or condition with respect to another Property).

        (vii) The request for any payment after the Work has been completed shall be accompanied by (a) a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and (b) final lien waivers for all labor, materials and supplies from all contractors, subcontractors and materialmen, except with respect to claims or rights being contested or bonded in accordance with the provisions of subsection 6.9.

       (viii) After commencing the Work, the Borrower shall, subject to Excusable Delays, perform, or shall cause the applicable Loan Party or Subsidiary thereof to perform, the Work diligently and in good faith in a good and workmanlike manner to completion in accordance with the approved plans and specifications, if any.

         (ix) The Agent shall have received ``agreements to complete'' of the general contractor and any independent architects or Engineers, which agreements to complete shall be in form and substance reasonably satisfactory to the Agent.

          (x) The Borrower shall have obtained and maintained, or shall have caused the applicable Loan Party or Subsidiary thereof to obtain and maintain, completed value builders' risk (all risk) insurance in accordance with subsection 6.10A.

     All costs and expenses of any Restoration, including, without limitation, any Work, Engineer's fees, architect's fees or contractors fees and the cost and expenses of complying with this subsection 6.11F, shall be for the account of the Borrower. Upon completion of the Work and payment in full therefor, the Borrower shall promptly deliver to the Agent a Completion Certificate with respect thereto, together with all final lien waivers in form and substance reasonably satisfactory to the Agent, and the Agent shall return to the Borrower the amount of any unspent Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Agent on account of the casualty or Taking that necessitated such Work, together with all undisbursed accrued interest thereon. Nothing in this subsection shall prevent the Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement or any other Loan Document.

     G. OTHER RESTORATIONS. In the event of any casualty or Taking with respect to a Pool A Property, which will cost (or may reasonably be expected to cost) more than $500,000 to Restore, as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent, and either (x) the Borrower or any of its Subsidiaries elects to Restore a Pool A Property pursuant to subsection 6.11F but the conditions set forth in clause (ii) of the first sentence of subsection 6.11E are not satisfied or (y) the Borrower or any of its Subsidiaries elects to Restore any Pool A Property pursuant to this subsection 6.11G, the Borrower shall:

          (i) prepay the Loans in an amount equal to the applicable Release Price; PROVIDED that the Insurance Proceeds or Condemnation Proceeds received in connection with such casualty or Taking may be applied to such payment; and

         (ii) together with the delivery of the Notice of Renovation/Restoration pursuant to subsection 6.11A or 6.11C, deliver to the Agent the following: (a) a project budget (as revised and supplemented from time to time in accordance with this subsection 6.11G, the ``RESTORATION BUDGET'') satisfactory in form to the Agent and setting forth, among other things, the aggregate costs for such Restoration, and the aggregate cost for each line item in such budget; (b) an estimated time schedule for such Restoration, reasonably satisfactory in form to the Agent and setting forth, among other things, the projected completion date; (c) the final plans and specifications for the Restoration (as revised and supplemented from time to time in accordance with this subsection 6.11G, the ``RESTORATION PLANS'') which shall provide for the restoration of the related Improvements such that, upon completion thereof, the Improvements shall (x) be in compliance in all material respects with all legal requirements such that all representations or warranties of the Loan Parties relating to the compliance of such Pool A Property with Applicable Laws in this Agreement or any of the other Loan Documents would then be true and correct, and (y) be at least equal in value and general utility to the Improvements which were on such Pool A Property prior to the related damage, destruction or Taking, as the case may be; and (d) all such other information or materials with respect to the Restoration that the Agent may reasonably request.

If the Borrower or any applicable Subsidiary materially changes the scope of the intended Restoration, materially revises the Restoration Budget (including the estimated amounts contained therein), or materially revises or modifies the Restoration Plans, the Borrower shall promptly deliver to the Agent a supplement to the Restoration Budget or Restoration Plans or a revised Restoration Budget or revised Restoration Plans, as applicable, which, with respect to any Pool A Property, shall be reasonably satisfactory in form and substance to the Agent. Subject to Excusable Delays, the Borrower shall, and shall cause each applicable Subsidiary to, commence such Restoration as soon as practicable, and in any event within 120 days of the applicable casualty or Taking, and complete the Restoration promptly, in a good and workmanlike manner and in accordance with the Restoration Plans. Upon the reasonable request of the Agent, and in any event not less frequently than quarterly, the Borrower shall provide to the Agent a written report with respect to the progress and status of each Restoration, in scope and detail reasonably satisfactory to the Agent. Upon completion of the Restoration, the Borrower shall promptly deliver to the Agent a Completion Certificate with respect thereto, together with all final lien waivers in form and substance reasonably satisfactory to the Agent. All costs and expenses of any Restoration, including, without limitation, the cost and expenses of complying with this subsection 6.11G, shall be for the account of the Borrower. If the Agent determines at any time that the Borrower is not in compliance with the provisions of this subsection 6.11G or that the Pool A Property cannot be Restored as contemplated by this subsection 6.11G, the Agent shall provide the Borrower written notice of such determination and, within 10 Business Days after delivery of such notice, the Borrower shall prepay the Loans (net of any prior prepayments made by the Borrower in respect of such casualty or Taking pursuant to this subsection) and the Borrowing Base shall be reduced as provided in subsection 6.11E.

     H. ENGINEER'S INSPECTION. At any time after the Agent becomes aware of a casualty or Taking involving an aggregate amount in excess of $500,000 (as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent) the Agent may hire an independent engineer to inspect the applicable Property and the Agent may deem any related Restoration not complete unless the engineer determines that the Restoration was completed in accordance with this Agreement. The cost of such inspection shall be for the account of the Borrower.

6.12 RENOVATIONS.

     A. NOTICE OF RENOVATION; RENOVATION PLANS. If the Borrower or any of its Subsidiaries intends to Renovate any Pool A Property (including any expansion of Improvements to increase the number of available rooms) in a project or series of related projects (other than the replacement of FF&E in the ordinary course of business), the cost of which will exceed (or may reasonably be expected to exceed) $250,000, as reasonably determined by the Borrower and as so certified in an Officers' Certificate delivered to the Agent, the Borrower shall, not less than 20 days prior to the commencement of any such Renovation (or, if such approval shall be sought by the Borrower in connection with the approval by the Agent of the Acquisition of such Pool A Property pursuant to subsection 2.9A, not less than 20 days prior to the proposed closing date of such Acquisition), deliver to the Agent the following: (i) a Notice of Renovation/Restoration with respect thereto, in the form of EXHIBIT XVII attached hereto; (ii) a project budget for such Renovation (as revised and supplemented from time to time in accordance with this subsection 6.12A, the ``RENOVATION BUDGET''), reasonably satisfactory in form to the Agent and setting forth, among other things, the aggregate costs for such Renovation, and the aggregate cost for each line item in such budget; (iii) an estimated time schedule for such Renovation, reasonably satisfactory in form to the Agent and setting forth, among other things, the projected completion date, the number of rooms that will be unavailable for business as a result of such Renovation and the duration of such unavailability; (iv) the final plans and specifications for the Renovation (as revised and supplemented from time to time in accordance with this subsection 6.12A, the ``RENOVATION PLANS''), to the extent appropriate for such project, which, shall be reasonably satisfactory in form and substance to the Agent; and (v) all such other information or materials with respect to the Renovation that the Agent may reasonably request. The Agent has approved the Renovation Budgets and Renovation Plans with respect to the Properties specified on SCHEDULE 6.12A annexed hereto. In the event the Borrower, or any applicable Subsidiary changes the scope of the intended Renovation, materially revises the Renovation Budget (including the estimated amounts contained therein), or materially revises or modifies the Renovation Plans, the Borrower shall promptly deliver to the Agent a supplement to the Renovation Budget or Renovation Plans or a revised Renovation Budget or revised Renovation Plans, as applicable; which shall be reasonably satisfactory in form and substance to the Agent; PROVIDED that, notwithstanding anything contained in this Section 6.12A, all expenditures for Renovations shall be in compliance with subsection 7.16. Upon the reasonable request of the Agent, and in any event not less frequently than quarterly, the Borrower shall provide to the Agent a written report with respect to the progress and status of each Renovation, in scope and detail reasonably satisfactory to the Agent.

     B. CONDUCT OF RENOVATION; COSTS. Subject to Excusable Delays, the Borrower shall, or shall cause its Subsidiaries to, complete the Renovation promptly, in a good and workmanlike manner and in accordance with the Renovation Plans. Upon the request of the Agent, and in any event not less frequently than monthly, the Borrower shall advise the Agent in writing of the progress and status of the Renovation in reasonable detail. All costs and expenses of any Renovation, including, without limitation, the cost and expenses of complying with this subsection 6.12, shall be for the account of the Borrower.

     C. COMPLETION CERTIFICATE. Upon completion of the Renovation, the Borrower shall promptly deliver to the Agent a Completion Certificate with respect thereto, together with all final lien waivers in form and substance reasonably satisfactory to the Agent.

     D. ENGINEER'S INSPECTION. At any time after the Agent becomes aware of a Renovation involving an aggregate amount in excess of $500,000 (as reasonably determined by the Borrower and so certified in an Officers' Certificate delivered to the Agent), the Agent may hire an independent engineer to inspect the applicable Pool A Property and the related Renovation and the Agent may deem such Renovation not complete unless the engineer determines that such Renovation was completed in accordance with this Agreement. The cost of such inspection shall be for the account of the Borrower.

6.13 BRUNDAGE CLAUSE.

     In the event of the enactment of or change in (including a change in interpretation of) any Applicable Law (i) deducting or allowing any Loan Party or any of its Subsidiaries to deduct from the value of any Pool A Property for the purpose of taxation any Lien thereon, (ii) subjecting any Lender to any tax in respect of, or changing the basis of taxation in respect of, the Mortgages, or the manner of collection of such taxes (other than Taxes on net income, franchise taxes and doing business taxes), or
(iii) for the taxation of mortgages or debts secured by mortgages or in the means of collection of any such tax, in each such case, so as to affect any Lender or the Notes or the Mortgages or any other Loan Document, and the result is to increase the taxes imposed upon or the cost to any Lender of maintaining the Loans, or to reduce the amount of any payments receivable under the Notes, the Mortgages or any other Loan Document, or to invalidate the Lien created by any Security Document, then, in any such event, the Borrower shall, within ten Business Days of receipt of a request therefor, accompanied by documentation verifying the nature, amount and due date, pay to such Lender additional amounts to compensate for such increased costs or reduced amounts; PROVIDED, HOWEVER, that if any Lender makes such a request, or if the Lien created by any Security Document may be invalidated, then the Borrower shall have the right, and, in the case of such invalidation, shall have the obligation, to reduce the Commitments and prepay the Loans, in accordance with the provisions of this Agreement and the Notes; PROVIDED FURTHER, HOWEVER, that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Loans wholly or partially usurious under Applicable Law, then the Agent may, in its sole discretion, declare the Loans so affected immediately due and payable (without premium or penalty) and/or require the Borrower to pay or reimburse the Lenders for payment of the lawful and non-usurious portion thereof not less than 180 days after notice of such declaration.

6.14 INTEREST RATE PROTECTION.

     If at any time the Total Utilization of Commitments exceeds $100,000,000, then within 60 days, the Borrower shall obtain and thereafter shall maintain (until such time as the Total Utilization of Commitments does not exceed $100,000,000) interest rate protection through the Maturity Date in an aggregate notional amount at least equal to 40% of the Total Utilization of Commitments and on terms and with counterparties approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed and which interest rate protection shall provide that the sum of
(i) the maximum per annum rate of interest payable hereunder by the Borrower with respect to Loans PLUS (ii) the net cost of such interest rate protection (expressed as a per annum percentage of the applicable notional amount), shall not exceed 11% per annum.

6.15 CASH MANAGEMENT SYSTEM; AGENT RIGHTS; APPLICATION OF CASH FLOW; DEPOSITORY ACCOUNT NAMES.

     A. CASH MANAGEMENT SYSTEM. Each Loan Party shall, and shall cause each of its Wholly Owned Subsidiaries (other than the Pool B Subsidiaries) to, maintain the Cash Management System as described in SCHEDULE 5.23 annexed hereto; PROVIDED, HOWEVER, that each Loan Party may open and close Local Accounts and make other changes to the Cash Management System in the ordinary course of business upon prior written notice to the Agent as long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such changes, either individually or in the aggregate are not adverse to either the Agent or any Lender (in its capacity as a Lender) or impair any rights, priority or perfection of the Agent under the Security Documents, (iii) in the case of any closing of any Local Account, a replacement Local Account satisfactory to the Agent is opened by such Loan Party or such Subsidiary, as the case may be, and a Cash Management Letter is entered into with respect to such replacement Local Account prior to the closing of such Local Account and (iv) all Receipts of each Loan Party and each of its Wholly Owned Subsidiaries (other than the Pool B Subsidiaries) continue to be collected and distributed pursuant to procedures subject to Cash Management Letters at all times, except as described on SCHEDULE 5.23; PROVIDED FURTHER, that the Borrower may close a Concentration Account and open a substitute Concentration Account with any Lender as long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) prior to opening any substitute Concentration Account, the Borrower shall have delivered evidence satisfactory to the Agent that the Agent shall have, for the benefit of the Lenders, a perfected security interest in such Concentration Account. For the purposes of this subsection 6.15, Receipts shall include, without limitation, Receipts derived from the Atlanta Note, Investments in Subsidiaries and Joint Ventures (including without limitation, the Atlanta Sub and the Pool B Subsidiaries) and other Securities.

     B. AGENT RIGHTS. Each Loan Party shall, and shall cause each of its Wholly Owned Subsidiaries (other than Pool B Subsidiaries) to, comply with the following:

          (i) Notwithstanding any other provision of this Agreement or any other Loan Document, except as described on SCHEDULE 5.23 annexed hereto, all Receipts of each Loan Party and each of its Wholly Owned Subsidiaries shall be deposited daily in Local Accounts that are subject to Cash Management Letters or into the Concentration Account, in each case on or before the first Business Day following receipt thereof, by the accounting office of the Loan Party or such Subsidiary, as applicable, and as soon as practical in the case of Receipts received in any other manner. All funds on deposit in the Local Accounts of each Loan Party and each of its Wholly Owned Subsidiaries (other than the Pool B Subsidiaries) shall be transferred to the Concentration Account in the manner described on SCHEDULE 5.23. Receipts shall be received and held by such Loan Party and such Subsidiary and any of their respective officers, employees, agents, managers or other Persons acting for or in concert with such Loan Party or such Subsidiary to make collections for or on behalf of such Loan Party or such Subsidiary, in trust for the Agent as Collateral.

         (ii) So long as no Event of Default shall have occurred and is continuing, the Borrower may request that the Agent instruct the Cash Manager to either apply Receipts on deposit in the Concentration
     Account to pay Obligations or transfer such Receipts to accounts designated by the Borrower in such amounts as the Borrower may require, in each case by delivering such a request to the Agent. As long as no Event of Default shall have occurred and be continuing, upon receipt by the Agent of such a request, the Agent shall instruct the Cash Manager to apply the Receipts on deposit in accordance with such request; PROVIDED that the Agent may instruct the Cash Manager to automatically apply Receipts on deposit in the Concentration Account in accordance with the Borrower's instructions unless the Agent notifies the Cash Manager that an Event of Default has occurred and is continuing, subject to the availability of funds on deposit in the Concentration Account.

          (iii)So long as no Event of Default shall have occurred and is continuing, the Borrower may instruct the Cash Manager to invest in Cash Equivalents in accordance with the Borrower's instructions all or any part of amounts from time to time on deposit in the Concentration Account, other than amounts necessary to effectuate a request by the Borrower as provided for in subsection 6.15B(ii) with respect to the use of such Receipts, and the Agent shall authorize the Cash Manager to follow the Borrower's instructions as long as no Event of Default shall exist.

     C. APPLICATION OF CASH FLOW BY AGENT. During the continuance of an Event of Default, the Agent may, in its sole discretion in accordance with subsection 6.15B(iii), apply funds on deposit in the Local Accounts and other Receipts received by the Agent, (i) to the payment of Operating Expenses of the Properties, federal, state and local taxes and other expenses or liabilities of the Loan Parties and their respective Subsidiaries and/or (ii) to the payment of the Obligations. In the event that the Agent determines, during the continuance of an Event of Default, to apply funds or Receipts to the payment of Operating Expenses of the Properties, federal, state and local taxes and other expenses or liabilities of the Loan Parties and their respective Subsidiaries promptly after being notified of such determination by the Agent, the Borrower shall deliver to the Agent (x) within five Business Days of the first day of each calendar month during the continuance of an Event of Default, a budget setting forth the estimated Operating Expenses and other amounts set forth above for such calendar month (y) within three Business Days of the date on which the Borrower desires a disbursement to be made, but not more frequently than once in any calendar week, a written request for disbursements with respect to Operating Expenses and amounts set forth above for such calendar week and (z) such other budgets and related information as the Agent may reasonably request. Upon receipt of any such request for disbursements, the Agent may, in its sole discretion, instruct the Cash Manager to transfer funds on deposit in the Concentration Account to any other account of the Borrower or its Subsidiaries to be applied to the payment of amounts set forth in such request for disbursements and approved by the Agent.

     D. NAMES ON DEPOSIT ACCOUNTS. The Borrower shall cause each Local Account and Concentration Account listed on SCHEDULE 5.23 annexed hereto in respect of a Pool A Property to be changed to the extent necessary so that such Local Account is, promptly after the Closing Date but in no event later than December 31, 1996, maintained by and in the name of the Borrower or any of its Wholly Owned Subsidiaries.

     E. CASH MANAGEMENT LETTER. Notwithstanding anything in this Agreement or in any of the other Loan Documents to the contrary, including any Cash Management Letter, except during the continuation of an Event of Default, the Agent shall not withdraw any funds from, close or take any other actions in connection with any Deposit Account (other than cause such funds to be transferred to the Concentration Account) pursuant to any Cash Management Letter without the Borrower's prior written consent or written joinder. During the continuation of an Event of Default, the Agent shall have the same rights with respect to any Local Account as are expressly provided in this Agreement with respect to the Concentration Account during the continuance of an Event of Default (or event subject to subsection 8.1A that would be an Event of Default with the lapse of time). The instructions given by any Loan Party to any depository institution in any Cash Management Letter shall be made without prejudice to the rights of the Borrower under this Agreement or any other Loan Document (other than such Cash Management Letter). All Cash Management Letters with respect to the Local Accounts listed on SCHEDULE 5.23 annexed hereto shall be delivered to the Agent, in form and substance reasonably satisfactory to the Agent, on or before December 31, 1996.

6.16 CAPITAL RESERVE ACCOUNT; DEFERRED MAINTENANCE.

     A. CAPITAL RESERVE ACCOUNT. On or before the last day of the month next following the end of each calendar quarter, commencing on January 31, 1997, the Borrower shall do the following:

          (i) either (a) deposit into or cause to be deposited into the Capital Reserve Account an amount equal to the remainder, which shall not be less than zero, of (1) 4.00% of Property Gross Revenues for each of the Properties for the four immediately preceding calendar quarters; PROVIDED that such percentage shall be 3.00% with respect to any Property at which a Renovation costing more than $1,000,000 (as evidenced by written documentation reasonably satisfactory in form and substance to the Agent) has been completed during the 12 consecutive month period ending on the applicable date of determination, MINUS (2) the aggregate cost of Capital Items that shall have been paid with respect to such Property during such four calendar quarters, which payments shall not have been funded from disbursements from the Capital Reserve Account or from an Other Capital Reserve Account, MINUS (3) the aggregate amount deposited in the Capital Reserve Account pursuant to this subsection 6.16A(i)(a) with respect to such four calendar quarter period (excluding all amounts required to be deposited during such four calendar quarter period but calculated with respect to a prior period), MINUS (4) if such Property is a Pool B Property, the aggregate amount, if any, that shall then have been deposited with respect to such Property in Other Capital Reserve Accounts pursuant to the requirements of the related Pool B Obligation for such calendar quarter or (b) if no Event of Default or Potential Event of Default then exists, the amount calculated pursuant to clause
     (a) above shall be included in Total Utilization; and

         (ii) deliver to the Agent an Officers' Certificate with respect to (a) the allocation of such amount among the Properties, which allocation shall reflect the amounts determined with respect to the Properties pursuant to the preceding clause (i), (b) the allocation of the resulting balance in the Capital Reserve Account among the Properties, which allocation shall reflect the allocation of all deposits in the Capital Reserve Account pursuant to this subsection 6.16A and all transfers therefrom pursuant to this subsection 6.16A and (c) the deposits in and withdrawals from each of the Other Capital Reserve Accounts during the preceding calendar quarter and the respective closing balances thereof.

     On or before the thirtieth day after the end of each calendar year, the Borrower shall deliver to the Agent an Officers' Certificate summarizing amounts withdrawn from the Capital Reserve Account during the preceding year and the application of such proceeds.

     So long as no Event of Default has occurred and is continuing, upon the Borrower's written request and not more frequently than once each month, (x) the Agent shall transfer funds to the Borrower then on deposit in the Capital Reserve Account for the payment of costs of Capital Items or for the deposit of funds into Other Capital Reserve Accounts, in the case of each such deposit an amount not greater than the amount of funds then required by the terms of the related Pool B Obligation to be so deposited; PROVIDED, HOWEVER, that the aggregate amount of such funds applied towards Capital Items from the Capital Reserve Account in respect of any Property shall not exceed the aggregate amount of funds deposited in the Capital Reserve Account in respect of such Property and (y) on the last day of the month next following the end of each calendar quarter, the aggregate amount to be reserved pursuant to clause (iv) of the definition of Total Utilization shall be reduced (to a number not less than zero) by an amount equal to the remainder of (1) the sum of the aggregate amount of expenditures for Capital Items during the preceding calendar quarter PLUS the aggregate amount of deposits into Other Capital Reserve Accounts during the preceding calendar, in each case in amounts not greater than the amount of funds then required by the terms of the related Pool B Obligation to be so deposited, MINUS (2) the sum of the aggregate amount of transfers pursuant to clause (x) above during such calendar quarter PLUS the aggregate amount of prior reductions pursuant to this subclause (2) during such calendar quarter; PROVIDED that the aggregate reduction in reserves in respect of any Property shall not exceed the aggregate amount reserved in respect of such Property. Together with each such request, the Borrower shall deliver to the Agent copies of bills and other documentation as may be reasonably required by the Agent to establish that such Capital Items or such deposits in such Other Capital Reserve Accounts, as the case may be, are then due.

     B. DEFERRED MAINTENANCE ACCOUNT. So long as no Event of Default or Potential Event of Default has occurred and is continuing, upon the Borrower's written request and not more frequently than once each month,
(i) the Agent shall transfer to the Borrower funds then on deposit in the Deferred Maintenance Account for the payment of costs and expenses paid or incurred by any of the Loan Parties and their respective Subsidiaries in connection with the completion of Deferred Maintenance; PROVIDED, HOWEVER, that the aggregate amount of funds applied towards Deferred Maintenance in respect of any Pool A Property shall not exceed the aggregate amount of funds deposited in the Deferred Maintenance Account in respect of such Pool A Property and (ii) the aggregate amount required to be reserved pursuant to clause (iii) of the definition of Total Utilization shall be reduced by an amount equal to the remainder of (a) the aggregate amount of
expenditures  or  by  any   of   the  Loan  Parties  and  their  respective
Subsidiaries in connection with the completion of Deferred Maintenance MINUS (b) the sum of (1) the aggregate amount of transfers pursuant to clause (i) above PLUS (2) the aggregate amount of prior reductions pursuant to this clause (ii); PROVIDED, HOWEVER that the aggregate reduction in reserves in respect of any Property shall not exceed the aggregate amount reserved in respect of such Property. Together with each such request for a transfer from the Deferred Maintenance Account and each delivery of a Borrowing Base Certificate pursuant to subsection 6.10(ii), the Borrower shall deliver to the Agent (1) an Officers' Certificate of the Borrower, reasonably satisfactory to the Agent, certifying as to (x) the completion of the Deferred Maintenance described therein, (y) the amount budgeted therefor on SCHEDULE 6.16B annexed hereto and (z) the actual amount of the costs and expenses therefor incurred or paid by the Loan Parties and their respective Subsidiaries, and (2) copies of bills and other documentation as may be reasonably requested by the Agent to establish that payments in respect of the related Deferred Maintenance have been made or are then due, as the case may be.

     C. COMPLETION OF DEFERRED MAINTENANCE. The Borrower shall complete the Deferred Maintenance recommended therefor in the Engineering Reports delivered by the Borrower pursuant to subsection 4.1T and with respect to which amounts have been allocated in the columns on SCHEDULE 6.16B annexed hereto entitled ``Immediate Repairs of Deferred Items'' and ``Immediate Repairs of ADA Items'', respectively, promptly after the Closing Date (or, with respect to the MBL Properties, promptly after the closing of the acquisition thereof) and shall complete the Deferred Maintenance with respect to which amounts have been allocated in the column on SCHEDULE 6.16B entitled ``Additional Repairs of Deferred Items During First Year'' on or before the First Anniversary.

6.17 O&M REQUIREMENTS; CERTAIN POST-CLOSING ENVIRONMENTAL COVENANTS.

     A. Within 90 days after the Closing Date, the Borrower shall design an operations and maintenance plan (``O&M PLAN'') which shall be reasonably satisfactory to the Agent, for asbestos-bearing materials (``ABM'') that is consistent with the recommendations in the Environmental Protection Agency's ``Managing Asbestos in Place, A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials'' and which shall include, without limitation, the following program elements:
(i) notification (a program to tell workers, tenants and building occupants where ABM is located, and how and why to avoid disturbing the ABMs); (ii) surveillance (regular ABM surveillance to note, assess, and document changes in the ABM's condition); (iii) controls (work control/permit system to control activities which might disturb ABMs); (iv) work practices (O&M work practices to avoid or minimize fiber release during activities affecting ABM); (v) recordkeeping (to document O&M activities); (vi) worker protection (medical and respiratory protection programs, as applicable);
(vii) training (asbestos program manager and custodial and maintenance staff training); and (viii) a plan for complying with all Applicable Laws with respect to ABM. Each of the Loan Parties and their respective Subsidiaries owning or leasing Properties that at any time are known to contain, or for which there is a reasonable basis to believe that such Properties may contain, ABM shall promptly implement such O&M Plan.

     B. ASBESTOS ABATEMENT. CapStar and the Borrower hereby agree to remove or otherwise abate, or cause to be removed or otherwise abated, within 90 days after the closing date of the acquisition of the MBL Properties, all ABM from the MBL Properties located on the Closing Date in Colorado Springs, Colorado (the Holiday Inn Garden of the Gods) and Lafayette, Louisiana, respectively.

     C. UNDERGROUND STORAGE TANK. CapStar and the Borrower hereby agree to cause, within 90 days after the closing date of the acquisition of the MBL Properties, the underground storage tank located on the Closing Date on the MBL Property in Lafayette, Louisiana, to be properly registered with all applicable Governmental Authorities.

6.18 MANAGEMENT OF PROPERTIES.

     The Borrower shall, or shall cause any of its Subsidiaries to, manage and operate the Atlanta Property and the Pool B Properties pursuant to Servicing Agreements in a commercially reasonable and prudent manner. No Person other than the Borrower or any Wholly Owned Subsidiary shall have substantial authority over the management and operation of any Property.

6.19 INTELLECTUAL PROPERTY.

     CapStar and the Borrower shall cause each of their respective Subsidiaries owning, licensed to use or otherwise having the lawful right to use any Intellectual Property to execute and deliver the Trademark Agreement for the purposes of becoming bound thereby, and the Borrower shall deliver supplements to the Schedules to this Agreement, the Security Agreement and the Trademark Agreement, which Schedules shall be reasonably acceptable to the Agent.

6.20 FURTHER ASSURANCES.

     A. ASSURANCES. Without expense or cost to the Agent or the Lenders, each Loan Party shall, and shall cause each of its Subsidiaries to, from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any Pool A Property or other items of Collateral, intended to now or hereafter be covered, to the Liens created by the Security Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Agent the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Loan Party or any such Subsidiary may be or may hereafter become bound to convey or to assign to the Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Without limiting the foregoing, each of CapStar and the Borrower shall, and shall cause each other Loan Party to, deliver to Agent, promptly upon receipt thereof, all instruments received by CapStar, the Borrower or any other Loan Party after the Closing Date and take all actions and execute all documents necessary or reasonably requested by the Agent to perfect the Agent's security interest in any such instrument or any other Investment acquired by CapStar, the Borrower or any other Loan Party. Promptly upon request or, in an emergency, upon demand, each Loan Party shall execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Loan Party, to the extent the Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Lien hereof upon the Collateral.

     B. FILING AND RECORDING OBLIGATIONS. Each Loan Party shall pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.21A, and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.21A, or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in subsection 6.21A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located. If any Loan Party fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Agent, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Agent may (but shall not be obligated to) pay the amount due and such Loan Party shall reimburse all amounts in accordance with the terms hereof. If Applicable Law prohibits any Loan Party from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then the Agent may declare the Loans immediately due and payable in accordance with the terms of this Agreement, without premium or penalty not less than 30 days after such declaration in a principal amount equal to the Property Amount with respect to the applicable Property, and such Property Amount shall thereafter be excluded from the calculation of Borrowing Base until all such payments have been made. Subject to the foregoing, and at its expense, the Borrower shall be entitled to cause any Mortgage to be amended to increase the maximum aggregate principal amount secured by such Mortgage. SCHEDULE 1.1B annexed hereto shall be supplemented to reflect each such increase with respect to which the Borrower shall have paid all applicable mortgage and recording taxes.

     C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Agent may, upon at least five days' prior notice to the Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agent, the Lenders, any Loan Party or any of its Subsidiaries, in which the Agent or any Lender is named or which the Agent in its sole discretion determines is reasonably likely to materially adversely affect any Pool A Property, any Management Agreement or other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Agent reasonably determines should be instituted to protect the interest or rights of the Agent and the Lenders in any Property or other Collateral or under this Agreement or any other Loan Document. The Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Borrower or reimbursed to the Agent, as the case may be, promptly after demand.

     D. COSTS OF ENFORCEMENT. The Borrower agrees to bear and shall pay or reimburse the Agent and the Lenders in accordance with the terms of subsection 8.2 for all reasonable sums, costs and expenses incurred by the Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or Transfer in lieu of foreclosure) of this Agreement, any Mortgage or any other Loan Document or any sale of all or any portion of any Property or all or any portion of the other Collateral.


                             SECTION 7
                        NEGATIVE COVENANTS

     Each of CapStar and the Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations (other than indemnification obligations with respect to claims that have not been asserted at the time that the Loans and all other Obligations have been paid in full) and the cancellation or expiration of all Letters of Credit, CapStar and the Borrower shall perform and shall cause each of their respective Subsidiaries to perform all covenants in this Section 7.

7.1  INDEBTEDNESS.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee, refinance, exchange, refund or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) the Loan Parties and their respective Subsidiaries may become and remain liable with respect to the Obligations;

         (ii) the Loan Parties and their respective Subsidiaries may become and remain liable with respect to Interest Rate Agreements required pursuant to subsection 6.14 or otherwise approved by the Agent;

        (iii) the Loan Parties and their respective Subsidiaries may become and remain liable with respect to intercompany Indebtedness owed to the Borrower or any of its Wholly Owned Subsidiaries that are Loan Parties; PROVIDED that all such Indebtedness shall be evidenced by one or more promissory notes that are pledged pursuant to the Security Documents to secure the Obligations;

         (iv) so long as at the time of incurrence, refinancing, exchange, amendment or refunding thereof (a) no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby and (b) such incurrence, refinancing, exchange, amendment or refunding is permitted under the terms and provisions of all other Indebtedness and each agreement pursuant to which such other
     Indebtedness was incurred, the Borrower and its Subsidiaries may incur, refinance, exchange, amend or refund Indebtedness or become liable with respect to Guaranties in an aggregate principal amount not to exceed $10,000,000 at any time; PROVIDED that (x) no such Indebtedness (and, if applicable, any security into which such Indebtedness is convertible or for which it is exchangeable), whether upon the happening of any event (excluding the occurrence of an event of default, if such event of default has not then occurred) or otherwise, shall mature, become payable or require the payment of any principal amount thereof (or any other amount in lieu thereof) or be mandatorily redeemable, pursuant to a sinking fund or otherwise or redeemable at the option of the holder thereof, or be redeemed, purchased, retired or defeased (including in substance or legal defeasance) or paid voluntarily by or on behalf of any obligor thereunder, in any case in whole or in part, before the date that is 91 days after the Maturity Date and (y) no obligation that is guaranteed by any such Guaranty, whether upon the happening of any event (excluding the occurrence of an event of default, if such event of default has not then occurred) or otherwise, shall mature, become payable or require the payment of any amount thereof (or any other amount in lieu thereof) or be mandatorily redeemable, pursuant to a sinking fund or otherwise or redeemable at the option of the holder thereof, in any case in whole or in part, before the date that is 91 days after the Maturity Date; PROVIDED, HOWEVER, that the preceding proviso shall not be given effect with respect to any equipment lease (or series of related equipment leases) covering equipment having a value of less than $500,000 in the aggregate at the commencement of such lease (or series of leases);

          (v) so long as at the time of incurrence, refinancing, exchange or refunding thereof (a) no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby and
     (b) such incurrence, refinancing, exchange, amendment or refunding is permitted under the terms and provisions of all other Indebtedness and each agreement pursuant to which such other Indebtedness was incurred, the Pool B Subsidiaries (other than a Pool B Subsidiary that has acquired or shall acquire any leasehold interests in Pool B Properties pursuant to the sale and leaseback transactions permitted by subsection 7.11), may incur, refinance, exchange, amend or refund Indebtedness in connection with the Acquisition or ownership of one or more Pool B Properties acquired in a single transaction or series of related transactions (as so incurred, refinanced, exchanged, amended or refunded, ``POOL B INDEBTEDNESS''), in an aggregate principal amount not to exceed $25,000,000 for all Pool B Subsidiaries at any time; PROVIDED, HOWEVER, that (s) the aggregate outstanding principal amount of any such Pool B Indebtedness shall not at any time exceed 55% of the sum of the aggregate cash purchase price of such Pool B Properties PLUS the aggregate amount of expenditures actually made by such Pool B Subsidiary in connection with the Renovation of such Pool B Properties, (t) the ratio of Cash Available for Debt Service (determined with reference to the 12 most recently completed calendar months ending not less than 30 days before the date of such incurrence, refinancing, exchange, amendment or refunding) to Projected Interest Expense (determined with reference to the 12 complete calendar months commencing on the first day of the month following the date of such incurrence, refinancing, exchange or refunding) shall not be less than 1.60 to 1.00, (u) such Pool B
     Indebtedness of any Pool B Subsidiary (and, if applicable, any security into which such Indebtedness is convertible or for which it is exchangeable) shall not mature or require the scheduled payment of principal (or any other amount in lieu thereof) or be mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable at the option of the holder thereof, or be redeemed, purchased, retired or defeased (including in substance or legal defeasance) or paid voluntarily by or on behalf of any obligor thereunder, in any case in whole or in part, before the date that is 91 days after the Maturity Date, except that such Indebtedness may require principal amortization calculated on a level pay basis over a term of not less than 15 years,
     (v) such Pool B Indebtedness shall be non-recourse to any Loan Party, any of its Subsidiaries and any Joint Venture in which it has an Investment (other than for any Guaranties provided with respect to customary carve-outs for environmental and ``bad deed'' indemnities),
     (w) such Pool B Indebtedness shall not be secured by (1) the assets of any Loan Party or any of its Subsidiaries (other than the Properties owned by such Pool B Subsidiary) or (2) the Transfer of or Lien on any Intellectual Property, (x) so long as (1) such Pool B Indebtedness has not been accelerated, (2) a receiver has not been appointed with respect to a related Pool B Property or (3) no other remedy is being exercised with respect to any collateral securing, or other property subject to, such Pool B Indebtedness, such financing does not preclude or limit the distribution of cash flow (after reserves for Capital Items, Taxes, insurance and other customary reserves) to the Borrower and its other Subsidiaries for the purposes set forth herein,
     (y) after giving affect to such transaction, the Borrower is in compliance with all of the provisions set forth herein and the other Loan Documents and (z) the Borrower shall have delivered to the Agent any Officers' Certificate demonstrating compliance with the provisions of this subsection 7.1(v) by the applicable Pool B Subsidiary in connection with such transaction; and

         (vi) so long as at the time of incurrence, refinancing, exchange or refunding thereof (a) no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby and
     (b) such incurrence, refinancing, exchange, amendment or refunding is permitted under the terms and provisions of all other Indebtedness and each agreement pursuant to which such other Indebtedness was incurred, the Borrower and its Subsidiaries may incur, refinance, exchange, amend or refund Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time (as so incurred, refinanced, exchanged, amended or refunded, the ``SUBORDINATED INDEBTEDNESS''); PROVIDED that
     (a) no such Subordinated Indebtedness (and, if applicable, any security into which such Indebtedness is convertible or for which it is exchangeable), whether upon the happening of any event (excluding the occurrence of an event of default, PROVIDED that such event of default has not occurred) or otherwise, shall mature, become payable or require the payment of any principal amount thereof (or any other amount in lieu thereof) or be mandatorily redeemable, pursuant to a sinking fund or otherwise or redeemable at the option of the holder thereof, or be redeemed, purchased, retired or defeased (including in substance or legal defeasance) or paid voluntarily by or on behalf of any obligor thereunder, in any case in whole or in part, before the date that is 91 days after the Maturity Date and (b) such Subordinated Indebtedness (and, if applicable, any security into which such Indebtedness is convertible or for which it is exchangeable) shall be junior and subordinate to the Obligations and subject to an intercreditor agreement with terms and provisions in accordance with the then prevailing customary market terms and conditions;

PROVIDED that the prohibition in clauses (iv), (v) and (vi) above against actually defeasing or voluntarily prepaying Indebtedness, in whole or in part, is not intended to prohibit, and shall not prohibit, the Borrower or any of its Subsidiaries from incurring, refinancing, exchanging, amending or refunding Indebtedness that by its terms entitles any Person to defease or voluntarily prepay such Indebtedness, in whole or in part.

     7.2  LIENS AND RELATED MATTERS.

     A. PROHIBITION ON LIENS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or, except as permitted by subsection 6.9, permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods, furniture, fixtures, equipment or accounts receivable) of CapStar or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

         (ii)  the Atlanta Mortgage;

        (iii) Liens on a Pool B Property and related assets granted or assumed by a Pool B Subsidiary to secure the Pool B Obligations owed by the Pool B Subsidiary; PROVIDED, that such Liens encumber only the assets purchased, financed or refinanced with, or leased or otherwise used pursuant to the terms of, such Pool B Obligations; and

         (iv) Liens on FF&E granted to secure Indebtedness incurred pursuant to subsection 7.1(iv); PROVIDED that such Liens encumber only FF&E purchased, financed or refinanced with such Indebtedness.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Loan Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, the Borrower shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED, HOWEVER, that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Agent or any Lender to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a sale or other disposition of assets permitted hereunder, (ii) specific property subject to a Ground Lease, (iii) Management Agreements (to the extent that the terms thereof prohibit the assignment of rights thereunder, but not any other rights or interests and otherwise consistent with industry practices) as security for the Obligations or otherwise and (iv) any other agreement entered into in the ordinary course of business which by its terms restricts the assignment of rights thereunder (but not any other rights or interests and otherwise consistent with industry practices) as security for the Obligations or otherwise, the Loan Parties shall not and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets (including, without limitation, any interest in, or right to receive payments under, any of the Management Agreements), whether now owned or hereafter acquired except to the extent that Liens to secure the Obligations are excluded therefrom.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE BORROWER OR OTHER SUBSIDIARIES. Except as provided in this Agreement and the Pool B Documents (with respect to the related Pool B Subsidiaries and Pool B Properties), the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock or other equity interest owned by the Borrower or any other Subsidiary of the Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower,
(iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower, except for specific property encumbered to secure the payment of particular Indebtedness permitted hereunder.

7.3  INVESTMENTS AND CERTAIN CAPITAL EXPENDITURES.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Affiliate or Joint Venture, any expenditure to acquire any hotel or other real property or any expenditure to acquire, secure, extend, renew or modify any Management Agreement, except:

          (i) CapStar and its Subsidiaries may make Investments in Cash or Cash Equivalents;

         (ii) the Borrower, Atlanta GP and Atlanta LP may (a) permit to exist the Investment in the Atlanta Airport Sub, (b) subject to subsection 7.5, purchase outstanding limited partner interests from other limited partners in the Atlanta Airport Sub and (c) subject to clause (viii) below, purchase outstanding limited partner interests from other limited partners in the Atlanta Airport Sub and make other Investments in the Atlanta Airport Sub;

        (iii) the Borrower, EAC and the Virginia Sub may (a) permit to exist the Investment in the Virginia Parking Sub, (b) subject to subsection 7.5, purchase outstanding general partner interests from other limited partners in the Virginia Parking Sub and (c) subject to clause (viii) below, purchase outstanding general partner interests from other general partners in the Virginia Parking Sub and make other Investments in the Virginia Parking Sub;

         (iv) CapStar may make equity Investments in the Borrower, and the Borrower and its Wholly Owned Subsidiaries may make equity and debt Investments in their respective Wholly Owned Subsidiaries for the acquisition, ownership, renovation, restoration, management, operation and disposition of Properties;

          (v) the Borrower and its Subsidiaries may make Acquisitions permitted pursuant to subsection 2.9;

         (vi) so long as no Event of Default has occurred and is continuing and no Event of Default or Potential Event of Default would be caused thereby, the Borrower and its Subsidiaries may acquire real property that is contiguous with any Property for use in the expansion of such Property, PROVIDED that the aggregate purchase price for such real properties, measured on a cumulative basis from the Closing Date, shall not exceed $10,000,000;

        (vii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, the Borrower and its Subsidiaries may acquire and own not more than two debt Securities (other than the Atlanta Note) at any time, which debt Securities shall be secured exclusively by first priority mortgages encumbering 100% of the fee interest on hotel properties; PROVIDED that the aggregate purchase price for such debt Securities shall not exceed $30,000,000; and

       (viii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, the Borrower and the Pool A Subsidiaries may make and own equity or debt Investments in, or acquire and own equity or debt Securities issued by, the Atlanta Airport Sub, the Virginia Parking Sub and not more than ten other Joint Ventures or other Persons (other than a Wholly Owned Subsidiary of the Borrower); PROVIDED that (a) either (1) the sole purpose of such Joint Venture or other Person (other than the Virginia Parking Sub) is to acquire, own, Renovate, restore, manage, operate and dispose of upscale, full-service hotels in the United States of America and, to the extent permitted by subsection 7.14B hereof, Canada or (2) such equity or debt Securities are registered under the Exchange Act; (b) the aggregate amount of such Investments in, or the aggregate purchase price of such Securities issued by, each such Joint Venture or other Person (other than the Atlanta Airport Sub and the Virginia Parking Sub) shall not exceed $2,000,000 at any time and the aggregate amount of such Investments in, or the aggregate purchase price of such Securities issued by, all such Joint Ventures or other Persons (other than the Atlanta Airport Sub and the Virginia Parking Sub) shall not exceed $20,000,000 at any time; (c) the sum of
     (1) the aggregate principal amount of the Indebtedness of such Joint Venture or other Person and, in either case, the Subsidiaries thereof PLUS (2) the purchase price of any equity Investment made in, or Securities issued by, such Joint Venture or other Person (other than the aggregate amount of such Investments, or the aggregate purchase price of such Securities issued by the Atlanta Airport Sub or the Virginia Parking Sub as of the date of this Agreement) and, in either case, its Subsidiaries that are preferred in right or priority of payment (including any mandatory redemption or redemption at the option of the holder) to any such investment or Securities (other than a priority right to receive a return on Investment of up to 25% per annum) shall at no time exceed 60% of the greater of (x) the undepreciated book value of all properties owned or leased by such Joint Venture or other Person and, in either case, the Subsidiaries thereof and (y) the fair market value of all such properties and asset, as reasonably determined by the Borrower as of the respective dates of acquisition thereof; (d) the Joint Venture or other Person in which such Investment is made or by which such Securities are issued shall not be an Affiliate of more than four other Joint Ventures or other Persons in which Investments are made or owned or whose Securities are acquired or owned pursuant to this subsection 7.3(viii), and the Investment made in or Securities issued by each such Joint Venture or other Person shall neither be secured by the assets of more than four other Joint Ventures or other Persons in which Investments are made or owned or whose Securities are acquired or owned pursuant to this subsection 7.3(viii) nor cross-defaulted to Investments in or Securities issued by more than four other Joint Ventures or other Persons in which Investments are made or whose Securities are acquired pursuant to this subsection 7.3(viii); PROVIDED, HOWEVER, that (I) without the approval of the Agent, but subject to all the other limitations set forth in this subsection 7.3(viii) (other than the requirement in clause (a) above that the hotels be upscale, full-service hotels), the Borrower and its Wholly Owned Subsidiaries (other than the Pool B Subsidiaries) may make and own Investments in, or acquire and own equity or debt Securities issued by, Joint Ventures and other Persons if the aggregate amount of such Investments in, or the aggregate purchase price of such Securities issued by, each such Joint Venture or other Person shall not at any time exceed $500,000 and the aggregate amount of such Investments in, or the aggregate purchase price of such securities issued by, all such Joint Ventures or other Persons shall not at any time exceed $2,500,000, (II) without the approval of the Agent, the Borrower and its Wholly Owned Subsidiaries (other than the Pool B Subsidiaries) may make Investments described in clause (iv) of the definition of ``Investments'' and the provisions of clauses (a) and
     (c) above shall not be given effect with respect to such Investments, PROVIDED that, with the approval of the Agent, in its sole discretion, the Borrower and its Wholly Owned Subsidiaries (other than Pool B Subsidiaries) may make such Investments and the provisions of clauses
     (a), (c) and (d) above shall not be given effect, and (III) with respect to Investments in, or the acquisition of Securities issued by, a Joint Venture or other Person that shall be identified in writing to and approved by the Lenders before the Closing Date, the provisions of clause (b) above shall not be given effect and the percentage amount in clause (c) above shall be increased from 60% to 75%;

PROVIDED that (A) the aggregate amount of the consideration or Investment, as the case may be, paid by the Borrower and the Pool A Subsidiaries to acquire the real property, acquire the Securities and make the Investments and expenditures referred to in clauses (vi), (vii), and (viii) above shall not exceed $60,000,000 at any time, (B) except as provided to the contrary in subclauses (I) and (II) to the proviso to clause (vii) above, each such expenditure and acquisition or Investment referred to in clauses (vi),
(vii) and (viii) above shall be approved by the Agent, in its sole discretion; and (C) each such Acquisition referred to in clause (iii) above from a person that is an Affiliate or 5% stockholder of any of the Loan Parties (other than other Loan Parties) or any entity in which such Person has an equity or debt Investment shall be approved by a majority of the independent directors of the board of directors of CapStar and by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

     For the purpose of this subsection 7.3 and without limiting any other method of making an Investment, the Borrower and its Subsidiaries shall be deemed to make an Investment in each Investment owned by a Person at the time such Person becomes a Subsidiary of the Borrower or any of its Subsidiaries.

7.4  CONTINGENT OBLIGATIONS.

     The Loan Parties shall not and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become liable with respect to any Contingent Obligation, except that:

          (i) the Borrower and its Subsidiaries may become liable with respect to Contingent Obligations in respect of the Obligations and the Indebtedness, Investments and Contingent Obligations in respect of which the Borrower and the Pool A Subsidiaries are permitted by subsections 7.1, 7.3 and 7.4 (other than pursuant to this clause (i) to become liable;

         (ii) the Borrower and its Subsidiaries may become liable with respect to Contingent Obligations in respect of Letters of Credit;

        (iii) the Borrower and its Subsidiaries may become liable with respect to indemnification agreements and Guaranties (whether now or existing or hereafter entered into) with respect to performance, surety and similar bonds or guaranties of completion provided in the ordinary course of business consistent with past practices in respect of the Restoration or Renovation of any Property, but excluding any such bonds with respect to any hotel property that is not then a Property, in an aggregate maximum amount not at any time exceeding $25,000,000 MINUS the sum, without duplication, of (1) the Letter of Credit Usages that shall have been used, issued or made for or in connection with the Restoration of the Properties or the Renovation of Properties subject to subsection 7.16, in each case that shall have been commenced but not completed, PLUS (2) the aggregate amount of expenditures for the Restoration of Properties or the Renovation of Properties subject to subsection 7.16, in each case that shall have been commenced but not completed;

         (iv) the Borrower and the Pool A Subsidiaries may become liable to make Investments permitted by, and in accordance with the terms of, subsection 7.3;

          (v) such of the Borrower and its Subsidiaries as are specified on SCHEDULE 5.3B annexed hereto may be liable (a) with respect to the Contingent Obligations set forth on such Schedule, in each case in the aggregate amount not greater than the maximum estimated amount specified thereon with respect to such Continent Obligation and (b) with respect to modifications to any such Contingent Obligation either
     (1) that do not increase either the maximum possible amount, or the maximum estimated amount thereof, or both, in each case as specified on each list, add any obligors with respect thereto or increase, decrease or otherwise vary the liabilities of the existing obligors with respect thereto or (2) that increase either the maximum possible amount or the maximum estimated amount thereof, or both, in each case as specified on such list, add any obligors with respect thereto or increaser, decrease or otherwise vary the liabilities of the existing obligors; and

         (vi) the Borrower and its Subsidiaries may become liable with respect to other Contingent Obligations in an aggregate amount (not less than zero) at any time not greater than the amount by which $10,000,000 is greater than the amount referred to in the preceding clause (iii) at such time.

7.5  RESTRICTED JUNIOR PAYMENTS.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make, give or publish notice or fix a date in respect of or set apart any sum for any Restricted Junior Payment, enter into an agreement or make any commitment to effect any of the foregoing or take any other similar action in furtherance of or otherwise in connection with the foregoing; PROVIDED, HOWEVER, that, so long as no Event of Default or Potential Event of Default has occurred or is continuing, the Loan Parties may make any of the following payments:

          (i) commencing on January 1, 2000, the Loan Parties may make Restricted Junior Payments in respect of equity Securities, including payments in respect of limited partner interests in the Borrower that shall not be beneficially owned by CapStar or CapStar Sub); PROVIDED that (a) the aggregate amount of Restricted Junior Payments pursuant to this clause (i) during any calendar year shall not exceed an amount equal to 25% of Consolidated Net Income for the immediately preceding calendar year and (b) no payments of principal, or any redemption, purchase or defeasance, of any Indebtedness of CapStar and its Subsidiaries shall be permitted pursuant to this clause (i);

         (ii) the Atlanta Airport Sub may make distributions to its partners in accordance with the Atlanta Partnership Agreement; PROVIDED that such distributions are made (x) pursuant to Section 5.1,
     5.2 or 13.2 of the Atlanta Partnership Agreement in accordance with the provisions thereof in effect on the date of this Agreement and (y) with respect to Cash Flow from Operations and Capital Proceeds (in each case as defined in the Atlanta Partnership Agreement on the date of this Agreement); and

        (iii) the Loan Parties may make Restricted Junior Payments in an aggregate amount (measured on a cumulative basis from the Closing
     Date) not to exceed $25,000,000 pursuant to the conversion, exercise or redemption of the Preferred Limited Partner Interests.

7.6  FINANCIAL COVENANTS.

     A. MINIMUM NET WORTH. The Borrower shall not permit at any time the Net Worth of CapStar and its Subsidiaries to be less than Adjusted Stockholders' Equity.

     B. MAXIMUM CONSOLIDATED TOTAL INDEBTEDNESS. CapStar and the Borrower shall not permit at any time Consolidated Total Indebtedness to exceed the lesser of (i) 55% of the sum of (a) Consolidated Total Indebtedness PLUS (b) the Market Equity Capitalization of CapStar and
(ii) 60% of the sum of (y) Consolidated Total Indebtedness PLUS (z) the Net Worth of CapStar and its Subsidiaries.

     C. MINIMUM INTEREST COVERAGE. As of the last day of any calendar quarter ending during any of the periods set forth below, CapStar and the Borrower shall not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense to be less than the correlative ratio indicated for the periods set forth below (such amounts to be determined with reference to the preceding 12-month period ending on such last day and to be adjusted to the extent required by the respective provisos to the definitions of Property EBITDA):

                                          MINIMUM
                                         INTEREST
        PERIOD                        COVERAGE RATIO
Closing Date to but excluding           2.25 to 1.00
first Anniversary
first Anniversary to but excluding      2.50 to 1.00
second Anniversary
second Anniversary to but               2.75 to 1.00
excluding third Anniversary
if applicable, third Anniversary        3.00 to 1.00
to but excluding fourth
Anniversary
if applicable, fourth Anniversary       3.25 to 1.00
to but excluding fifth Anniversary

     D. MINIMUM INTEREST COVERAGE RATIO (EXCLUDING CAPITAL EXPENDITURES). As of the last day of the calendar quarter ending during any of the periods set forth below, CapStar and the Borrower shall not permit the ratio of Consolidated EBITDA-Cap Ex to Consolidated Interest Expense to be less than the correlative ratio indicated for the periods set forth below (such amounts to be determined with reference to the preceding 12-month period ending on such last day):

                                          MINIMUM
                                         INTEREST
        PERIOD                        COVERAGE RATIO
Closing Date to but excluding           2.00 to 1.00
first Anniversary
first Anniversary to but excluding      2.25 to 1.00
second Anniversary
second Anniversary to but               2.50 to 1.00
excluding third Anniversary
if applicable, third Anniversary        2.75 to 1.00
to but excluding fourth
Anniversary
if applicable, fourth Anniversary       3.00 to 1.00
to but excluding fifth Anniversary

     E. MAXIMUM TOTAL DEBT LEVERAGE RATIO. As of the last day of the calendar quarter ending during any of the periods set forth below, CapStar and the Borrower shall not permit the ratio of Consolidated Total
Indebtedness to Consolidated EBITDA to exceed the correlative ratio indicated for the periods set forth below (Consolidated Total Indebtedness to be determined as of such last day, Consolidated EBITDA to be determined with reference to the preceding 12-month period ending on such day):

                                          MAXIMUM
                                         LEVERAGE
        PERIOD                             RATIO
Closing Date to but excluding           4.75 to 1.00
first Anniversary
first Anniversary to but excluding      4.50 to 1.00
second Anniversary
second Anniversary to but               4.25 to 1.00
excluding third Anniversary
if applicable, third Anniversary        4.00 to 1.00
to but excluding fourth
Anniversary
if applicable, fourth Anniversary       3.75 to 1.00
to but excluding fifth Anniversary

     F. MAXIMUM TOTAL DEBT LEVERAGE RATIO (EXCLUDING CAPITAL EXPENDITURES). As of the last day of the calendar quarter (or, as so provided in subsection 7.6D, on the last day of the calendar month) ending during any of the periods set forth below, CapStar and the Borrower shall not permit the ratio of Consolidated Total Indebtedness to Consolidated EBITDA-Cap Ex to exceed the correlative ratio indicated for the periods set forth below (Consolidated Total Indebtedness to be determined as of such last day, Consolidated EBITDA-Cap Ex to be determined with reference to the preceding 12-month period ending on such day):

                                          MAXIMUM
                                         LEVERAGE
        PERIOD                             RATIO
Closing Date to but excluding           5.25 to 1.00
first Anniversary
first Anniversary to but excluding      5.00 to 1.00
second Anniversary
second Anniversary to but               4.50 to 1.00
excluding third Anniversary
if applicable, third Anniversary        4.25 to 1.00
to but excluding fourth
Anniversary
if applicable, fourth Anniversary       4.00 to 1.00
to but excluding fifth Anniversary

7.7  FUNDAMENTAL CHANGES.

     Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, alter the legal structure of any Loan Party or any of its Subsidiaries, to incorporate or otherwise organize any Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make or permit any Transfer or acquire by purchase or otherwise, directly or indirectly, all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, make any Acquisition, acquire or enter into any management agreement with respect to any hotel property or Transfer any Property, except that, from time to time after the Closing Date:

          (i) the Loan Parties and their Subsidiaries may lease space in Improvements and in accordance with subsection 6.5(vi) remove, sell or otherwise dispose of items of Collateral and other property;

         (ii) the Borrower and any Wholly Owned Subsidiary (other than a Pool A Subsidiary or a Pool B Subsidiary) may incorporate or otherwise organize one or more Subsidiaries; PROVIDED that (a) before the Subsidiary shall conduct any business or acquire any asset, the Borrower shall deliver to the Agent (1) supplements to the Schedules to this Agreement and the other Loan Documents reflecting the incorporation or other organization of such Subsidiary, which supplements shall be reasonably satisfactory to the Agent, and (2) originally executed counterparts to the Affiliate Guaranty (except as may be provided to the contrary in subsection 2.9B) and to the Environmental Indemnity, respectively, and, unless such Subsidiary is a Pool B Subsidiary, the Security Agreement (b) the legal and tax structure of each such Subsidiary shall be approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed; PROVIDED FURTHER that, with respect to the restrictions on the tax and legal structure of a Pool B Subsidiary, such structure may include features intended by the Borrower to make such Pool B Subsidiary ``bankruptcy-remote'' and (c) no Pool B Subsidiary shall at any time (1) incur, assume or otherwise become liable for any Indebtedness or Contingent Obligation except as permitted by subsections 7.1 and 7.4, or (2) incur, assume or otherwise become liable for any other liability or indebtedness except in the ordinary course of business (PROVIDED that, in any event, each such liability or obligation shall be non-recourse to each Loan Party, its Subsidiaries and the Joint Ventures in which it has an Investment, in each case other than such Pool B Subsidiary) or as shall have been approved by the Agent in its sole discretion;

        (iii) the Loan Parties and their respective Subsidiaries may make Acquisitions to the extent permitted by, and in accordance with, subsections 2.9A and 2.9B;

         (iv) the Loan Parties and their respective Subsidiaries may Transfer Properties to the extent permitted by, and in accordance with, subsection 7.15B;

          (v) the Loan Parties and their respective Subsidiaries may acquire or enter into Management Agreements and Servicing Agreements with respect to hotel properties to the extent permitted by, and in accordance with, subsection 6.17 or 7.17;

         (vi) the Loan Parties may make Investments and acquisitions of real property to the extent permitted by, and in accordance with, subsection 7.3;

        (vii) the Loan Parties and their respective Subsidiaries may dissolve one or more Inactive Subsidiaries and one or more other Subsidiaries upon the Transfer of all or substantially all their respective assets in a single transaction or series of transactions not prohibited by subsection 7.15B.

7.8  ZONING AND CONTRACT CHANGES AND COMPLIANCE.

     Without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, the Loan Parties shall not and shall not permit any of their respective Subsidiaries to initiate or consent to any zoning reclassification of any property or seek any material variance under any existing zoning ordinance or use or permit the use of any Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use permissible under automatic grandfathering provisions) under any zoning ordinance or any other applicable land use law, rule or regulation. The Loan Parties shall not and shall not permit any of their respective Subsidiaries to initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Material Leases which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of any Property without the prior written consent of the Agent.

7.9  NO JOINT ASSESSMENT; SEPARATE LOTS.

     Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not suffer, permit or initiate, and shall not permit any of their respective Subsidiaries to suffer, permit or initiate, the joint assessment of any Property (i) with any other real property constituting a separate tax lot (other than another Property) and (ii) with any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to any Property as a single lien. Each Property is comprised of one or more parcels, each of which, to the knowledge of the Borrower, constitutes a separate tax lot (except with respect to any lot constituting another Property) and none of which constitutes a portion of any other tax lot.

7.10 TRANSACTIONS WITH AFFILIATED PERSONS.

     Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the making of any Investment or Guaranty, or the amendment, restatement, supplement or other change of, or waiver or failure to enforce any obligations under, any agreement) with any holder of 5% or more of any class of equity Securities of the Borrower or CapStar or any Affiliate of the Borrower or CapStar unless the terms thereof are not less favorable to such Loan Party or Subsidiary, as the case may be, than those that might be obtained in a comparable transaction at the time on an arms-length basis from Persons who are not such a holder or Affiliate; PROVIDED, HOWEVER, that this subsection
7.10 shall not apply to (x) any transaction between the Borrower and any of its Wholly Owned Subsidiaries that are Loan Parties or between any of its Wholly Owned Subsidiaries that are Loan Parties, (y) any transaction listed on SCHEDULE 7.10 annexed hereto (but not any amendment, restatement, supplement or other change of, or waiver or failure to enforce any obligations under, any agreement related thereto) and (z) the terms and conditions of the compensation paid to any such holder or Affiliate in his or her capacity as a director or employee of such Loan Party or Subsidiary that shall be approved by a majority of the independent directors of CapStar or by a majority of independent directors on a committee of the Board of Directors of CapStar having at the time two or more independent directors.

7.11 SALES AND LEASE-BACKS.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for the leasing by any Loan Party or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by any Loan Party or any of its Subsidiaries to such Person in contemplation of such leasing, unless, with respect to a Pool B Property (including any Pool A Property Released in connection with a sale and lease-back transaction permitted pursuant to this subsection 7.11):

          (i) the Loan Parties and their respective Subsidiaries shall comply with the conditions set forth in subsection 2.9A with respect thereto;

         (ii)  after  giving  effect   to  the  proposed  transaction,  the
     aggregate number of Properties subject to such sale and lease-back transactions shall not exceed three;

        (iii) the leasehold interests in each subject Property shall be held by a separate Pool B Subsidiary of the Borrower unless such leasehold interests were acquired in the same transaction or series of related transactions;

         (iv) the obligations of each such Pool B Subsidiary (including obligations under the related leases) may be secured by the assets of such Pool B Subsidiary but shall not be secured by the assets of, or otherwise recourse to, the Borrower or any of the Borrower's other Subsidiaries;

          (v) no such Pool B Subsidiary may incur any Pool B Indebtedness or become liable with respect to any Guaranty or other Contingent Obligation with respect to the same;

         (vi) the Borrower would not be in default, as of the date of such leasing, of any of paragraphs E and F of subsection 7.6 if Consolidated Total Indebtedness were to increase by an amount equal to the Attributable Indebtedness with respect to such sale and lease-back arrangement;

        (vii) the aggregate amount of Attributable Indebtedness with respect to all sale and lease-back transactions permitted by this subsection 7.11 does not exceed $60,000,000 at any time;

       (viii) the Borrower shall deliver or cause to be delivered to the Agent (a) a leasehold mortgage reasonably satisfactory in form and substance to the Agent and evidence reasonably satisfactory to the Agent that all other documents have been executed and all actions taken that the Agent reasonably requests to create, perfect and maintain a valid and enforceable first priority Lien in the leasehold interest of the applicable Loan Party or Subsidiary and (b) an estoppel certificate, reasonably satisfactory in form and substance to the Agent, duly executed by the applicable lessor; and

         (ix) if applicable, a supplement to SCHEDULE 5.4C reflecting the execution of the applicable Pool B Ground Lease.

     A sale and lease-back transaction with respect to a Property permitted by this subsection 7.11 shall be deemed to be a sale or other permanent disposition of such Property for all purposes of this Agreement.

7.12 SALE OR DISCOUNT OF RECEIVABLES.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse or, except in the ordinary course of business and consistent with past practices, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.13 OWNERSHIP OF SUBSIDIARIES.

     Except as expressly permitted pursuant to subsections 7.7(ii) and 7.15B, (i) the Loan Parties shall not permit any of their respective Wholly Owned Subsidiaries to cease to be Wholly Owned Subsidiaries, except to qualify directors if required by Applicable Laws or permit Investments by foreign nationals mandated by Applicable Law; PROVIDED that, notwithstanding anything to the contrary contained in this Agreement, Atlanta GP shall not cease to be the sole general partner of the Atlanta Airport Sub and Atlanta LP shall not own a lesser percentage of outstanding limited partner interests in the Atlanta Airport Sub than it owns as of the date hereof and (ii) the Borrower shall not cease to be a Subsidiary of CapStar and the financial statements of the Borrower shall not cease to be consolidated with the financial statements of CapStar in accordance with GAAP.

7.14 CONDUCT OF BUSINESS; RESTRICTIONS ON OPERATIONS IN CANADA.

     A. CONDUCT OF BUSINESS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, do the following:

          (i) engage in any business other than (a) the acquisition, ownership, Renovation, Restoration, management, operation and disposition of Properties that are upscale full service hotels located in the United States of America and, to the extent permitted by subsection 7.14(B) below, Canada, excluding, without limitation, the Development of real property, (b) the management of Managed Properties that are hotels located in the United States of America and Canada and
     (c) any business that is ancillary, in purpose and extent, to any business referred to in the preceding clauses (a) and (b) (including, for the purpose of this clause (c), the ownership of a parking facility by the Virginia Parking Sub); PROVIDED that (x) CapStar shall not engage in any business other than owning the Virginia Note and selling the same to the Lenders hereunder and being the sole general partner of the Borrower and the sole stockholder of CapStar Sub and
     (y) CapStar Sub shall not engage in any business other than being a limited partner of the Borrower; or

         (ii) enter into any Material Lease or other agreement, or take any other action, if such Material Lease or such other action would materially change the business conducted at any Property, including any such Material Lease, agreement or other action, that would convert or reposition any Property into any hotel other than an upscale full service hotel.

     B. RESTRICTIONS ON OPERATIONS IN CANADA. Neither CapStar nor any of its Subsidiaries shall make an Acquisition of any Property located in Canada or make an Investment pursuant to subsection 7.3(vii) of a Security issued by a Person that owns, manages or operates a hotel in Canada if, after giving effect to such proposed Acquisition or Investment, the aggregate amount expended by CapStar and its Subsidiaries (as of any applicable date of determination) with respect to Properties located in Canada or such Investments is greater than an amount equal to 10% of the aggregate amount of the Commitments at any time.

7.15 PROPERTIES.

     A. ACQUISITION OF PROPERTIES. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, make an Acquisition of a fee or leasehold interest in any hotel property after the Closing Date except in accordance with the provisions of subsection 2.9.

     B. TRANSFER OF PROPERTIES. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, Transfer any Property; PROVIDED that (i) the Loan Parties and their respective Subsidiaries may create, incur, assume or permit to exist Liens in accordance with subsection 7.2, and (ii) each Loan Party and each of its Subsidiaries may sell or otherwise permanently dispose of any Property (whether directly or by the sale or other permanent disposition of all, but not less than all, the capital stock or other equity Securities of the Subsidiary that owns such Property) if (a) each such sale or other permanent disposition of such Property is made on an arms-length basis, (b) the consideration received by such Loan Party or Subsidiary in any such transaction (net of any Pool B Obligations forgiven or paid in connection therewith), in an amount not less than the Release Price required to be paid pursuant to subsection 2.10 in connection with the Release of such Property, shall be Cash and shall be received on the date of such sale or other permanent disposition, (c) with respect to any Pool A Property, the Borrowing Base shall be reduced as provided in subsection 2.4B(iii) and (d) with respect to any Pool A Property, the Borrower complies with the provisions set forth in subsection
2.10 with respect to such Property, including the payment of any Release Price required thereby.

7.16 RENOVATION EXPENDITURES.

     So long as no Event of Default has occurred and is continuing and no Event of Default or Potential Event of Default would be caused thereby, the Borrower and its Subsidiaries may make expenditures for the Renovation of Properties (including expanding Improvements to increase the number of available rooms); PROVIDED that (i) neither the Borrower nor any of its Subsidiaries shall make any such expenditure if, after giving effect to such expenditure, the aggregate amount of expenditures as of any date of determination for such Renovations that shall have been commenced but not completed as of such date of determination shall at any time exceed the amount by which $25,000,000 is greater than the outstanding amount of Contingent Obligations then permitted pursuant to subsection 7.4(iii).

7.17 MANAGEMENT AGREEMENTS AND SERVICING AGREEMENTS.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or otherwise become obligated with respect to, any management agreement with respect to any hotel property (other than a Property) after the Closing Date, except that, from time to time:

          (i) so long as no Event of Default has occurred and is continuing and no Event of Default or Potential Event of Default would be caused thereby, without the approval of the Agent (except as provided to the contrary in this subsection 7.17A(i)), the Borrower or any of its Wholly Owned Subsidiaries may enter into Management Agreements with respect to the management and operation of hotel properties, the related land and the improvements thereof (each a ``MANAGEMENT AGREEMENT'') and, subject to subsection 7.20H, amend, restate, supplement or otherwise change such Management Agreements; PROVIDED, however, that (a) each Managed Property subject to such Management Agreement shall be a hotel located in the United States of America or Canada; (b) such Management Agreement shall not constitute, have the form of or contain provisions creating a leasehold interest in any hotel Property or other real or personal property; (c) on or before the effective date of such Management Agreement, the Borrower, at its expense, shall deliver to the Agent (1) an executed or conformed, certified copy of such Management Agreement,
     (2) supplements to the Schedules to this Agreement and the other Loan Documents, which schedules shall be reasonably acceptable to the Agent, and (4) payment pursuant to subsection 9.2 of the reasonable expenses incurred by the Agent in connection with the matters subject to this subsection 7.17A(i); and (d) from and after the Management Agreement Effectiveness Date and with respect to any Material
     Management  Agreement,  on  or  before  the  effective  date  of  such
     Management Agreement the Agent shall have approved such Management Agreement, which approval shall not be unreasonably withheld, conditioned or delayed, and the Borrower, at its expense shall deliver to the Agent an Addition Certificate; and

         (ii) the Borrower and any of its Wholly Owned Subsidiaries shall enter into Servicing Agreements with respect to the management and operation of Pool B Properties as contemplated by subsection 2.9B.

7.18 INTELLECTUAL PROPERTY; FRANCHISE AGREEMENTS.

     A. INTELLECTUAL PROPERTY. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries, to Transfer any Intellectual Property unless the Borrower shall have reasonably determined that the Intellectual Property so Transferred is no longer material to the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries.

     B. FRANCHISE AGREEMENTS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or otherwise become obligated with respect to, any franchise agreement (as franchisor), license agreement (as licensor) or similar agreement (in a similar capacity) with respect to any Intellectual Property of CapStar or any of its Subsidiaries.

7.19 MATERIAL LEASES.

     The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, (i) enter into any Lease other than Leases incidental to the operation of the Properties as hotels or (ii) enter into any Material Lease or any advanced booking of more than 51% of the rooms at any Property for a period in excess of 30 days without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed; it being understood and agreed that if after the Closing Date any Loan Party or any of its Subsidiaries enters into a Material Lease or any such advanced booking, the Agent may require that the Tenant thereunder enter into a Tenant Subordination Agreement reasonably satisfactory in form and substance to the Agent. In the event any Lease necessary to the operation of any Property as a hotel is terminated, the applicable Loan Party or Subsidiary thereof shall either replace such Lease with a suitable comparable Lease within a reasonable period of time following such termination or shall itself provide the services intended to be obtained under such Lease.

7.20 CHANGES  IN  CERTAIN  OBLIGATIONS AND DOCUMENTS;  ISSUANCE  OF  EQUITY
     SECURITIES.

     A. CREDIT AGREEMENT. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any agreement (other than this Agreement) prohibiting or restricting the ability of any of the Loan Parties and any of their respective Subsidiaries to amend or otherwise modify this Agreement or any other Loan Document.

     B. CAPSTAR PREFERRED STOCK. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, CapStar shall not amend, restate, supplement or otherwise change its articles of incorporation if the effect of such amendment, restatement, supplement or change is to provide for the issuance of any preferred stock of CapStar or the filing of any certificate of designation with respect thereto, except that CapStar may amend, restate, supplement or change its certificate of incorporation to provide for the issuance of non-cumulative preferred stock; PROVIDED, HOWEVER, that (i) the certificate of incorporation of CapStar, as so amended, restated, supplemented or changed, and any prospectus, certificate of designation or other document delivered in connection with such issuance shall be in form and substance satisfactory to the Agent, (ii) such preferred stock shall be Qualified Capital Stock and (iii) such preferred stock shall be subordinate in right and time of payment to the Obligations.

     C. EQUITY SECURITIES. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, issue any Capital Stock or other Security which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable in Cash at the option of the holder thereof, in whole or in part, before the date that is 91 days after the Maturity Date; PROVIDED that, so long as no Event of Default or Potential Event of Default has occurred and is continuing:

          (i) the Borrower may issue limited partner interests that may be converted into shares of Common Stock of CapStar; and

         (ii) the Borrower may issue limited partner interests (``PREFERRED LIMITED PARTNER INTERESTS'') that by their terms may be converted into or exercised or redeemed for Cash if (a) the aggregate amount of Cash payable upon such conversion, exercise or redemption shall not exceed $25,000,000 measured on a cumulative basis from the Closing Date and (b) the terms of such Preferred Limited Partner Interests shall have been approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

     D. ORGANIZATION DOCUMENTS. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, except as expressly permitted hereunder, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise modify their respective charters or partnership agreements in any material respect except in connection with an activity permitted by subsection 7.7(vii); PROVIDED that, without the prior written approval of the Agent (but only after giving written notice with respect thereto to the Agent at least 5 Business Days before the effective date of such modification or amendment), the Loan Parties and their respective Subsidiaries may modify or amend the partnership agreement of the Virginia Parking Sub in effect on the date of this Agreement if such modification or amendment is required by the terms thereof and does not adversely affect the interests or rights of the Lenders in or to, or the value of, the partnership interest in the Virginia Parking Sub owned by the Virginia Parking Sub.

     E. POOL A GROUND LEASES. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, take any action or fail to take any action, in either case as may be required or permitted by the terms of any Pool A Ground Lease, with respect to the termination (by such Loan Party or such Subsidiary, by the lessor or by any other Person, and for any reason), renewal or extension thereof or to amend, restate, supplement or otherwise change, or waive or fail to enforce any provision of, any Pool A Ground Lease in any material respect.

     F. FRANCHISE AGREEMENTS. Without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, (i) take any action or fail to take any action, in either case as may be required or permitted by the terms of any Franchise Agreement with respect to a Pool A Property, with respect to the termination (by such Loan Party or such Subsidiary, the franchisor or any other Person, and for any reason), renewal or extension thereof, PROVIDED that, without the approval of the Agent, each such Franchise Agreement may be renewed or extended on substantially the same terms as then in effect,
(ii) amend, restate, supplement or otherwise change, or waive or fail to enforce any provision of, any Franchise Agreement with respect to a Pool A Property in any material respect, or (iii) enter into any new or replacement Franchise Agreement with respect to a Pool A Property (with the same franchisor or a different franchisor); PROVIDED that (x) with respect to a replacement Franchise Agreement referred to in the preceding clause
(iii), the Agent's approval may be granted, withheld, conditioned or delayed in the sole discretion of the Agent if, in its opinion, the franchisor under such replacement Franchise Agreement shall have a national standing and reputation less favorable than the general standing and reputation of the franchisors under Franchise Agreements then covering the Pool A Properties and (y) with respect to each matter referred to in the preceding clauses (i), (ii) or (iii) for which the Agent may reasonably require a franchisor's estoppel and consent agreement, the Agent's approval may be conditioned upon its receipt of a franchisor's estoppel and consent agreement in substantially the form of the estoppel and consent agreement delivered to the Agent pursuant to subsection 4.1J or otherwise in form and substance satisfactory to the Agent.

     G. SERVICING AGREEMENTS; MANAGEMENT AGREEMENTS. Without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, terminate, renew, extend, amend, restate, supplement or otherwise change, or waive or fail to enforce any provision of, any Servicing Agreement in any material respect or, after the Management Agreement Effectiveness Date, any Material Management Agreement in any material respect.

     H. ATLANTA DOCUMENTS; MBL ACQUISITION DOCUMENTS. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, amend, restate, supplement or otherwise modify any provision of the Atlanta Documents or the MBL Acquisition Documents.

7.21 FISCAL YEAR.

     Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, neither CapStar nor any of its Subsidiaries shall change its fiscal year-end from December 31.


                             SECTION 8
                    EVENTS OF DEFAULT; REMEDIES

8.1  EVENTS OF DEFAULT.

     If any of the following conditions or events (``EVENTS OF DEFAULT'') shall occur:

     A. FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any installment of principal of any Loan, any reimbursement obligation in respect of a Letter of Credit or any Release Price when due, whether at stated maturity, by acceleration in accordance with the provisions of the applicable Loan Document, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure to pay interest or any other amount due under this Agreement (including any other amounts owed in respect of the Letters of Credit) within five days after the date due; or

     B. DEFAULT IN OTHER AGREEMENTS. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due any principal of or interest on any Indebtedness the aggregate principal amount of which is equal to or greater than $5,000,000 (other than Indebtedness referred to in subsection 8.1A, but including, without limitation, any Indebtedness included in the Pool B Obligations), in each case beyond the end of any grace period provided therefor (without extension); (ii) occurrence of any other event or condition (other than an event or condition expressly described in another paragraph or provision of this subsection 8.1) which, with the giving of notice or the lapse of time or both, with respect to (a) any Indebtedness the aggregate principal amount of which is equal to or greater than $5,000,000 (including, without limitation, any Indebtedness included in the Pool B Obligations) or any Contingent Obligation(s) the aggregate amount of which is equal to or greater than $5,000,000 or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), would cause, or would permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (upon the giving or receiving of notice, lapse of time, both, or otherwise) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, in each case beyond the end of any cure period therefor (without any extension thereof) or (iii) any principal amount of Indebtedness of any Loan Party or any of its Subsidiaries becoming or being declared due and payable prior to its stated maturity; or

     C. BREACH OF CERTAIN COVENANTS. Failure of CapStar or the Borrower to perform or comply with any term or condition contained in any of subsections 2.5, 6.3, 6.14, 6.15, 7.1, 7.2 (with respect to Liens voluntarily created, incurred, assumed or permitted to exist), 7.3, 7.4, 7.5, 7.6, 7.7, 7.11, 7.12, 7.13, 7.14, 7.15 and 7.20; or

     D. BREACH OF WARRANTY. Any representation, warranty, certification or other statement of any Loan Party or any of its Subsidiaries made in this Agreement or in any other Loan Document or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default and (ii) receipt by such Loan Party or such Subsidiary of notice from the Agent of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if such Loan Party or such Subsidiary, as applicable, is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless such Loan Party or such Subsidiary fails to cure such default within 90 days, after such Loan Party or such Subsidiary obtain knowledge or notice thereof, as the case may be; or

     E. INVALIDITY OF LOAN DOCUMENT; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS. At any time after the execution and delivery thereof, (i) any Loan Document (other than a Security Document) or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void; (ii) any Security Document or any material provision thereof shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Agent shall not have or shall cease to have a valid and perfected first priority Lien or security interest in any Collateral purported to be covered, in each case for any reason other than the failure of the Agent to take any action within its control; or (iii) any Loan Party shall contest in writing the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

     F. POOL A GROUND LEASES. (i) Failure by any Loan Party or any of its Subsidiaries to pay when due any monetary obligation contained in any Pool A Ground Lease, in each case beyond the end of any grace period provided therefor (without extension); (ii) occurrence of any other event or condition which, with the giving of notice or lapse of time or both, would cause, or would permit the landlord under any Pool A Ground Lease to cause, a cancellation or termination, as against any Loan Party or any of its Subsidiaries party thereto, of such Pool A Ground Lease, in each case beyond the end of any cure period therefor (without any extension);
(iii) election by any Loan Party or any of its Subsidiaries party to a Pool A Ground Lease to terminate such Pool A Ground Lease in accordance with the terms thereof or to reject such Pool A Ground Lease in any bankruptcy proceeding; or (iv) failure by any Loan Party or any of its Subsidiaries to permit the Agent and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning such Loan Party's or such Subsidiary's performance and observance of the terms, covenants and conditions of a Pool A Ground Lease; or

     G. POOL B OBLIGATIONS. (i) Failure by any Loan Party or any of its Subsidiaries to pay when due any monetary obligation contained in any
Pool B Document (other than the principal of or interest on any Indebtedness included in the Pool B Obligations, as the case may be), in each case beyond the end of any grace period provided therefor, in each case beyond the end of any cure period therefor (without any extension);
(ii) the occurrence of any event or condition which, with the giving of notice or lapse of time or both, would cause, or would permit the holder or holders of the related Pool B Obligation, as the case may be (including, without limitation, a landlord under any related Pool B Ground Lease), to cause, such Pool B Obligation to become or be declared due and payable (upon the giving or receiving of notice, lapse of time, both, or otherwise) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) failure by any Loan Party or any of its Subsidiaries to permit the Agent and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning such Loan Party's or such Subsidiary's performance and observance of the terms, covenants and conditions of the Pool B Documents; or

     H.   PROHIBITED  TRANSFERS.   Any  Loan  Party  attempts to assign its
rights under this Agreement or any other Loan Document or any interest herein or therein; or

     I. OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Loan Party or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than any such term in this Agreement or other Loan Document that is referred to in any other clause of this subsection 8.1 and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default or
(ii) receipt by such Loan Party or such Subsidiary of notice from the Agent of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and such default may reasonably be expected to be cured on or before the 90th day after such Loan Party or such Subsidiary obtains knowledge or notice thereof, and if and so long as such Loan Party or such Subsidiary is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless such Loan Party or such Subsidiary fails to cure such default before the 90th day after any Loan Party or any of its Subsidiaries obtains knowledge or notice thereof, as the case may be; or
     J. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     K. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) Any Loan Party or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; or
(ii) any Loan Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Loan Party or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     L. JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     M. DISSOLUTION. Any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     N. EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or (x) the accumulated benefit obligation (calculated using reasonable actuarial assumptions employed by the Borrower's actuary for funding purposes) individually for any Pension Plan, or in the aggregate for all Pension Plans, exceeds the assets of such Pension Plan or Pension Plans by more than $10,000,000 (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit obligations) (collectively, a ``MATERIAL PLAN'') and (y) any event occurs which could reasonably be expected to result in the termination of a Material Plan (other than a voluntary standard termination under Section 4041(b) of ERISA).

     O. MATERIAL ADVERSE EFFECT. Any event or change (including, without limitation, any event or condition expressly described in another paragraph or provision of this subsection 8.1) shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

     P. CHANGE IN CONTROL. (i) Paul W. Whetsell, any immediate family member of Mr. Whetsell and any trusts established by Mr. Whetsell for the benefit of Mr. Whetsell's immediate family members (PROVIDED that Mr. Whetsell or an immediate family member is the trustee of such trust and able to exercise voting rights in respect of the property of the trust) shall cease for any reason, other than his death, to maintain beneficial ownership (as defined under Section 13(d) of the Exchange Act) of, and an Attributable Economic Interest in, 200,000 shares of Common Stock in the aggregate at any time, of which not less than 100,000 shares shall be free of any Lien created or granted by Persons that are the record owners of such shares, PROVIDED that, without the prior approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, Mr. Whetsell shall not grant any Lien on any option to acquire common stock granted by any of the Loan Parties or shares of Common Stock of CapStar that may be issued upon the exercise thereof; (ii) any Person other than any of Acadia, its successors, its partners (individually or jointly) and other Affiliates, Mr. Whetsell, his immediate family members and the trusts referred to in the preceding clause (i), or any group (as defined under Section 13(d)(3) of the Exchange Act) consisting of members other than Acadia, its successors, its partners (individually or jointly) and other Affiliates, Mr. Whetsell, his immediate family members and the trusts referred to in the preceding clause (i), becomes the beneficial owner of more than 30% of the total voting power in the aggregate of all classes of Capital stock of CapStar normally entitled to vote in the election of directors; (iii) a majority of the board of directors of CapStar shall not consist of Persons who were members of such board of directors on the Closing Date or who were nominated for election or elected to such board of directors with the affirmative vote of at least a majority of the members of such board of directors who were members on the Closing Date or who were so nominated or elected; and (iv) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the Borrower's and its Subsidiaries' assets to any person or group (as defined under Section 13(d)(3) of the Exchange Act) other than to the Borrower or a Wholly Owned Subsidiary of the Borrower that is a Loan Party;

     Q. EMPLOYMENT OF PAUL W. WHETSELL. The Borrower shall cease to employ Paul W. Whetsell in a senior position except in the event of death or disability of Mr. Whetsell or the termination of his employment for cause;

     R. FRANCHISE AGREEMENTS. (i) Any Franchise Agreement with respect to a Pool A Property or any consent delivered by any franchisor under any such Franchise Agreement shall cease to be in full force and effect other than with the express consent of the Agent pursuant to subsection 6.20G to the extent required thereunder or (ii) any party thereto shall deny or disaffirm its obligations thereunder or shall deny or disaffirm its obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its party to be performed or observed pursuant thereto and any applicable cure period shall have expired, and in any such event the Borrower shall have failed to replace such Franchise Agreement within 60 days of such default (after the expiration of any such cure period) or disaffirmation with a franchise acceptable to the Agent, in its sole discretion;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.1J or 8.1K, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower and the obligations of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) during the continuance of any other Event of Default, the Agent may, in its sole discretion, by written notice to the Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

          Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          The occurrence of any condition or event may constitute an Event of Default (or a Potential Event of Default) under more than one provision of this subsection 8.1.

8.2  CERTAIN REMEDIES.

     A. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agent or the Lenders against the Borrower under this Agreement, the Notes, the Mortgages, the Security Documents or any of the other Loan Documents, or at law or in equity, may be exercised by the Agent, acting in its own sole discretion at any time and from time to time, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Property or all or any portion of the Mortgaged Property. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent in its sole discretion may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent or the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

     B. In the event of the foreclosure or other action by the Agent to enforce its remedies in connection with one or more of the Pool A Properties, the Ground Leases or any other Collateral or all or any portion of the Properties, whether such foreclosure (or other remedy) yields net proceeds in an amount less than, equal to or more than the Property Amount with respect to such Property, the Agent shall apply all net proceeds received to repay the Obligations, the Obligations shall be reduced to the extent of such net proceeds and the remaining portion of the Obligations shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by the Borrower that the Borrower is liable for the repayment of the Obligations and that any ``excess'' foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Agent on behalf of the Lenders pursuant to the Mortgages; PROVIDED, HOWEVER, that, if the Agent so elects, the Loans and the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by the Lenders with respect to any individual Property (or, in the event that the Agent on behalf of the Lenders is the purchaser of such Property by Credit Bid at a foreclosure sale, the Loans and the Notes shall be deemed to have been accelerated only at such time as the Agent subsequently disposes of such Property and then only to the extent of the amount of such Credit Bid) and applied in reduction of the Obligations in accordance with the provisions of this Agreement and the Notes, after payment by the Borrower of all transaction costs and expenses and costs of enforcement.

     C. It is intended that the Liens of the Mortgages shall each be construed and treated as a separate, distinct Lien for the purpose of securing the entire Obligations secured thereby and each Loan Party acknowledges and agrees that each Property is mortgaged and transferred to the Agent on behalf of the Lenders by a separate and distinct mortgage and security agreement, so that if it should at any time appear or be held that any Mortgage fails to mortgage, and transfer to the Agent on behalf of the Lenders a Lien upon and the title to any Property, or any part thereof, as against creditors of the Borrower other than the Lenders or otherwise, such failure shall not operate to affect in any way the transfer of the other Properties or Mortgaged Property or any part thereof to the Agent on behalf of the Lenders; but nothing contained herein or in the Mortgages shall be construed as requiring the Agent on behalf of the Lenders to resort to any Property for the satisfaction of the Obligations secured thereby in preference or priority to any other Mortgaged Property thereby conveyed, but the Agent, acting in its sole discretion may seek satisfaction out of all of the Mortgaged Property or any part thereof.

     D. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Agent is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Agent to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent under this Agreement and the Notes, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) the Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to subsection 8.1 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     E. During the continuance of an Event of Default, the Agent, in its sole discretion, shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes, and other documents evidencing the Borrower's Deposit Accounts, accounts receivable and other claims for payment of money (including Rents) arising in connection with the Properties, to give notice to the obligors thereunder of the Agent's interest therein, and to make direct collections on such Deposit Accounts, accounts receivable and claims.

     F. During the occurrence of an Event of Default and upon the occurrence and during the continuance of a default in the payment of any principal or interest of any Indebtedness owed or alleged to be owed by CapStar, the Borrower or any of their respective Subsidiaries, and following the initiation of any proceeding or the taking of any other action to collect the payment thereof by the Person entitled to such payment, the Agent may, in its sole discretion, advance either to such Person or to the Borrower, for payment to such Person, all or any portion of the amount of such payment, whether or not the existence of such obligation or amount thereof shall be disputed by the Borrower or such Subsidiary. Each such advance, to the extent not paid out of from funds of CapStar, the Borrower or any of their respective Subsidiaries, shall be deemed a Loan hereunder and shall be subject to the provisions of this Agreement.

     G. The rights, powers and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Agent or the Lenders may have against any Loan Party pursuant to this Agreement or the other Loan Documents executed by or with respect to such Loan Party, or existing at law or in equity or otherwise. The rights, powers and remedies of the Agent and the Lenders may be pursued singly, concurrently or otherwise, at such time and in such order as the Agent, acting in its own sole discretion, may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default or Potential Event of Default with respect to any Loan Party shall not be construed to be a waiver of any subsequent Event of Default or Potential Event of Default by such Loan Party or to impair any remedy, right or power consequent thereon.


                             SECTION 9
                           MISCELLANEOUS

9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

     A.   GENERAL.   Each  Lender  shall  have the right  at  any  time  to
(i) sell, assign, transfer or negotiate to any Eligible Assignee (PROVIDED that such Eligible Assignee complies with the requirements of subsection 2.7B(iii) as of the date it becomes a Lender hereunder, to the extent applicable), or (ii) sell to any Eligible Assignee participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED, HOWEVER, that
(w) no such sale, assignment, transfer or participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state, (y) no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Loan Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation, and (z) no such sale, assignment or transfer of an interest in the Loan Commitment of such Lender shall be made in an amount less than $5,000,000 (or, if less, the aggregate amount of the Commitment of such Lender). In the case of any assignment authorized under this subsection 9.1, (i) the Agent shall notify the Borrower of the effective date of such assignment, (ii) as of such effective date, the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it or assumed by it, as the case may be, shall have the rights and obligations of a Lender hereunder, (iii) the assigning Lender shall, to the extent that its rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement after the date of such assignment and (iv) if any such assignment occurs after the issuance of a Note with respect to the Commitment so assigned, the assigning Lender shall surrender its applicable Note and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, the assigning Lender substantially in the form of EXHIBIT I annexed hereto, with appropriate insertions. In the event of an assignment hereunder, the Commitments shall be modified to reflect the Commitments of such assignee. Except with respect to the portion of the Loans and Commitments assigned pursuant to this subsection 9.1, no Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or other Obligations owed to such Lender.

     B. PARTICIPATIONS. The Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.6, 2.7, and 9.5,
(i) any participation will give rise to a direct obligation of the Borrower to the participant and (ii) the participant shall be considered to be a ``Lender''.

     C. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans and the other Obligations owed to such Lender to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

     D. INFORMATION. Each Lender may furnish any information concerning the Borrower and its Subsidiaries in the possession of that Lender from time to time to prospective assignees and participants who agree to be bound by the provisions of subsection 9.24.

9.2  EXPENSES.

     Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all the costs of furnishing all opinions of counsel for the Borrower and the other Loan Parties (including any opinions reasonably requested by the Agent) as to any legal matters arising hereunder and of each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan
Documents including with respect to confirming compliance with environmental, insurance and solvency requirements and with respect to the Security Documents and the Liens created pursuant thereto; (ii) all the actual costs and expenses of creating, perfecting and maintaining Liens in favor of the Agent for the benefit of the Lenders pursuant to any Loan Document, including filing and recording fees and expenses, mortgage recording taxes, intangible taxes and transfer and stamp taxes, title searches, title insurance premiums, UCC search and filing charges and expenses (including charges and expenses for UCC searches evidencing the proper filing, recording and indexing of UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, and copies of all such other financing statements); (iii) all reasonable out-of-pocket costs and expenses incurred by the Agent (including the reasonable fees, expenses and disbursements of any auditors, accountants, architects, engineers or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Agent or its counsel) in connection with performing due diligence, including obtaining and reviewing any Appraisals, any environmental audits or reports, market surveys, title reports, surveys and similar information;
(iv) all reasonable out-of-pocket fees, expenses and disbursements of counsel for the Agent and its Affiliates (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and syndication of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (v) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (a) the negotiation, preparation and execution of the Loan Documents, the syndication of the Commitments and Loans and due diligence, (b) any consents, amendments or waivers of or other modifications to any of the Loan Documents, (c) any Acquisition, Transfer or release of any Property or other Collateral or any proposal with respect to any of the foregoing, (d) the custody or preservation of any of the Collateral and (e) the preparation, delivery or review of other documents or matters requested by any Loan Party, including, without limitation, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals (but only to the extent required to be paid by the Borrower pursuant to subsection 6.6B), title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a ``work-out'' or pursuant to any insolvency or bankruptcy proceedings. Except as expressly provided to the contrary in this Agreement or any other Loan Document, costs or expenses that are payable by the Borrower after the Closing Date shall be payable by the Borrower within five Business Days after the Borrower's receipt of written demand from the Agent to pay same, accompanied by documentation in reasonable detail sufficient to verify the nature and amount.

9.3  INDEMNITY.

     A. INDEMNITY. In addition to the payment of expenses as required by subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify and hold harmless the Agent, Lenders and Bankers and their respective Affiliates and Persons deemed to be ``controlling persons'' thereof within the meaning of the Securities Act or the Exchange Act and the respective directors, officers, employees, agents, attorneys and representatives of the foregoing (collectively, ``INDEMNIFIED PERSONS'' and individually, an ``INDEMNIFIED PERSON''), to the full extent lawful, from and against any and all losses, claims, damages, liabilities, costs and expenses or other obligations of any kind or nature whatsoever incurred by each such Indemnified Person (including fees, charges and disbursements of counsel and the allocated costs and expenses of internal counsel for such Indemnified Person) which are related to, arise out of or result from (a) any untrue statements or alleged untrue statements or omissions or alleged omissions to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case made or, to the extent contemplated by the Loan Documents, to be made, by or on behalf of any Loan Party or any of its Affiliates, (x) in the representations and warranties of the Loan Parties contained in the Loan Documents, (y) in or pursuant to the Original Financing Letter, the Loan Documents or the Related Documents or (z) otherwise in connection with the Original Financing Letter, the Loan Documents or the Related Documents,
(b) information provided by or on behalf of any Loan Party or any of their Affiliates for use in connection with any syndication, assignment or participation of any portion of the Commitments, the Loans, the Notes, the other Loan Documents or the Obligations, or in connection with the Original Financing Letter, any Loan Document or any Related Document or any transactions contemplated hereby or thereby, (c) the transactions contemplated by the Loan Documents (including the Lenders' agreements to make the Loans or the use or intended use of the proceeds thereof) or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Affiliate Guaranty), (d) any actions taken or omitted to be taken by an Indemnified Person with the consent of the Borrower or in conformity with the instructions of the Borrower, or (e) any other transactions contemplated by the Original Financing Letter, the Loan Documents or the Related Documents, and the Borrower will reimburse each Indemnified Person for all reasonable costs and expenses, including fees and disbursements of both outside and internal counsel for such Indemnified Person, as they are incurred, in connection with investigating, preparing for, or defending any formal or informal claim, action, suit, investigation, inquiry or other proceeding, whether or not in connection with pending or threatening litigation, caused by or arising out of or in connection with the foregoing, whether or not such Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Borrower shall not, however, be responsible for any losses, claims, damages, liabilities, costs or expenses pursuant to clauses (c), (d) or (e) of the preceding sentence which have resulted from the bad faith or recklessness of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction. Neither the Agent nor any other Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any of the Loan Parties and their respective Affiliates or any director, officer, employee, agent or representative of any of the foregoing, or any other person, for or in connection with the foregoing, or otherwise arising out of or in any way relating to the matters contemplated by the Original Financing Letter, the Loan Documents, the Related Documents or any commitment to lend except for such liability for losses, claims, damages, liabilities, costs or expenses of any Indemnified Person pursuant to clauses (c), (d) or (e) of the preceding sentence to the extent they are determined to have resulted from the bad faith or recklessness of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction and in no event shall the Agent or any other Indemnified Person be responsible for or liable to any of the Loan Parties or any of their respective Affiliates or any other Person for consequential, punitive or exemplary damages. The Borrower further agrees that the Loan Parties shall not, nor shall they permit their respective Subsidiaries to, without the prior written consent of the Agent and Bankers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation, inquiry or other proceeding in respect of which indemnification is actually sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Agent and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, investigation, inquiry or other proceeding.

     B. PROCEDURE. If any action, suit, investigation, inquiry or other proceeding is commenced, as to which an Indemnified Person proposes to demand indemnification hereunder, such Indemnified Person shall notify the Borrower with reasonable promptness; PROVIDED, HOWEVER, that any failure by such Indemnified Person to notify the Borrower shall not relieve the Borrower or any of its Affiliates from its obligations hereunder (except to the extent that the Borrower or such Affiliate is prejudiced by such failure to so promptly notify). The Borrower shall be entitled to assume the defense of any such action, suit, investigation, inquiry or other proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable fees and expenses incurred in connection therewith. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation, inquiry or other proceeding, or to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower shall have failed promptly upon written demand therefor to assume the defense of such action, suit, investigation, inquiry or other proceeding, and employ counsel reasonably satisfactory to the Indemnified Person in connection therewith or (iii) such Indemnified Person shall have been advised by counsel that there exists actual or potential conflicting interests between the Borrower and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the Borrower, in which case, if such Indemnified Person notifies the Borrower in writing that it elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person; PROVIDED, however, that the Borrower shall not, in connection with any one such action, suit, investigation, inquiry or other proceeding or separate but substantially similar or related actions, suits, investigations, inquiries or other proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons (in addition to local counsel), which firm shall be designated in writing by the Agent.

     C. CONTRIBUTION. In order to provide for just and equitable contribution with respect to matters subject to subsection 9.3A, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to subsection 9.3A, for the reasons specified in the second sentence of subsection 9.3A), even though the express provisions hereof provide for indemnification in such case, or is insufficient to hold an Indemnified Party harmless, then the Borrower, on the one hand, and the Agent, the Lenders or Bankers, on the other hand, shall contribute to such loss, claim, damage, liability, cost or expense for which such indemnification or reimbursement is held unavailable or is insufficient in such proportion as is appropriate to reflect the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent, Lenders or Bankers, on the other hand, in connection with the transactions described in the Original Financing Letter, the Loan Documents and the Related Documents, as well as any other equitable considerations. The parties agree that for the purpose of this subsection 9.3C, the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent, Lenders and Bankers, on the other hand, shall be deemed to be in the same proportion as the proceeds received or to be received by the Loan Parties from the Loan Documents bears to the fees paid or to be paid to the Agent, Lenders and Bankers under the Loan Documents. Notwithstanding the foregoing, the Agent, Lenders and Bankers shall not be required to contribute under this subsection 9.3C any amount in excess of the amount of fees actually received by the Agent, Lenders and Bankers, respectively, in respect of the Loan Documents. The Borrower, Agent, Bankers and the Lenders agree that it would not be just and equitable if contribution pursuant to this subsection 9.3C were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this subsection 9.3C.

     D. NO LIMITATION. The foregoing rights to indemnity and contribution shall be in addition to any rights that any Indemnified Person and Loan Parties may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the transactions contemplated by the Original Financing Letter, the Loan Documents and the Related Documents. In no event shall the Agent, the
Lenders, or Bankers be responsible or liable to any person for consequential damages which may be alleged as a result of the Original Financing Letter, the Loan Documents and the Related Documents or any transaction contemplated thereby.

     E. INDEPENDENCE OF INDEMNITY; NO ENLARGEMENT. The Borrower acknowledges and agrees that the provisions of this subsection 9.3 are separate from and in addition to the provisions contained in the Original Financing Letter and contained in the Environmental Indemnity. The provisions of this subsection 9.3 shall not enlarge or vary the obligations of the Borrower under subsections 2.6D and 2.7.

9.4  NO JOINT VENTURE OR PARTNERSHIP.

     The Lenders, CapStar and the Borrower acknowledge and agree that the relationship created hereunder or under the other Loan Documents is that of creditor/debtor. Each of CapStar and the Borrower acknowledges and agrees that (a) the Borrower, through its partners and employees, is a knowledgeable and sophisticated business practitioner with particular expertise and broad experience in the area of hotel acquisition, finance and management; (b) the Lenders individually and collectively, do not owe, and have expressly disclaimed, any fiduciary or special obligation to the Borrower and/or any of the Borrower's partners, agents, or representatives; and (c) nothing contained in this Agreement or any other Loan Document shall affect the relationship between the Lenders and the Borrower as that of creditor/debtor hereunder and under the other Loan Documents. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower, any other Loan Party or Subsidiary thereof and the Lenders nor to grant the Agent or the Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.

9.5  RATABLE SHARING.

     The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the ``AGGREGATE AMOUNTS DUE'' to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED, HOWEVER, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6  AMENDMENTS AND WAIVERS.

     No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

9.7  INDEPENDENCE OF COVENANTS.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8  NOTICES.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service or upon receipt of the telefacsimile, as the case may be. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Borrower and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and
(ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

9.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     A. Except as provided in subsection 9.9B below, all representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder and shall terminate upon indefeasible payment in full of the Obligations and the expiration or termination of all Commitments and Letters of Credit, notwithstanding anything in this Agreement or implied by law to the contrary.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in subsections 2.6, 2.7, 3.5A, 3.6, 5.2G (to the extent it incorporates the Environmental Indemnity), 6.8 (to the extent it incorporates the Environmental Indemnity), 9.2, 9.3 and 9.5 shall survive the payment in full of the Obligations, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

9.10 AGENT'S DISCRETION; SUCCESSOR AGENTS.

     Whenever pursuant to this Agreement or any other Loan Document the Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Agent, the decision of the Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Agent. The Borrower acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, certain decisions to be made by the Agent under, or amendments, supplements or other modification to, this Agreement may be subject to or determined by the further decision by the Lenders or a percentage of the Lenders. The Borrower acknowledges that, in the event of the resignation or removal of Bankers or a successor Agent hereunder, a successor Agent may be appointed by the Lenders and agrees that such successor Agent shall succeed to all of the rights and duties of the Agent under the Loan Documents but shall not be liable for any breach of any Loan Document by any predecessor Agent.

9.11 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF THE LENDERS' RIGHTS.

     The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.12 REMEDIES OF THE BORROWER.

     In the event that a claim or adjudication is made that the Agent or any Lender or their respective agents has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Notes, the Mortgages or the other Loan Documents, the Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, the Borrower agrees that none of the Agent, such Lender or such agents, shall be liable for any monetary damages, and the Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgement. The parties hereto agree that any action or proceeding to determine whether the Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

9.13 MARSHALLING; PAYMENTS SET ASIDE.

     Neither the Agent nor any Lenders shall be under any obligation to marshal any assets in favor of the Borrower, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower or any other Loan Party makes a payment or payments to the Lenders or the Agent (or to the Agent for the benefit of the Lenders), or the Agent or the Lenders enforce any security interests or the Agent exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause of action, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.14 MAXIMUM AMOUNT.

     A. It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the indebtedness of the Borrower to the Lenders, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the ``MAXIMUM AMOUNT''). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Borrower or any endorser of the Notes and the Lenders.

     B. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i) and shall be so applied in accordance with subsection 2.4 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

9.15 SEVERABILITY.

     In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction or under any set of circumstances, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or under any other set of circumstances, shall not in any way be affected or impaired thereby.

9.16 HEADINGS.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.17 APPLICABLE LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.18 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Agent and the Lenders (it being understood that the Lenders' rights of assignment are subject to subsection 9.1). Neither CapStar's and the Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by CapStar or the Borrower, as the case may be.

9.19 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER OR CAPSTAR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE BORROWER AND CAPSTAR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I)  ACCEPTS  GENERALLY   AND  UNCONDITIONALLY  THE  NONEXCLUSIVE
JURISDICTION AND VENUE OF SUCH COURTS;

         (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

        (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;

         (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT THE AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER OR CAPSTAR IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.19 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
     SECTION 5-1402 OR OTHERWISE.

9.20 WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and the other Loan Documents, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.21 COUNTERPARTS; EFFECTIVENESS.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.22 MATERIAL INDUCEMENT.

     Each of the Borrower and CapStar acknowledges that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents, including its covenants and agreements to pay Release Prices, are material inducements to the Lenders to enter into this Agreement and to make the Loans and issue the Letters of Credit, that the Lenders have already relied on such representations, warranties, covenants and agreements in entering into this Agreement and agreeing to make the Loans (notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lenders), and that the Lenders will continue to rely on such representations, warranties, covenants and agreements in their future dealings with the Borrower. The Borrower understands that the Release Prices are designed to afford to the Lenders a predictable return on their investment in the Loans, that the Release Prices will be required to be paid by the Borrower in connection with voluntary and involuntary prepayments of the principal amount of the Loans and reductions in the Commitments to the extent provided in this Agreement and that the payment of the Release Prices in connection with involuntary prepayments beyond the Borrower's control (such as upon the occurrence of a casualty or a Taking) may be required. The Borrower agrees that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents, including its covenants and agreements to pay Release Prices, are reasonable in purpose and scope. The Borrower represents and warrants that it has reviewed this Agreement and the other Loan Documents with its legal counsel and that it knowingly and voluntarily is entering into this Agreement and the other Loan Documents following consultation with legal counsel.

9.23 ENTIRE AGREEMENT.

     This Agreement is evidence of the indebtedness incurred pursuant hereto and, taken together with all of the other Loan Documents and all certificates and other documents delivered to the Agent and the Lenders hereunder and thereunder, embodies the entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof. This Agreement and the other Loan Documents constitute the final expression of the agreement between the parties hereto and this Agreement and such other Loan Document may not be contradicted by evidence of any alleged oral agreement.

9.24 CONFIDENTIALITY.

     Each Lender and the Agent, severally and not jointly, agrees to exercise commercially reasonable efforts (i) to keep any non-public information delivered or made available to such Lender or the Agent pursuant to the Loan Documents, which any Loan Party or its authorized representative has identified as confidential information, confidential from any Person other than Persons employed by or retained by such Lender or the Agent or their respective Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, Letters of Credit and other extensions of credit or Obligations hereunder and (ii) to advise its employees who receive such information that engaging in securities transactions involving the Common Stock while in the possession of such non-public information may violate applicable securities laws; PROVIDED that nothing herein shall prevent any Lender or the Agent from disclosing such information to any bona fide Eligible Assignee, transferee or Eligible Participant that has agreed to be bound by the provisions of this subsection 9.24 in connection with the contemplated assignment or transfer of any Commitments, Loans, Letters of Credit or other extensions of credit or Obligations hereunder or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with the exercise of any remedy under the Loan Documents.

           [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          BORROWER:

                    CAPSTAR MANAGEMENT COMPANY, L.P.

                    By:  CAPSTAR HOTEL COMPANY,
                         its general partner


                         By:
                              Name:
                              Title:


                    Notice Address:

                         CapStar Management Company, L.P.
                         1010 Wisconsin Avenue, N.W. - Suite 650
                         Washington, D.C.  20007
                         Attention: __________


          GUARANTOR:

                    CAPSTAR HOTEL COMPANY




                    By:
                         Name:
                         Title:


                    Notice Address:

                         CapStar Hotel Company
                         1010 Wisconsin Avenue, N.W. - Suite 650
                         Washington, D.C.  20007
                         Attention: __________

          AGENT:

                    BANKERS TRUST COMPANY,
                    as Agent

                    By:
                         Name:
                         Title:


                    Notice Address:

                         Bankers Trust Company
                         280 Park Avenue, 23W
                         New York, New York 10017
                         Attention:  Garrett Thelander



          LENDERS:

                    BANKERS TRUST COMPANY,
                    as a Lender

                    By:
                         Name:
                         Title:


                    Notice Address:

                         Bankers Trust Company
                         280 Park Avenue, 23W
                         New York, New York 10017
                         Attention:  Garrett Thelander


                                S-2